SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             VINA Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total fee paid:

          ----------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:

         -----------------------------------------------------------------------
    2)   Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
    3)   Filing Party:

         -----------------------------------------------------------------------
    4)   Date Filed: _____________, 2001

                             VINA TECHNOLOGIES, INC.
                               39745 EUREKA DRIVE
                            NEWARK, CALIFORNIA 94560
                                                               November 21, 2001
Dear Stockholder:

     You are cordially invited to attend a special meeting of the stockholders of VINA Technologies, Inc., that will be held on December 17, 2001 at 2:00 p.m., Pacific Time, at VINA's offices at 39745 Eureka Drive, Newark, California 94560.

     The formal notice of the Special Meeting and the Proxy Statement have been made a part of this invitation.

     At the Special Meeting you will be asked to vote to approve matters relating to two recent important developments which we believe will help VINA Technologies, Inc. through the difficult times currently facing the financial markets and telecommunications industry in particular.

     On October 17, 2001 and on October 19, 2001, we entered into securities purchase agreements with private investors, including members of our executive team and their affiliates, to invest up to approximately $17.18 million in VINA Technologies in a private placement of our common stock and warrants to purchase shares of our common stock.

     The October 17, 2001 Securities Purchase Agreement will close in two stages. The first stage, involving the sale of 5,619,037 shares of common stock and warrants to purchase 1,795,283 shares of common stock, closed on October 19, 2001, with VINA receiving gross proceeds of $3,590,564. The shares and shares issuable upon exercise of the warrants sold in the first closing represented approximately 19.9% of our outstanding shares of common stock as of October 15, 2001. The second closing of the October 17, 2001 Securities Purchase Agreement and the closing of the October 19, 2001 Securities Purchase Agreement are subject to obtaining stockholder approval of the issuance at the Special Meeting and compliance with the other terms and conditions of the October 17 and 19 Securities Purchase Agreements. The purchase price of the shares of common stock issued and to be issued under the October 17, 2001 Securities Purchase Agreement is $.639 per share. The purchase price of the shares to be issued under the October 19, 2001 Securities Purchase Agreement is $.656 per share. The purchase price for the shares represents the average of the closing sales price of our common stock on the two trading days ended one full trading day prior to the time of execution of each of the securities purchase agreements. The warrants issued pursuant to both securities purchase agreements have an exercise price of $1.00 per share. We plan to sell up to 19,701,778 shares and warrants to purchase 6,294,717 shares of common stock, resulting in gross proceeds to VINA of $12,589,436, in the second closing of the October 17, 2001 Securities Purchase Agreement. At the same time, we plan to close the October 19, 2001 Securities Purchase Agreement in which we plan to issue 1,524,390 shares of common stock and warrants to purchase 500,000 shares of common stock, resulting in gross proceeds to VINA of $1.0 million.

     The Board of Directors has carefully considered the terms and conditions of the private placements and has determined that the terms are fair to, and in the best interests of, our stockholders, and has approved the sale and issuance of shares of our common stock and warrants to purchase shares of common stock as described in Proposal 1 of the accompanying Proxy Statement. Steven M. Bauman, Jeffrey M. Drazan and W. Michael West, members of our Board of Directors, abstained in the vote to approve these private placements as a result of their or their affiliates' purchase of our securities in the private placements.

     On October 17, 2001,  we entered  into an  Agreement  and Plan of Merger to acquire MOS Acquisition Corporation. MOS Acquisition was formed solely to purchase assets from Metrobility Optical Systems, Inc., which recently declared voluntary bankruptcy. The sale of the assets to MOS Acquisition is dependent upon bankruptcy court approval, as well as satisfaction of other conditions. If the bankruptcy court does not approve the purchase of the assets by MOS Acquisition, then VINA Technologies will not acquire MOS Acquisition. The assets consist of all of the assets and technology currently used by Metrobility in connection with its development of optical concentration products. MOS Acquisition is owned by Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC. These Sierra Ventures entities, affiliates of a member of our Board of Directors, Mr. Jeffrey M. Drazan, are both substantial stockholders and secured creditors of Metrobility. Until recently, Mr. Drazan was a director of Metrobility.

     The Sierra Ventures entities have agreed to purchase the assets and technology for consideration that consists, in part, of the forgiveness of $2.0 million of Metrobility's secured debt held by these entities, if, immediately following the purchase, VINA Technologies acquires MOS Acquisition in a merger. Pursuant to the merger, assuming we obtain stockholder approval before the closing occurs, we will issue to the Sierra Ventures entities 2,217,527 shares of our common stock. If the merger closes before we obtain stockholder approval for the issuance of the shares, we will issue promissory notes in the aggregate principal amount of $2.0 million with an interest rate of 6% per year. These notes will convert automatically into 2,217,527 shares of common stock upon stockholder approval of the issuance of the shares. If our stockholders do not approve the issuance of the shares, the principal amount and all interest on the promissory notes will be due and payable one year from the date we issue the notes.

     Following the closing of the private placements described above and the issuance of the shares to the Sierra Ventures entities pursuant to the merger, Sierra Ventures and its affiliates will beneficially own approximately 53.4% of our outstanding shares of common stock. In connection with the private placements and the merger, the Sierra Ventures affiliated entities which own shares of our common stock and Mr. Jeffrey M. Drazan, a member of our Board of Directors and a general partner of or member of various Sierra Ventures entities, executed a stockholders' agreement restricting their voting of shares beneficially owned by them in excess of 35% of the voting power of VINA common stock until October 19, 2011.

     The Nasdaq Marketplace Rules require stockholder approval of both the issuance of the remaining shares of common stock in the private placements and the issuance of shares of common stock in connection with the merger or upon conversion of the notes to be issued in the merger.

     Because of Mr. Drazan's interest in both Metrobility and VINA Technologies, we have formed a special committee of our Board of Directors made up of independent directors to review the terms and conditions of the agreement and plan of merger and the transactions contemplated thereby. Mr. Drazan is not a member of this special committee. The special committee has engaged Thomas Weisel Partners LLC to render an opinion on the fairness from a financial point of view of the consideration to be paid to the Sierra Ventures entities in the merger, pursuant to which VINA Technologies will acquire the optical concentration assets and technology of Metrobility Optical Systems. The special committee of the Board of Directors has carefully considered the terms and conditions of the agreement and plan of merger and the transactions contemplated thereby and has determined that they are advisable and in the best interests of the stockholders. The special committee accordingly has approved the agreement and plan of merger and the issuance of the shares of common stock or promissory notes which may be converted into shares of common stock as contemplated by the agreement and plan of merger described in Proposal 2 of the accompanying Proxy Statement.

     After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE SPECIAL MEETING IN PERSON.

     The Board of Directors and management look forward to seeing you at the meeting.


                                        Sincerely yours,


                                        /s/ STEVEN M. BAUMAN
                                        ----------------------------------------
                                        STEVEN M. BAUMAN
                                        President and Chief Executive Officer

                             VINA TECHNOLOGIES, INC.

                             ----------------------
                    Notice of Special Meeting of Stockholders
                          To be held December 17, 2001
                             ----------------------

To the Stockholders of VINA Technologies:

     A Special Meeting of Stockholders of VINA Technologies, Inc., a Delaware corporation, will be held at VINA's offices at 39745 Eureka Drive, California 94560 on December 17, 2001 at 2:00 p.m., Pacific Time, for the following purposes:

     1. To approve the issuance and sale of up to an aggregate of 21,226,168 shares of our common stock and warrants to purchase 6,794,617 shares of common stock pursuant to securities purchase agreements as described in the accompanying Proxy Statement.

     2. To approve the issuance of an aggregate of 2,217,527 shares of our common stock to Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC either upon the effectiveness of, or pursuant to the conversion of the promissory notes issued in connection with, the merger of MOS Acquisition
Corporation  with  and  into  VINA,  as  described  in  the  accompanying  Proxy
Statement.

     Only stockholders of record at the close of business on November 13, 2001 are entitled to notice of and to vote at the Special Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Special Meeting will be available during normal business hours at the Secretary's office, 39745 Eureka Drive, Newark, California 94560, for ten days before the meeting.

     It is important that your shares be represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.


                                     By Order of the Board of Directors


                                     /s/ STANLEY E. KAZMIERCZAK
                                     -------------------------------------------
                                     STANLEY E. KAZMIERCZAK
                                     Vice President, Finance and Administration,
                                     Chief Financial Officer and Secretary
November 21, 2001

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Proxy Statement................................................................1

Questions and Answers..........................................................2

Proposal 1 - Sale and Issuance of VINA's Common Stock Upon the Terms
               and Conditions Set Forth in the Securities
               Purchase Agreements.............................................4
             Summary of Private Placements.....................................4
             Why We Need Stockholder Approval..................................4
             Background of the Transaction.....................................5
             The Initial Closing under the October 17 Agreement................6
             The Second Closing under the October 17 Agreement and the
               Closing under the October 19 Agreement..........................6
             Summary of the Terms of the Agreements............................7
             Reasons for Issuance.............................................11
             Impact of the Issuance on Existing Stockholders..................12
             Interests of Certain Persons.....................................12
             Dissenters' Rights...............................................13
             Vote Required....................................................13
             Recommendation of the Board of Directors.........................13

Proposal 2 - Issuance of VINA's Common Stock upon the Terms and Conditions
               Set Forth in the Agreement and Plan of Merger or upon the
               Conversion of the Subordinated Promissory Notes................14
             Summary of Issuance of Shares pursuant to the Merger and
               Related Transactions...........................................14
             Why We Need Stockholder Approval.................................15
             Background of the Transaction....................................15
             Summary of the Terms of the Agreements...........................17
             Opinion of Thomas Weisel Partners LLC............................23
             Impact of the Issuance on Existing Stockholders..................31
             Interests of Certain Persons.....................................31
             Dissenters' Rights...............................................32
             Vote Required....................................................32
             Recommendation of the Board of Directors.........................32

Security Ownership of Certain Beneficial Owners and Management................33

Financial Information and Financial Statements................................37

Other Matters.................................................................88

Stockholder Proposals for the 2002 Annual Meeting.............................88

ANNEXES

     Annex A - October 17, 2001 Securities Purchase Agreement

     Annex B-1 - Form of Warrant

     Annex B-2 - Form of BayStar Capital Warrant

     Annex C - Stockholders' Agreement

     Annex D - Agreement and Plan of Merger

     Annex E - Asset Purchase Agreement

     Annex F - Opinion of Thomas Weisel Partners LLC

                             VINA Technologies, Inc.
                               39745 Eureka Drive
                            Newark, California 94560

                              ---------------------
                                 PROXY STATEMENT
                              ---------------------

                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 17, 2001

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of VINA Technologies, Inc., a Delaware corporation ("VINA"), of proxies in the accompanying form to be used at the Special Meeting of Stockholders of VINA to be held at VINA's offices at 39745 Eureka Drive, Newark, California 94560, on December 17, 2001 at 2:00 p.m., Pacific Time, and any postponement or adjournment thereof (the "Special Meeting"). The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Special Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of VINA a written revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. On the matters coming before the Special Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted "FOR" approval of Proposals 1 and 2 referred to in the Notice of Special Meeting and described in this Proxy Statement.

     Stockholders of record at the close of business on November 13, 2001 (the "Record Date") are entitled to vote at the Special Meeting. As of the close of business on that date, VINA had 42,591,966 shares of common stock, $.0001 par value, outstanding, which constitute the only outstanding class of our voting securities. The presence in person or by proxy of the holders of a majority of VINA's outstanding shares constitutes a quorum for the transaction of business at the Special Meeting. Each holder of common stock is entitled to one vote for each share held as of the Record Date.

     The proposals submitted for stockholder approval at the Special Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

     The expense of printing, mailing proxy materials and solicitation of proxies will be borne by VINA. VINA will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the common stock.

     This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about November 21, 2001.

                                    IMPORTANT
--------------------------------------------------------------------------------
Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether or not you intend to be present at the Special Meeting, your shares can be voted. This will not limit your rights to attend or vote at the Special Meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.
--------------------------------------------------------------------------------

                              QUESTIONS AND ANSWERS

     Although we encourage you to read the enclosed Proxy Statement in its entirety, we include this Question and Answer section to provide some background information and brief answers to several questions you might have about the enclosed proposals. In this Proxy Statement, we refer to VINA Technologies, Inc., as "VINA Technologies," "VINA," "the Company," "we," "our" and "us."

Q. What proposals are stockholders being asked to consider at the upcoming special meeting?

A. We are seeking approval of two proposals. The first proposal relates to the issuance of shares of our common stock and warrants to purchase shares of our common stock in two private placements for an aggregate consideration of $17.18 million pursuant to securities purchase agreements VINA entered into on October 17, 2001 and October 19, 2001. In the first stage of the private placements, we sold 5,619,037 shares and warrants to purchase 1,795,283 shares to investors, resulting in gross proceeds to VINA of $3,590,564. In Proposal 1, we are seeking approval for the additional issuance and sale of up to an aggregate of 21,226,168 shares of common stock and warrants to purchase 6,794,617 shares of common stock. In
     Proposal 2, we are seeking approval of the issuance of an aggregate of 2,217,527 shares of common stock, either directly or upon conversion of promissory notes, to Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC pursuant to the merger of MOS Acquisition Corporation with and into VINA.

Q.   Why is VINA seeking stockholder approval for these proposals?

A. As a result of the Nasdaq Marketplace Rules, the terms of the securities purchase agreements and merger agreement require that we obtain stockholder approval for each of these proposals before we may issue any more shares of our common stock.

          We are subject to the Nasdaq Marketplace Rules because our common stock is listed on the Nasdaq National Market. One of those rules requires stockholder approval for any issuance of stock at a price less than the greater of the book or the market value of our common stock, where the amount of stock being issued exceeds 20% or more of the company's total common shares outstanding or voting power before the issuance. The issuance of the shares and warrants will exceed 20%, and the per share price of our shares in the private placements, while based on prevailing market prices, is less than our book value per share. Another of these rules requires stockholder approval for the issuance of common stock in connection with the acquisition of another company when a director of the issuing company or a substantial stockholder of the issuing company has a 5% or greater interest, directly or indirectly, in the company being acquired or in the consideration to be paid in the acquisition. Mr. Jeffrey M. Drazan, a member of our Board of Directors, will become the beneficial owner of shares issued pursuant to the merger or upon conversion of the promissory notes issued pursuant to the merger. Further, Mr. Drazan and other partners and members of the Sierra Ventures entities, together with Sierra Ventures' affiliated entities, currently hold approximately 39.4% of VINA's issued and outstanding common stock. Therefore, stockholder approval is required to issue the shares in the merger to these affiliated entities, or issue the shares upon the conversion of the promissory notes.

Q.   Why is my vote important?

A. Your vote is important because in order to be approved, each proposal must receive the affirmative vote of a majority of shares present or represented by proxy at the meeting to pass. For purposes of Proposal 1, shares sold in the initial closing of the private placements will not be counted. Unless a majority of the shares outstanding as of the record date are present or represented by proxy at the meeting, we will not have a quorum and we will be unable to transact any business at the Special Meeting. In that event, the proposals will not be approved.

Q.   What happens if these proposals are approved?

A. If Proposal 1 is approved, then, subject to compliance with the terms and conditions of the securities purchase agreements, we will sell up to an aggregate of 21,226,618 shares of common stock and warrants to purchase 6,794,617 shares, resulting in gross proceeds to VINA of $13,589,436.

          If Proposal 2 is approved prior to the consummation of the merger, we will issue 2,217,527 shares of common stock to the former stockholders of MOS Acquisition as consideration for the merger subject to compliance with the terms and conditions of the merger agreement. If Proposal 2 is approved following the consummation of the merger, the $2.0 million of promissory notes that we will issue as consideration to the former stockholders of MOS Acquisition will be converted into 2,217,527 shares of common stock, relieving us permanently of our obligation to repay the $2.0 million principal amount and interest of the promissory notes.

Q.   What if these proposals are not approved?

A. If Proposal 1 is not approved, we will not be able to complete the remainder of the private placements and will not be able to raise the additional $13,589,436 in financing. If Proposal 2 does not receive stockholder approval, the merger would still be consummated subject to compliance with the terms and conditions of the merger agreement. The promissory notes issued in the merger will be due and payable with accrued interest one year from the effective date of the merger. The transactions contemplated by Proposals 1 and 2 are independent and are not conditioned upon each other.

Q.   What do I need to do now?

A. After carefully reading and considering the information contained in this document, please indicate on your proxy how you want to vote and mail your signed and dated proxy in the enclosed return envelope as soon as possible.

Q.   What do I do if I want to change my vote?

A. Just send in a later-dated, signed proxy or letter revoking your proxy to the person listed below before the Special Meeting or attend the Special Meeting in person and vote.

Q. If my shares are held in "street name" by my broker, will my broker vote my shares for me without my instructions?

A. No. You should instruct your broker to vote your shares, following the directions provided by your broker. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

Q.   What if I plan to attend the Special Meeting in person?

A.   We recommend that you send in your proxy in any event.

Q.   Who can help answer your questions?

A. VINA stockholders who have more questions about either of the Proposals should contact:

                                    Secretary
                             VINA Technologies, Inc.
                               39745 Eureka Drive
                            Newark, California 94560
                                 (510) 492-0800

                                   PROPOSAL 1

                    SALE AND ISSUANCE OF VINA'S COMMON STOCK
       UPON THE TERMS AND CONDITIONS SET FORTH IN THE SECURITIES PURCHASE
                     AGREEMENTS DESCRIBED IN THIS PROPOSAL 1

Summary of Private Placements

     VINA's Board of Directors has approved the terms of two private placements of shares of common stock and warrants to purchase common stock. On October 17, 2001, VINA entered into a securities purchase agreement, referred to in this proxy statement as the October 17 Agreement, to sell up to 25,320,815 shares of common stock and warrants to purchase 8,090,000 shares of common stock for an aggregate purchase price of $16,180,000 in a two-stage private placement. On October 17, 2001, the investors deposited the full amount of their respective purchase prices for the shares and warrants into escrow. The funds will be released, without interest, to VINA in exchange for the shares and warrants at each closing of the October 17 Agreement.

     The first stage of the October 17 Agreement, involving the sale of 5,619,037 shares and warrants to purchase 1,795,283 shares, closed on October 19, 2001, with VINA receiving gross proceeds of $3,590,564. The second closing is subject to obtaining stockholder approval at the Special Meeting and compliance with the other terms and conditions of the October 17 Agreement. The purchase price of the shares of common stock issued and to be issued under the October 17 Agreement is $.639 per share, representing the average closing price of shares of VINA common stock during the ten trading days ending October 15, 2001. The purchase price for the shares of common stock issuable upon exercise of the warrants is $1.00 per share.

     On October 19, 2001, VINA entered into a separate securities purchase agreement, referred to in this proxy statement as the October 19 Agreement, with respect to a second private placement to sell 1,524,390 shares of common stock and warrants to purchase 500,000 shares of common stock for an aggregate purchase price of $1,000,000. The closing of the October 19 Agreement is also subject to obtaining stockholder approval at the Special Meeting and compliance with the other terms and conditions of the October 19 Agreement. The purchase price of the shares of common stock to be issued under the October 19 Agreement is $.656 per share, representing the average closing price of shares of VINA common stock during the ten trading days ending on October 17, 2001. The purchase price for the shares of common stock issuable upon exercise of the warrants is $1.00 per share.

     Steven M. Bauman, Jeffrey M. Drazan and W. Michael West, members of our Board of Directors, abstained in the vote to approve these private placements as a result of their or their affiliates' purchase of our securities in the private placements. Please see "Interest of Certain Persons" under this Proposal 1.

     VINA's stockholders are being asked to approve a proposal to issue and sell up to an aggregate of 21,226,168 shares of our common stock and warrants to purchase 6,794,717 shares of common stock in the second closing under the October 17 Agreement and pursuant to the October 19 Agreement.

Why We Need Stockholder Approval

     Our common stock is traded on the Nasdaq National Market. The Nasdaq Marketplace Rules require listed companies to obtain stockholder approval for the issuance of securities in a private offering of common stock at a price less than the greater of the book or market value per share of the stock, if the issuance amounts to 20% or more of the common stock or 20% or more of the voting power of a company outstanding before the issuance. As of October 15, 2001, we had issued and outstanding 37,262,060 shares of common stock. The number of shares that we would issue under the October 17 and October 19 Agreements is substantially in excess of 20% of our issued and outstanding shares of October 15, 2001. The shares to be sold under the October 17 and October 19 Agreements would represent approximately 72% of our outstanding shares (77% if the warrants are exercised in full). The average purchase price of these shares of $.648 per share is less than the book value per share of $1.56 per share as of September 30, 2001. The Nasdaq Marketplace Rules also require Nasdaq-listed companies to obtain stockholder approval for any issuance of securities that would result in a change of control. While Sierra Ventures VII, L.P. and its affiliates would beneficially own approximately 52% of our outstanding common stock following the second closing under the October 17 Agreement and the closing under the October 19 Agreement (excluding any shares which may be issued to the Sierra Ventures entities pursuant to the transactions described in Proposal 2 below), Sierra Ventures VII, L.P. and its affiliates have executed a stockholders' agreement restricting their voting control over shares beneficially held by them in excess of 35% of the outstanding voting power of the common stock of VINA until October 19, 2011. However, if the issuance of the shares and warrants were so construed to result in a change of control, the approval sought under this Proposal 1 would be effective to satisfy the required stockholder approval under the Nasdaq Marketplace Rules. We therefore are seeking the approval of our stockholders for the issuance and sale of the shares and warrants in the second closing under the October 17 Agreement and the closing under the October 19 Agreement. Under Nasdaq Marketplace Rules, the minimum vote which will constitute stockholder approval shall be a majority of the total votes cast on the proposal in person or represented by proxy excluding the votes of any shares issued in the initial closing of the October 17 Agreement.

Background of the Transaction

     As a result of discussions regarding the proposed acquisition of assets of Metrobility Optical Systems described in Proposal 2 below and the uncertainty in the financial markets generally, VINA management and its Board of Directors determined that VINA should raise additional capital through the sale of equity securities to provide a financial cushion for working capital needs. Jeffrey M. Drazan, a member of our Board of Directors and a manager or general partner of various Sierra Ventures entities, indicated that he would be willing to assist VINA in seeking a financing of up to $20 million and that Sierra Ventures would be willing to participate in the financing by purchasing up to $10 million of the securities sold. Because Steven M. Bauman, Chief Executive Officer of VINA, and W. Michael West, Chairman of the Board of VINA, each indicated an interest in participating in the financing, the Board of Directors authorized Stanley E. Kazmierczak, Chief Financial Officer of VINA, to seek such financing and negotiate with potential investors.

     In August and September 2001, Mr. Kazmierczak met with a number of potential investors, including, among others, Sierra Ventures, BayStar Capital, Whitman Capital and LongBow Partners. Mr. Kazmierczak considered proposals to purchase convertible debt, convertible preferred stock, and common stock, in each case with and without warrants to purchase common stock. Most of the proposals for financing received and discussed by Mr. Kazmierczak required VINA to issue either interest or dividend paying convertible debt or preferred stock, in some cases with conversion price reset provisions that adjust downward the conversion price in the event VINA sells additional securities at prices lower than the conversion price, or common stock at a substantial discount to the prevailing market price. The disinterested members of the Board of Directors also indicated a desire not to issue debt securities. The only investors contacted by VINA that indicated an interest in purchasing at least $10 million of common stock at prevailing market prices was Sierra Ventures. The disinterested members of the Board of Directors considered the effects of a further investment in VINA by Sierra Ventures entities, which were investors in VINA prior to its initial public offering and continued to own approximately 28% of the outstanding shares of common stock. The disinterested members of the Board of Directors weighed the comparatively very favorable financing terms proposed by Sierra Ventures against the undesirability of further concentrating ownership in Sierra Ventures and potentially placing Sierra Ventures in control or in effective control of VINA. After extensive negotiation, it was agreed that Sierra Ventures, certain of its affiliates and Jeffrey M. Drazan would execute a stockholders' agreement that would limit their control over VINA, restricting their voting of shares of common stock beneficially owned by them in excess of 35% of the issued and outstanding common stock of VINA for a period of ten years. Accordingly, Mr. Kazmierczak recommended to the disinterested members that VINA enter into the October 17 and October 19 Securities Purchase Agreements, which were the only proposals that provided for the sale of common stock at prevailing market prices, together with warrants to purchase common stock at exercise prices at a substantial premium to prevailing market prices, which could if exercised result in additional funds to VINA. At a meeting of the Board of Directors on October 10, 2001, the disinterested directors authorized the Securities Purchase Agreements.

     After additional negotiations regarding some of the non-financial terms of the Securities Purchase Agreements, the Securities Purchase Agreements were entered into on October 17 and October 19, 2001.

The Initial Closing under the October 17 Agreement

     On October 17, 2001, we entered into a securities purchase agreement with Sierra Ventures VII, L.P., Sierra Ventures Associates VII, LLC, BayStar Capital II, L.P., LongBow Partners, L.P., LongBow Offshore, LTD., Steven M. Bauman & Ina
U. Bauman Trust, the West 1991 Revocable Trust, and C. Reid Thomas for the sale of up to an aggregate of 25,320,815 shares of common stock and warrants to purchase 8,090,000 shares of common stock in a two-stage private placement. At the initial closing on October 19, 2001, these investors, other than BayStar Capital, purchased 5,619,037 shares of common stock for $.639 per share and warrants to purchase 1,795,283 shares of common stock at an exercise price of $1.00 per share, resulting in gross proceeds to VINA of $3,590,564. Please see "Interest of Certain Persons" under this Proposal 1. Up to an additional 19,701,778 shares of common stock and warrants to purchase 6,294,717 shares of common stock will be sold in the second closing of the October 17 Agreement, which is described in more detail below. A copy of the October 17 Agreement is attached to this proxy statement as Annex A.

     In connection with the private placement, Mr. Jeffrey M. Drazan, a member of our Board of Directors, Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC, and several of their affiliates that own shares of our common stock entered into a stockholders' agreement with VINA, which generally restricts the discretionary voting of more than 35% of our outstanding shares of common stock by Sierra Ventures and its affiliates. As a result of the acquisition of additional shares by affiliates of Sierra Ventures, we have amended our stockholder rights agreement. The amendment to our stockholder rights agreement is summarized below. The stockholders' agreement is summarized below under "Summary of the Terms of the Agreements."

Amendment to Stockholder Rights Agreement

     Immediately prior to the execution of the October 17 Agreement and the merger agreement described below in connection with Proposal 2, we amended our stockholder rights agreement which contains the terms of our stockholder rights plan, under which a right is attached to each share of our outstanding common stock. The stockholder rights plan is intended to deter an attempt to acquire VINA in a manner or on terms not approved by our Board of Directors. The rights generally will separate from the common stock and become exercisable if any person or group acquires or announces a tender offer to acquire 20% or more of our outstanding common stock without the consent of our Board of Directors.

     The amendment to our stockholder rights agreement provides that Sierra Ventures' and its affiliates' purchase of common stock in the initial closing of the October 17 Agreement and the completion of the transactions described in the October 17 Agreement and the issuance to Sierra Ventures of the merger consideration described in the October 17, 2001 Agreement and Plan of Merger described below in Proposal 2 will not result in the separation of the rights from our common stock. The percentage of our common stock which Sierra Ventures and its affiliates may own without triggering the stockholder rights plan is defined in the amendment to the stockholder rights agreement.

The Second Closing under the October 17 Agreement and the Closing under the October 19 Agreement

     As part of the second closing of the private placement under the October 17 Agreement, we agreed to sell up to an aggregate of 19,701,778 shares of common stock for $.639 per share and warrants to purchase 6,294,717 shares of common stock at an exercise price of $1.00 per share, which would result in gross proceeds to VINA of $12,589,436. On October 19, 2001, VINA also entered into a securities purchase agreement with Whitman Capital Partners, L.P. to sell 1,542,390 shares of common stock for $.656 per share and warrants to purchase 500,000 shares of common stock at an exercise price of $1.00 per share, which would result in gross proceeds to VINA of $1,000,000. We expect that the second closing under the October 17 Agreement and the closing under the October 19 Agreement will occur as soon as practicable following stockholder approval of the issuance of the shares of VINA common stock and warrants.

Summary of the Terms of the Agreements

     Set  forth  below  are  summaries  of  the   provisions  of  the  following
agreements:

     *    the October 17 Agreement,  a copy of which is attached hereto as Annex
          A;

     * the forms of warrants issued in connection with the October 17 and October 19 Agreements, copies of which are attached hereto as Annexes B-1 and B-2; and

     * the Stockholders' Agreement dated as of October 17, 2001, by and among VINA and Mr. Jeffrey M. Drazan and Sierra Ventures VII, L.P. and certain of their affiliates, a copy of which is attached hereto as Annex C.

     The summary of each the following is qualified in its entirety by reference to, and should be read in conjunction with, the respective documents.

     Other than with respect to the per share purchase price and the lack of an escrow and unless otherwise specified herein, the terms and conditions of the sale of the shares of common stock and related warrants to Whitman Capital Partners, L.P. pursuant to the October 19 Agreement are the same as those contained in the October 17 Agreement with regard to the second closing and the warrants described below.

     You may obtain a copy of the October 19 Agreement without charge upon written or oral request to Stanley E. Kazmierczak, Vice President, Finance and Administration, Chief Financial Officer and Secretary, VINA Technologies, Inc., 39745 Eureka Drive, Newark, California, telephone number (510) 492-0800.

October 17, 2001 Securities Purchase Agreement

     General. Pursuant to the October 17 Agreement, VINA agreed to sell up to an aggregate of 25,320,815 shares of common stock and warrants to purchase 8,090,000 shares of common stock to investors in a two-stage private placement. The per share purchase price of the shares of common stock is $.639, and the exercise price under the warrants is $1.00 per share.

     Representations and Warranties. In the October 17 Agreement, VINA makes customary representations and warranties to each of the investors relating to, among other matters, VINA and its subsidiaries' corporate organization, good standing and qualification to do business; the authorization, binding effect and enforceability of the October 17 Agreement; the valid issuance of the shares of common stock and warrants; VINA's capitalization; VINA's compliance with laws; required governmental and third party consents, approvals or filings; the exemption of the issuance of the shares of common stock and warrants from the registration requirements of federal and state securities laws; the absence of general solicitation or general advertising of investors; the absence of liability for brokerage or finders' fees or similar charges; VINA's listing of its shares of common stock on Nasdaq; the accuracy and timeliness of VINA's publicly filed reports; financial statements; intellectual property; the absence of a material adverse change since June 30, 2001; the absence of defaults or violations under VINA's material contracts; tax matters; that VINA is not an investment company or "controlled" by an investment company; insurance matters; legal proceedings; and subsidiaries. Each investor also makes customary representations and warranties to VINA relating to, among other matters, the authorization and binding effect of the October 17 Agreement; the purchase of the shares and warrants entirely for the investor's own account; the receipt of and access to information; investment experience; its status as an accredited investor under applicable securities laws; and its acknowledgement that the shares and warrants are restricted securities.

     Covenants. In the October 17 Agreement, VINA has agreed to do a number of things, including the following:

     * Nasdaq Listing: VINA has agreed to apply for the listing on The Nasdaq Stock Market of the shares to be issued, including upon exercise of the warrants, and to use all reasonable efforts to maintain, at its expense, so long as any of the shares or warrants are outstanding, such listing.

     * Reservation of Common Stock: VINA has agreed to reserve out of its authorized and unissued common stock, solely for the purpose of effecting the exercise of the warrants, a sufficient number of shares of common stock to provide for issuance of the shares upon exercise of the warrant.

     * SEC Filings: VINA has agreed to timely file all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, and so long as an investor beneficially owns any shares of common stock issued pursuant to the October 17 Agreement, including shares issued upon exercise of the warrants, VINA has agreed not to terminate its status as an issuer subject to the reporting obligations under the Exchange Act even if the rules and regulations thereunder would otherwise permit such termination.

     * Corporate Existence: So long as an investor beneficially owns any shares or warrants issued under the October 17 Agreement or shares issued upon exercise of the warrants, VINA has agreed to maintain its corporate existence, and in the event of a merger or consolidation or sale of all or substantially all of VINA's assets, to ensure that the surviving or successor entity in such transaction assumes VINA's obligations under the October 17 Agreement.

     * Expenses: VINA has agreed to reimburse the investors for fees and expenses of one legal counsel incurred in connection with the negotiation and execution of the October 17 Agreement up to $50,000.

     * Indemnity: VINA has agreed to indemnify and hold harmless each investor and each of their stockholders, partners, members, officers, directors, employees and representatives (including, without limitation, those retained in connection with the transactions contemplated by the October 17 Agreement) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements, incurred by any indemnitee as a result of, or arising out of, or relating to (A) any misrepresentation or breach of any representation or warranty made by VINA in the securities agreement or any other certificate, instrument or document contemplated thereby, or (B) any breach of any covenant, agreement or obligation of VINA contained in the securities agreement or any other certificate, instrument or document contemplated thereby.

Each investor has agreed not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the shares or warrants issued under the securities purchase agreement or shares issued upon exercise of the warrants unless (i) pursuant to an effective registration statement under the Securities Act, (ii) such holder provides VINA with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the securities may be made without registration under the Securities Act, or (iii) such holder provides VINA with reasonable assurances that the securities can be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities acquired as of a particular date that can be immediately sold. The investors may however pledge the shares of common stock in connection with a bona fide margin or other loan secured by the shares.

     Registration Rights Provisions. Pursuant to the registration rights provisions of the October 17 Agreement, VINA has agreed to file with the SEC as soon as practicable and in no event later than sixty days following the second closing (or, in case VINA's stockholders do not vote to approve the sale of the shares and warrants at the second closing, sixty days following a stockholder meeting at which such vote was taken) (each, the "Filing Date"), a registration statement for the purpose of registering under the Securities Act all of the shares of VINA common stock that are sold to the investors, including the shares issuable upon exercise of the warrants, and to use all reasonable efforts to cause the registration statement to be declared effective as promptly as possible after filing and to remain continuously effective until the earlier of the following:

     * the later of the fifth anniversary of the second closing or the closing of the sale of the shares to BayStar Capital under the securities agreement, provided, however, if there is no second closing, then the fifth anniversary of the initial closing, plus, in each case, a number of days equal to the number of days, if any, the registration statement is suspended or not effective beyond an aggregate of sixty days in any twelve month period, or

     * such time as all shares and shares issuable upon exercise of the warrant purchased by the investors pursuant to the October 17 Agreement, as the case may be, have been sold thereunder or pursuant to Rule 144 under the Securities Act.

If the registration statement is not filed on or prior to the Filing Date, VINA has agreed to pay to each holder of registrable shares an amount in cash per share of common stock held equal to the product of (i) the aggregate purchase price paid by the investor multiplied by (ii) the product of 0.000165 multiplied by the number of days after the Filing Date (exclusive of such date and date of filing) that the registration statement is not filed.

     VINA has agreed to use its reasonable best efforts to cause the registration statement to be declared effective on or prior to 90 days following the Filing Date. If (i) the registration statement is not declared effective by the SEC on or before 120 days following the Filing Date (the "Effective Deadline") for any reason other than by virtue of a breach by any of the investors of any of their obligations or covenants hereunder, or (ii) on any day after the registration statement has been declared effective by the SEC, sales of all the registrable shares required to be included in the registration statement cannot be made in excess of an aggregate of sixty days in any twelve-month period or during any period in which the effectiveness thereof has been suspended because any of the information contained therein with respect to any investor and provided by the investor is untrue in any material respect or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or during any period in which VINA is preparing and waiting for the effectiveness of any prospectus supplement or post-effective amendment filed pursuant to the registration statement, then VINA has agreed to pay to each holder of registrable shares an amount in cash per share of common stock held equal to the product of (i) the aggregate purchase price per share paid by the investor multiplied by (ii) the product of (I) 0.000165 multiplied by (II) the sum of (x) the number of days after the Effective Deadline that the registration statement is not declared effective by the SEC, plus (y) the number of days, in each instance, after the registration statement has been declared effective by the SEC that the registration statement is not available.

     Closing Conditions. The obligations of the investors to purchase the shares of VINA common stock and related warrants in the second closing are subject to fulfillment of the following conditions:

     * The representations and warranties of VINA contained in the October 17 Agreement shall be true and correct on and as of the second closing with the same effect as though such representations and warranties had been made on and as of the date of the second closing (except for representations and warranties that speak as of a specific date).

     * VINA shall have performed and complied with all agreements, obligations and conditions contained in the October 17 Agreement that are required to be performed or complied with on or before the second closing.

     * All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the shares of VINA common stock pursuant to the October 17 Agreement shall be duly obtained and effective as of the second closing.

     *    Receipt of an opinion from VINA's counsel.

     * Approval of the stockholders of VINA as required by the Nasdaq Marketplace Rules.

     *    Delivery of executed stock certificates and warrants to the investors.

     * Delivery of certificates evidencing incorporation and good standing of VINA and its subsidiary Woodwind Communications Systems, Inc. in the State of Delaware.

     * Delivery of secretary's certificate certifying as to the resolutions of the board of directors approving the securities purchase agreement and VINA's certificate of incorporation and bylaws.

     * VINA shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the shares and the warrants in compliance with such laws.

     * VINA's shares of common stock (x) shall be designated for quotation or listed on the Nasdaq National Market and (y) shall not have been suspended by the SEC or the Nasdaq National Market from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened either (A) in writing by the SEC or the Nasdaq National Market or (B) except as set forth in the Disclosure Schedule, by falling below the minimum listing requirements of the Nasdaq and the shares and warrant shares issuable upon exercise of the warrants (without regard to any limitations on exercises) shall be listed (subject to official notice of issuance) upon the Nasdaq National Market.

     * VINA shall have amended the stockholder rights agreement to permit the issuance of the shares and warrants under the October 17 Agreement without triggering the provisions of the stockholder rights agreement.

     * With respect to the sale of shares and warrants to BayStar Capital, BayStar Capital shall have received capital in the aggregate amount of $25 million within sixty days of the date of the October 17 Agreement; provided, however, that if BayStar Capital has deposited its purchase price for the shares and warrants as indicated on the Schedule of Investors by wire transfer of immediately available funds in accordance with VINA's written wire instructions into the escrow within sixty days of the execution of the October 17 Agreement, then BayStar Capital shall agree and acknowledge that this condition shall have been met.

     * The fees and expenses of one legal counsel to the investors up to an aggregate of $50,000 shall have been paid by VINA.

     The obligations of VINA to issue and sell the shares of VINA common stock and the related warrants in the second closing are subject to fulfillment of the following conditions:

     * The representations and warranties of the investors contained in the October 17 Agreement shall be true on and as of the second closing with the same effect as though such representations and warranties had been made on and as of the second closing (except for representations and warranties that speak as of a specific date).

     * Each of the investors shall have performed and complied with all agreements, obligations and conditions contained in the securities purchase agreement that are required to be performed or complied with on or before the second closing.

     * All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of VINA common stock pursuant to the securities purchase agreement shall be duly obtained and effective as of the second closing.

     * The VINA stockholders shall have approved the issuance and sale of the shares of VINA common stock in the second closing.

     * The investor shall have completed, executed and delivered to VINA a completed Investor Questionnaire certifying as to their status as an "accredited investor" as defined under the rules and regulations of the Securities Act.

     * The investor shall have deposited into escrow its respective purchase price for the shares and warrants to be purchased at the second closing.

     * With respect to the sale of shares and warrants to Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC at the second closing only, Sierra Ventures VII, L.P., Sierra Ventures Associates VII, LLC and each of the parties to the Stockholders' Agreement shall have executed and delivered to VINA a copy of the Stockholders' Agreement, and such agreement shall be in full force and effect as of the date of the second closing.

     * With respect to the sale of shares and warrants to BayStar Capital, BayStar Capital shall have deposited its purchase price for the shares and warrants to be purchased by it by wire transfer of immediately available funds in accordance with the VINA's written wire instructions into the escrow within sixty days of the date hereof.

     As referred to above, BayStar Capital is under no obligation to purchase, and VINA is under no obligation to sell, any shares or warrants under the October 17 Agreement unless BayStar Capital is able to raise a new fund of at least $25 million by December 17, 2001, or BayStar Capital otherwise funds the escrow with its purchase price by that date.

Warrant Agreements

     In connection with the issuance of shares of common stock described in this Proposal 1, VINA issued warrants to purchase an aggregate of 1,795,283 shares of common stock at the first closing and has agreed to issue warrants to purchase an aggregate of 6,294,717 shares of common stock at the second closing. All of the warrants have an exercise price of $1.00 per share. Each warrant has a term of three years. If the closing trading price of shares of VINA common stock is $2.00 or more for twenty days during a period of thirty consecutive trading days, and the registration statement described above is effective and shares of VINA common stock may be traded on Nasdaq or a stock exchange, the warrants will terminate early and will cease to be exercisable ten days following receipt of notice from VINA of such an occurrence. Upon exercise of the warrants, VINA will determine whether the exercise price is to be paid in cash or in shares of VINA common stock pursuant to net issuance provisions. However, if the warrants are exercised upon the occurrence of an early termination as described above, then the investor may elect to pay the exercise price in cash or in shares of VINA common stock pursuant to the net issuance provisions. The warrants to be issued to BayStar Capital must be exercised for cash.

Stockholders' Agreement

     On October 17, 2001, Jeffrey M. Drazan, one of our directors, and certain Sierra Ventures entities affiliated with Mr. Drazan, referred to as the Sierra Entities, entered into a Stockholders' Agreement with VINA. The agreement was solicited by VINA and was a condition to VINA's willingness to proceed with the transactions contemplated by the October 17 Agreement. Pursuant to the Stockholders' Agreement, each Sierra Entity agreed, and appointed VINA as its proxy, to vote all of the shares of VINA's common stock beneficially owned by the Sierra Entities in excess of 35% of VINA's outstanding common stock (including as outstanding any shares not outstanding but deemed to be beneficially owned by the Sierra Entities) in the same proportion as the stockholders of VINA, other than the Sierra Entities, vote. Additionally, each Sierra Entity agreed to be present in person or proxy at all meetings of stockholders to the extent necessary to count the common stock beneficially owned by it as present for the purpose of a quorum at such meetings. Each Sierra Entity's obligations under this paragraph expire on October 19, 2011.

     Each Sierra Entity also agreed to vote all of the shares of VINA's common stock beneficially owned by the Sierra Entities in favor of the transactions contemplated by the October 17 Agreement and the agreement and plan of merger described below in connection with Proposal 2. Please see "Interests of Certain Persons" under this Proposal 1.

Reasons for Issuance

     VINA expects to use the net proceeds from the private placements for working capital and general corporate purposes. Proceeds may also be used to make strategic investments, acquire or license technology or products, or acquire businesses that may complement VINA's business. In addition, if we consummate the merger with MOS Acquisition, acquiring certain assets of Metrobility Optical Systems, Inc., described below in connection with Proposal

2, a portion of the proceeds may also be used in connection with increased personnel and research and development costs associated with the acquisition of the Metrobility assets pursuant to the merger.

Impact of the Issuance on Existing Stockholders

     If this proposal is approved, our existing stockholders will hold a smaller share of our outstanding capital stock and will have less influence on our affairs. The Sierra Ventures affiliated entities currently beneficially own approximately 39.5% of our outstanding shares of common stock. Following the closing of the private placements described in this Proposal 1 and the issuance of the shares pursuant to the merger as described in Proposal 2, Sierra Ventures VII, L.P., together with its affiliated entities, will be our largest stockholder, beneficially owning approximately 53.4% of our issued and outstanding shares of common stock and controlling approximately 35% of the total voting power of our outstanding capital stock after giving effect to the restrictions of the Stockholders' Agreement described above. In addition, Mr. Jeffrey M. Drazan, a member of our Board of Directors, is a manager of Sierra Ventures Associates VII, LLC which is the general partner of Sierra Ventures VII, L.P., and is also a general partner or member of various other of its affiliates that own shares of VINA common stock. Accordingly, Sierra Ventures and its affiliates will have significant influence over matters submitted to our stockholders.

     The sale of shares of common stock upon the second closing of the October 17 Agreement may result in a change in ownership as defined by Section 382 of the Internal Revenue Code, which is likely to result in a significant limitation on VINA's ability to utilize its net operating loss carryforwards, or NOLs, during any year to offset future taxable income. There is no assurance, however, that VINA will generate taxable income in the future.

Interests of Certain Persons

     Mr. Steven M. Bauman, our President and Chief Executive Officer and a member of our Board of Directors, through the Steven M. Bauman & Ina Bauman Trust, purchased 63,950 shares of common stock and warrants to purchase 20,432 shares of common stock in the initial closing and will purchase an additional 170,792 shares of common stock and warrants to purchase 54,568 shares of common stock in the second closing.

     Mr. Jeffrey M. Drazan, a member of our Board of Directors, is a manager of Sierra Ventures Associates, VII, LLC which is the general partner of Sierra Ventures VII, L.P., which are affiliates and which own shares of VINA common stock either directly or as nominee for its members. Mr. Drazan is also the general partner of SV Associates V, L.P. and SV Associates VI, L.P., which are affiliates and beneficially own shares of VINA common stock. Collectively, with Mr. Drazan, the affiliated Sierra Ventures entities control approximately 39.5% of the voting power of VINA following the initial closing, and will beneficially own approximately 52% of the issued and outstanding common stock of VINA and will control 35% of the voting power of VINA (after giving effect to the provisions of the Stockholders' Agreement which expire on October 19, 2011) immediately following the second closing under the October 17 Agreement and the closing of the October 19 Agreement. These beneficial ownership figures do not include any shares which may be issued to the Sierra Ventures entities pursuant to the transactions described in Proposal 2 below.

     Mr. W. Michael West, the chairman of our Board of Directors, through the West 1991 Revocable Trust, purchased 63,950 shares of common stock and warrants to purchase 20,432 shares of common stock in the initial closing and will purchase an additional 170,792 shares of common stock and warrants to purchase 54,568 shares of common stock in the second closing.

     Mr. C.  Reid  Thomas,  our  Executive  Vice  President,  Sales and  Product
Management, purchased 12,790 shares of common stock and warrants to purchase 4,086 shares of common stock in the initial closing and will purchase 34,158 shares of common stock and warrants to purchase 10,914 shares of common stock in the second closing.

     For information regarding the ownership interests of the above, please see "Security Ownership of Beneficial Owners and Management" below.

Dissenters' Rights

     Under Delaware law, stockholders are not entitled to dissenters' rights with respect to this Proposal 1.

Vote Required

     The affirmative vote of the holders of a majority of shares of our common stock present or represented by proxy at the Special Meeting, excluding votes of shares of common stock issued to investors in the first closing of the October 17 Agreement, will be required to approve the issuance and sale of the shares of common stock and warrants to purchase shares of common stock.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote FOR the approval of the terms of the sale of the common stock as described in this Proposal 1, and Messrs. Bauman, Drazan and West abstained as a result of their or their affiliates' purchase of our securities in the private placements.

                                   PROPOSAL 2

          ISSUANCE OF VINA'S COMMON STOCK UPON THE TERMS AND CONDITIONS
                  SET FORTH IN THE AGREEMENT AND PLAN OF MERGER
           OR UPON THE CONVERSION OF THE SUBORDINATED PROMISSORY NOTES
                         AS DESCRIBED IN THIS PROPOSAL 2

Summary of Issuance of Shares pursuant to the Merger and Related Transactions

Merger

     On October 17, 2001, VINA entered into an Agreement and Plan of Merger with MOS Acquisition Corporation pursuant to which MOS Acquisition will merge with and into VINA. Pursuant to the merger, the Board of Directors of VINA has approved the issuance of an aggregate of 2,217,527 shares of VINA common stock to the stockholders of MOS Acquisition, Sierra Ventures VII, L.P. and Sierra Ventures VII Associates, LLC. However, if the merger becomes effective prior to VINA stockholder approval of the issuance of the merger shares, then in lieu of the shares, the Sierra Ventures entities will receive promissory notes in an aggregate principal amount equal to $2,000,000 and bearing interest at the rate of 6% per year. Unless converted, all principal and interest under the promissory notes is due and payable one year from issuance. The promissory notes will automatically convert into an aggregate of 2,217,527 shares of common stock upon stockholder approval of the issuance of the shares as described in this Proposal 2.

     VINA's stockholders are being asked to approve the issuance of an aggregate 2,217,527 shares of our common stock to Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC either upon the effectiveness of, or pursuant to the conversion of the promissory notes issued in connection with, the merger of MOS Acquisition with and into VINA, as described in this Proposal 2. Approval of Proposal 2 at the Special Meeting is not a condition to the consummation of the merger between VINA and MOS Acquisition.

Purchase of Assets

     MOS Acquisition Corporation, a Delaware corporation owned by Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC, was formed for the sole purpose of acquiring certain assets of Metrobility Optical Systems, Inc., a privately-held corporation. Sierra Ventures VII, L.P. holds substantially all of Metrobility's issued and outstanding shares of preferred stock and is one of Metrobility's largest secured creditors. Metrobility recently declared voluntary bankruptcy. MOS Acquisition has agreed to acquire the assets pursuant to an Asset Purchase Agreement dated as of October 17, 2001, by and among Sierra Ventures VII, L.P., MOS Acquisition and Metrobility. The merger between VINA and MOS Acquisition will be consummated only after MOS Acquisition acquires the assets from Metrobility. As consideration for the sale of assets to MOS Acquisition, Sierra Ventures VII, L.P. will cancel $2,000,000 of Metrobility's secured debt to Sierra Ventures VII, L.P. and will agree that its remaining secured debt may be treated in parity with trade claims as general unsecured debt under any plan of reorganization of Metrobility in the bankruptcy court. The sale of the assets to MOS Acquisition is dependent upon bankruptcy court approval, as well as the satisfaction of other conditions. The assets consist of all the assets and technology currently used by Metrobility in connection with its development of optical concentration products. Some of the technology acquired by MOS Acquisition will be jointly owned by VINA and Metrobility following the completion of the asset purchase and merger. VINA will have no right to use the jointly owned technology in specified areas of the media conversion field or in products made solely for the purpose of performing a specified function set.

     In contemplation of the purchase of the assets by MOS Acquisition from Metrobility, and VINA's subsequent acquisition of the assets by means of the merger with MOS Acquisition, VINA has hired approximately 28 former employees of Metrobility, most of whom are engineers, to continue the research and development of optical concentration products started at Metrobility. VINA has entered into a joint services agreement with Metrobility, which has been approved by the bankruptcy court and allows VINA and its newly hired engineers and other personnel access to the Metrobility facilities and to the assets and technology used in Metrobility's optical concentration products currently under development in advance of the consummation of their sale to MOS Acquisition. If the asset sale is not approved by the bankruptcy court, VINA will have expended a significant amount of time and money evaluating and working with these assets and technology without gaining any rights to use the assets and technology in the future. If the asset sale is approved by the bankruptcy court and the sale of the assets is consummated, VINA will need to locate new facilities in New Hampshire to house its new employees and continue the optical concentration research and development activities.

Bankruptcy Financing

     In connection with the execution of the Asset Purchase Agreement by MOS Acquisition and Metrobility, on October 17, 2001, VINA entered into a Post-Petition Loan and Security Agreement with Metrobility pursuant to which VINA has agreed to loan Metrobility up to $500,000 in two tranches: $250,000 may be borrowed by Metrobility upon approval of the loan agreement and the joint services agreement by the bankruptcy court and the remaining $250,000 may be borrowed upon completion of the asset purchase.

     The loans will bear interest at a rate of 10% per year. All outstanding principal and interest on the loans is due on the first to occur of (1) the sale by Metrobility of its assets used in its optical systems business having a fair market value of at least 50% of the value of the assets on the date the loan agreement was signed, and (2) if the asset sale under the asset purchase agreement closes before February 14, 2002 the earlier of the effective date of a confirmed reorganization plan of Metrobility in bankruptcy and the one-year anniversary of the loan agreement, and if the sale of the assets does not occur before February 14, 2002, the first to occur of the date that is 120 days after the date of the loan agreement and, if the assets to be purchased under the asset purchase agreement are sold to any person other than MOS Acquisition, the date of that sale. The borrowings under the loan agreement are secured by the assets of Metrobility, other than the inventory of Metrobility located at Colonial Manufacturing, Inc. The security interest granted by Metrobility to VINA has priority over all pre-existing security interests in the assets of Metrobility except the security interest of Deutsche Financial Services Corporation in Metrobility's IFS ERP Software with two year's software maintenance and support and the Oracle Software with one year maintenance and support, and the security interest of the Bank of New Hampshire in the assets of Metrobility.

Why We Need Stockholder Approval

     Our common stock is traded on The Nasdaq National Market. The Nasdaq Market Rules require listed companies to obtain stockholder approval for the issuance of common stock in connection with the acquisition of another company when a director of the issuing company or a substantial stockholder of the issuing company has a 5% or greater interest, directly or indirectly, in the company being acquired, or in the consideration to be paid in the acquisition. Mr. Jeffrey M. Drazan, a member of our Board of Directors, is also a manager of Sierra Ventures Associates VII, LLC which is the general partner of Sierra Ventures VII, L.P, two entities that will receive all of the shares to be issued pursuant to the merger or the conversion of the promissory notes either directly or as nominee for its members. Further, affiliates of these Sierra Ventures entities, including their partners and members, beneficially own 39.5% of the outstanding shares of VINA common stock, following the initial closing of the October 17 Agreement described in Proposal 1. We therefore are seeking the approval of our stockholders for the issuance of the shares pursuant to the merger or upon the conversion of the promissory notes. Under Nasdaq Marketplace Rules, the minimum vote which will constitute stockholder approval shall be a majority of the total votes cast on the proposal in person or represented by proxy.

Background of the Transaction

     In late May 2001 through mid-July 2001, VINA management had discussions with management of Metrobility regarding a proposed business combination of
Metrobility with VINA. Because entities associated with Sierra Ventures own substantially all of the outstanding preferred stock of Metrobility and Jeffrey
M. Drazan, a manager and general partner of various Sierra Ventures entities, was then a director of Metrobility, VINA's Board of Directors established a special committee consisting of John F. Malone and Philip J. Quigley, independent directors with no interests in Metrobility, to consider the proposed acquisition of Metrobility.

     In late July and early August 2001, executives of both companies began due diligence meetings and discussions regarding proposed terms of the acquisition. Discussions initially provided for VINA to issue shares, including options to purchase shares, to Metrobility stockholders and employees amounting to 19.9% of VINA's outstanding common stock, or approximately 7.4 million shares (including option shares). These proposed terms were subject to completion of VINA's due diligence.

     Metrobility has three product lines: an existing line of Lancast fiber connectivity products, the recently introduced Radiance service provider access products, and a line of optical concentration products under development. VINA management believed the optical concentration products would add a logical extension to VINA's existing product line and provide a next generation product to VINA's current product line. Because Metrobility is not profitable and because completion of development of the optical concentration products would add additional expense, VINA management believed that VINA would have to seek the additional financing that is the subject of Proposal 1 were it to complete the Metrobility acquisition to maintain or increase its financial condition for working capital needs that VINA had prior to the Metrobility transactions.

     VINA management continued business and financial due diligence through the third week of August. Thomas Weisel Partners also conducted due diligence with respect to the optical concentration business of Metrobility during the week of August 13, 2001. By that time, VINA's management believed that VINA would need more funds than it initially projected due to its assumption of debt of Metrobility as well as its additional due diligence on Metrobility's projected financial results. At the direction of the special committee, VINA's management proceeded with negotiation of the proposed transaction, subject to the condition that VINA receive binding commitments for the financing described under Proposal 1 before it entered into a commitment to acquire Metrobility. VINA and Metrobility were not in agreement over the amount of merger consideration, since as a result of its due diligence and additional financial modeling VINA reduced the proposed consideration to be offered to Metrobility.

     As an alternative to an acquisition of Metrobility, it was proposed that VINA acquire only the optical concentrator product line and related technology, retaining a right of first offer on the remainder of Metrobility's business. Some of the technology that VINA proposed to acquire was also used in Metrobility's existing product lines, and would thus be licensed by VINA to Metrobility. VINA's management met with the special committee and reviewed for the committee management's belief that an acquisition of the optical concentration product line from Metrobility would accelerate VINA's product development efforts for its next generation products, as compared with internal development of that product. VINA management discussed the revised transaction structure with Metrobility management in the last week of August.

     By the first week of September, however, Metrobility's management informed VINA's management that they had considered Metrobility's financial position and its ability to meet its obligations as they became due, and had concluded that Metrobility would likely have to file for voluntary reorganization under Chapter 11 of the Bankruptcy Code. Since VINA was unwilling to offer cash in lieu of stock for the Metrobility assets, and since Sierra Ventures entities were substantial secured and unsecured creditors of Metrobility, the parties restructured the proposed transaction to provide that Sierra Ventures would acquire the assets in exchange for forgiveness of some of Sierra Ventures' secured debt, employ the engineers involved in developing those assets and then sell the assets to VINA in exchange for approximately 3.8 million VINA shares. This asset acquisition would need to be approved by the bankruptcy court and would be subject to the open bidding procedures of the bankruptcy laws, in which third parties could overbid Sierra Ventures and acquire the assets. Sierra Ventures would also provide Metrobility with an additional loan to provide working capital for Metrobility's business.

     On September 10, 2001, Metrobility filed Chapter 11 bankruptcy. The parties continued negotiating the proposed transaction terms throughout September, as, among other things, Metrobility did not want to sell and license back the technology used in all of its product lines, but instead wanted to retain the technology and license it to VINA. Metrobility laid off the employees working on the development of optical concentration products, and in the last week of September and early October, VINA hired on a temporary basis many of those employees, with permanent employment conditioned upon VINA receiving commitments for the financing described under Proposal 1. Throughout this process, the special committee held numerous meetings to review and direct VINA's management concerning the negotiations and due diligence of the acquisition, as well as the status of the financing.

     As negotiations progressed, it was agreed that VINA would not receive outright ownership of certain key Metrobility technology, but only joint ownership of that technology subject to certain field of use restrictions, and further VINA, rather than Sierra Ventures, would provide the $500,000 working capital loan to Metrobility post-bankruptcy filing. VINA also agreed in the merger agreement to reimburse Sierra Ventures up to $100,000 in expenses in connection with the transaction. As a result of these concessions, the consideration VINA was willing to pay for the Metrobility assets was reduced to the amount set forth in the definitive Agreement and Plan of Merger, consisting of approximately 2.2 million shares of VINA common stock should stockholder approval of Proposal 2 be obtained. On October 16, 2001, the special committee met and approved the revised transaction terms and definitive agreements, subject to receipt of an opinion from Thomas Weisel Partners as to the fairness to VINA from a financial point of view of the consideration to be paid in the merger with MOS Acquisition (including the loan to be provided to Metrobility). Thomas Weisel Partners rendered its opinion on October 17, 2001, and VINA and MOS Acquisition entered into the Agreement and Plan of Merger, Metrobility, Sierra Ventures VII, L.P. and MOS Acquisition entered into the Asset Purchase Agreement and VINA and Metrobility entered into the loan agreement.

Summary of the Terms of the Agreements

     Set  forth  below  are  summaries  of  the   provisions  of  the  following
agreements:

     * the Agreement and Plan of Merger, dated as of October 17, 2001, between VINA and MOS Acquisition pursuant to which MOS Acquisition, a subsidiary of Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC, will be merged with and into VINA;

     * the form of Subordinated Promissory Notes to be issued pursuant to the merger agreement in an aggregate principal amount of $2,000,000 in the event stockholder approval sought under this Proposal 2 is not obtained prior to the consummation of the merger;

     * the Joint Ownership Agreement dated October 17, 2001, by and between MOS Acquisition and Metrobility, which sets forth each party's rights and obligations with respect to the jointly owned technology that MOS Acquisition is purchasing under the asset purchase agreement; and

     * the Post-Petition Loan and Security Agreement dated as of October 17, 2001, by and between VINA and Metrobility pursuant to which VINA has agreed to loan up to an aggregate of $500,000 to Metrobility.

     The summary of each the following is qualified in its entirety by reference to, and should be read in conjunction with, the respective documents. The terms and conditions of the Stockholders' Agreement dated as of October 17, 2001, by and among VINA, Mr. Jeffrey M. Drazan and Sierra Ventures VII, L.P. and certain of their affiliates are described above in connection with Proposal 1 under the heading "Stockholders' Agreement."

     A copy of the October 17, 2001 Agreement and Plan of Merger and the October 17, 2001 Asset Purchase Agreement are attached to this proxy statement as Annex D and Annex E, respectively.

     You may obtain copies of any of the other documents referred to above without charge upon written or oral request to Stanley E. Kazmierczak, Vice President, Finance and Administration, Chief Financial Officer and Secretary, VINA Technologies, Inc., 39745 Eureka Drive, Newark, California, telephone number (510) 492-0800.

Agreement and Plan of Merger

     General. The merger agreement contemplates the merger of MOS Acquisition, a subsidiary of Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC, with and into VINA. The merger will be completed once the parties file a certificate of merger with the Delaware Secretary of State. The filing will occur as soon as is practicable after the closing under the merger agreement. Unless the parties agree otherwise, the closing will occur no later than the first business day after the satisfaction or waiver of the conditions set forth in the merger agreement.

     Consideration. At the effective time of the merger, each issued and outstanding share of the stock of MOS Acquisition shall be converted into the following:

     * if the stockholder approval sought under this Proposal 2 has not been obtained prior to the effective time of the merger, the right to receive a promissory note for a principal amount equal to $2,000,000, divided by the total number of issued and outstanding shares of the common stock of MOS Acquisition; or

     * if the stockholder approval sought under this Proposal 2 has been obtained prior to the effective time of the merger, the right to receive 2,217,527 shares of VINA common stock, divided by the total number of issued and outstanding shares of the common stock of MOS Acquisition.

     Representations and Warranties. In the merger agreement, MOS Acquisition makes customary representations and warranties to VINA relating to, among other matters, MOS Acquisition's corporate organization and good standing; the authorization, the binding effect and enforceability of the merger agreement; the absence of defaults, violations or breaches under MOS Acquisition's material contracts due to the execution and delivery of the merger agreement; capitalization; and MOS Acquisition's assets and liabilities. VINA also makes customary representations and warranties to MOS Acquisition relating to, among other matters, VINA's corporate organization and good standing; the authorization, the binding effect and enforceability of the merger agreement; the absence of defaults, violations or breaches under VINA's material contracts due to the execution and delivery of the merger agreement; and the valid issuance of the shares of common stock and the notes.

     Covenants. In the merger agreement, the parties have agreed as follows:

     * Conduct of Business. MOS Acquisition has agreed not to conduct any business of any kind whatsoever other than as necessary to comply with its obligations under the merger agreement and the asset purchase agreement.

     * Issuance of Securities. MOS Acquisition has agreed not to, and not to propose to, issue, deliver or sell or authorize any shares of its capital stock or any class of securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities, and has also agreed not enter into any agreement, understanding or arrangement with respect to the sale or voting of any of its capital stock.

     * Governing Documents. MOS Acquisition has agreed not to cause or permit any amendment of its certificate of incorporation or bylaws.

     * No Other Bids or Contacts. MOS Acquisition has agreed not to (nor to permit any of its representatives to) until the earlier of completion of the merger and the termination of the merger agreement, directly or indirectly, take any of the following actions:

          - solicit, initiate, facilitate or knowingly encourage, or furnish information with respect to MOS Acquisition in connection with, any inquiry, proposal or offer with respect to any merger, consolidation or other business combination or acquisition (other than the merger) involving MOS Acquisition or the acquisition of all or a substantial portion of the assets of, or any securities of, MOS Acquisition;

          - negotiate, discuss, explore or otherwise communicate or cooperate in any way with any third party with respect to any such transaction;

          - enter into any agreement, arrangement or understanding with respect to any such transaction or requiring MOS Acquisition to abandon, terminate or refrain from consummating the merger; or

          - make or authorize any statement, recommendation or solicitation in support of any such transaction.

     * No Dispositions. MOS Acquisition has agreed not to sell, lease, encumber, pledge or otherwise dispose of any of its assets or properties except as contemplated by the asset purchase agreement.

     * Indebtedness. MOS Acquisition has agreed not to assume, incur or guarantee any indebtedness, enter into, extend or renew any credit agreement, line of credit or similar arrangement, issue or sell any debt securities or warrants or rights to purchase debt securities, enter into, extend or renew any lease, or enter into, extend or renew any indemnity agreement or agreement to maintain the financial condition of another person or entity.

     *    MOS Acquisition has further agreed not to:

          - Transfer to any person or entity any rights to the assets of MOS Acquisition other than pursuant to the merger agreement;


          - Enter into any agreements of any type other than as contemplated by the asset purchase agreement or the merger agreement;

          - Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets other than as contemplated by the asset purchase agreement;

          -    Commence or settle any litigation; or

          - Take, or commit or agree to take, any of the actions described above or any other action that would prevent MOS Acquisition from performing or cause MOS Acquisition not to perform its covenants under the merger agreement, or that would or reasonably would be expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect or in any of the conditions to closing set forth in the merger agreement not being satisfied.

     * Advice of Changes. MOS Acquisition has agreed to promptly advise VINA orally and in writing of any change or event which would cause or constitute a material breach of any of the representations, warranties or covenants of MOS Acquisition contained in the merger agreement or the failure of any of the closing conditions specified in the merger agreement.

     * Access to Information. MOS Acquisition has agreed to permit VINA and its representatives to have full access at all reasonable times to MOS Acquisition's premises, properties and personnel and documents relating to MOS Acquisition's assets and technology, and VINA has agreed to keep such information confidential.

     * Legal Conditions to the Merger and Related Transactions. Each party has agreed to take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the merger and to promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon the other party. Each party has agreed to take all reasonable actions to obtain any consent, authorization, order or approval of, or any exemption by, any governmental entity, or other third party required to be obtained or made by such party in connection with the merger.

     * Registration Rights. The parties have agreed that the shares of VINA common stock issued pursuant to the merger agreement as merger consideration or upon the conversion of the subordinated promissory notes, shall be eligible for registration for resale under the Securities Act of 1933, so long as the holders of those shares agree to be bound to the terms and obligations set forth in the October 17 Agreement regarding registrable shares.

     Closing Conditions. The respective obligations of VINA and MOS Acquisition to complete the merger are subject to fulfillment of the following conditions:

     * No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the merger, and no litigation seeking the issuance of such an order or injunction, pending or which, in the good faith judgment of MOS Acquisition or VINA, has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction is issued, each party has agreed to use its reasonable efforts to have any such order or injunction vacated or lifted.

     * No statute, rule or regulation in effect which would make the consummation of the merger illegal, prohibit VINA's ownership or operation of the business or assets of MOS Acquisition, or compel VINA to dispose of or hold separate the business or assets of MOS Acquisition, or render VINA or MOS Acquisition unable to consummate the merger, except for any waiting period provisions.

     * The assets of Metrobility having been transferred to MOS Acquisition pursuant to the asset purchase agreement between MOS Acquisition and Metrobility.

     *    VINA  and  MOS   Acquisition   having  timely  obtained  all  required
          approvals, waivers and consents of any governmental entities necessary for the completion of the merger.

     The obligation of VINA to complete the merger is subject to fulfillment of the following conditions:

     * The representations and warranties of MOS Acquisition being true and correct in all material respects when made and as of the closing date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date).

     * MOS having have performed in all material respects all obligations required to be performed by it under the merger agreement prior to the closing date.

     * Each of the conditions to the obligations of MOS Acquisition set forth in the asset purchase agreement between MOS Acquisition and Metrobility having been satisfied in full, without waiver (unless pursuant to the written consent of VINA), and any condition or obligation contained in the asset purchase agreement that is subject to the satisfaction of the buyer in such agreement being satisfactory to VINA in its sole discretion.

     * The Stockholders' Agreement having been executed and delivered to VINA and continuing to be in full force and effect.

     The obligation of MOS Acquisition to complete the merger is subject to fulfillment of the following conditions:

     * The representations and warranties of VINA being true and correct in all material respects when made and as of the closing date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date).

     * VINA having have performed in all material respects all obligations required to be performed by it under the merger agreement prior to the closing date.

     Termination. The merger agreement may be terminated and the merger may be abandoned, at any time before completion of the merger, in the following circumstances:

     *    by the mutual written consent of the parties.

     *    by either MOS Acquisition or VINA if:

          - the transactions contemplated by the asset purchase agreement have not been consummated on or prior to January 15, 2002;

          - the asset purchase agreement has been terminated prior to completion of the merger;

          - there has been any action taken or any legal requirement enacted, promulgated or issued or deemed applicable to the merger by any governmental entity which would make completion of the merger illegal, or render VINA or MOS Acquisition unable to complete the merger (except if a party's breach of its obligations under the merger agreement contributed to the failure of the merger to be completed).

     * by VINA, if VINA is not in material breach of its obligations under the merger agreement and there has been a material breach by MOS of any representation, warranty, covenant or agreement contained in the merger agreement and, if such breach is curable through the exercise of commercially reasonable efforts, such breach has not been cured within fifteen business days after receipt by MOS Acquisition of written notice of such breach.

     * by MOS Acquisition, if MOS Acquisition is not in material breach of its obligations under the merger agreement and there has been a material breach by VINA of any representation, warranty, covenant or agreement contained in the merger agreement and, if such breach is curable through the exercise of commercially reasonable efforts, such breach has not been cured within fifteen business days after receipt by VINA of written notice of such breach.

     Termination Fees and Expenses. Except as otherwise stated in the merger agreement, all expenses incurred in connection with the merger will be paid by the party incurring such expenses. However, promptly following the completion of the merger, VINA has agreed to reimburse Sierra Ventures VII, L.P. for fees and expenses incurred in connection with the negotiation and execution of the merger agreement up to $100,000 in the aggregate.

Subordinated Promissory Notes

     Issuance of Notes. If the stockholder approval sought under this Proposal 2 has not been obtained prior to the effective time of the merger, VINA will issue subordinated promissory notes in an aggregate principal amount of $2,000,000 to the stockholders of MOS Acquisition.

     Interest and Principal. The notes bear interest at a rate of 6% per year, except, that, in the event the notes convert into shares of common stock as described below, no interest shall be deemed to have accrued, and no interest shall be due and payable on the outstanding principal amount. The outstanding principal amount is due and payable one year from the date of issuance of the notes. VINA may prepay the outstanding principal plus accrued interest at any time in whole or in part.

     Subordination.  The repayment of the  outstanding  principal  amount of the note is expressly subordinated to the prior payment in full of VINA's "senior indebtedness," defined as all of VINA's:

     *    indebtedness  to  banks,   insurance   companies  or  other  financial
          institutions;

     * indebtedness evidenced by notes, debentures, bonds or other securities sold by VINA for money, if approved by VINA's Board of Directors;

     * lease obligations capitalized in accordance with generally accepted accounting principles;

     * indebtedness described above assumed by or guaranteed in any manner by VINA through an agreement to purchase, contingent or otherwise; and

     * renewals, deferrals, increases, extensions or refundings of and modifications to indebtedness of the kinds described above and all renewals or extensions of lease obligations described above, unless documentation expressly provides that such indebtedness, lease, renewal, extension, deferral, increase, modification or refunding is not superior in right of payment to the notes or is expressly subordinate by its terms in right of payment to all other indebtedness of VINA (including the notes).

     The parties have further agreed that if there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors, sale of all or substantially all of VINA's assets, dissolution, liquidation or any other marshalling of VINA's assets and liabilities, then no amount shall be paid by VINA, or claim made on behalf of the holders, in respect of the principal of or interest on the notes, unless the principal of and interest on the senior indebtedness is paid in full. Moreover, upon an event of default with respect to any senior indebtedness permitting acceleration, then, until such event of default is cured or waived, no payment shall be made in respect of the principal of or interest on the notes.

     Automatic Conversion. The entire outstanding principal amount of the notes shall be automatically converted into an aggregate of 2,217,527 shares of VINA common stock immediately upon the stockholder approval sought under this Proposal 2. On and after the automatic conversion of the notes, the holders will be treated for all purposes as the record holders of the common stock, and VINA will be forever released from all its obligations and liabilities under the notes.

     Representations and Warranties. In the notes, VINA makes customary representations and warranties to the holder relating to, among other matters, VINA's corporate organization and good standing, and the binding effect and enforceability of the note. The holder also makes customary representations and warranties to VINA relating to, among other matters, holder's awareness of VINA's business, the acquisition of the note for holder's own account, holder's status as an accredited investor, and holder's awareness of the lack of registration of the note under the Securities Act, the required holding period and legend, restrictions on resale, and lack of a public market for the notes.

Joint Ownership Agreement

     In connection with the asset purchase agreement, MOS Acquisition entered into a Joint Ownership Agreement dated as of October 17, 2001, with Metrobility setting forth each party's rights and obligations with respect to the jointly owned technology that MOS Acquisition is purchasing under the asset purchase agreement. Upon consummation of the merger of MOS Acquisition with and into VINA, VINA will be bound by the terms and conditions of the joint ownership agreement.

     Pursuant to the joint ownership agreement, each party has agreed to use commercially reasonable efforts to obtain and maintain patent rights and other applicable intellectual property rights in the jointly owned technology in the Untied States, and fully and reasonably cooperate with the other in applying for and obtaining intellectual property rights in the jointly owned technology. The parties have also agreed to consult with each other regarding protecting the jointly owned property from infringement by third parties, but neither is obligated to bring a motion against third party infringers. MOS Acquisition and Metrobility have agreed to indemnify the other and each of their respective officers, directors, employees and agents from and against third party claims, demands, damages and other liabilities to the extent they arise directly out of product liability claims with respect to products made using the jointly owned technology, and claims that the party is in breach of any agreement with a sublicensee with respect to the jointly owned technology.

     MOS Acquisition has also agreed not to use or license others to use the jointly owned technology, in (1) the media conversion field as limited to Layer 1 OSI relay devices and Layer 1 functionality used solely, or (2) products made solely for the purpose of performing all of the following functions: collecting Rmon statistics, remote loopbacks, bandwidth provision and collecting analog parameters. Each party has generally agreed to keep technology underlying the jointly owned technology confidential subject to customary exceptions. In an agreement not to compete dated October 17, 2000 entered into in connection with the asset purchase agreement between MOS Acquisition and Metrobility, Metrobility has agreed for a period of three years following the agreement's execution not to compete with VINA in the optical concentration business consisting of mainly the two Metrobility product lines, the R1200 and R8000, and all assets and properties associated with the product lines.

Post-Petition Loan and Security Agreement

     General. On October 17, 2001, VINA entered into a Post-Petition Loan and Security Agreement with Metrobility pursuant to which VINA has agreed to loan up to $500,000 to Metrobility. The terms and conditions of the loan agreement are subject to approval by the United States Bankruptcy Court for the District of New Hampshire, where Metrobility has filed for voluntary bankruptcy.

     Loans. Pursuant to the Loan Agreement, VINA has agreed to loan Metrobility up to an aggregate of $500,000 in two tranches of $250,000. Pursuant to the loan agreement, under the first tranche VINA has agreed to make up to two initial term loans not to exceed $250,000 in the aggregate. VINA's obligation to make these initial term loans is contingent on, among other things, the bankruptcy court first approving the terms and conditions of the loan agreement and the granting of transition services to VINA under a services agreement with Metrobility. If the bankruptcy court does not approve the terms and conditions of the loan agreement within 120 days of the date of the loan agreement, VINA's obligation to make the initial term loans expires. Upon consummation of the sale of assets by Metrobility to MOS Acquisition , and assuming bankruptcy court approval of the terms and conditions of the loan agreement and other conditions specified in the loan agreement, VINA has agreed to make up to two additional term loans of up to an aggregate principal amount equal to $250,000. Like the initial term loans, VINA's obligation to make any additional term loans expires if the bankruptcy court does not approve the terms and conditions of the loan agreement within 120 days of the date of the loan agreement.

     Interest Rate and Maturity of Loans. The initial and additional term loans bear an interest rate of 10% per year. All principal and interest on the term loans is due and payable on the first to occur of the following events:

     * the date on which Metrobility sells, through one or in a series of transactions, assets specifically used in connection with the Metrobility optical systems business having a fair market value greater than or equal to 50% of the fair market value of all such assets on the date of the loan agreement; and

     * (a) if the closing of the sale of assets to MOS Acquisition under the Asset Purchase Agreement occurs before February 14, 2002, the earlier of (1) the effective date of a confirmed Chapter 11 plan in the bankruptcy and (2) October 17, 2002, and (b) otherwise, February 14, 2002, and if the assets to be purchased by MOS Acquisition under the asset purchase agreement with Metrobility are sold by Metrobility to any person other than MOS Acquisition, the date of the sale.

     Security Interest. As collateral security for Metrobility's borrowings under the loan agreement, Metrobility has granted to VINA a security interest and first priority lien under the Bankruptcy Code to all of the assets, tangible and intangible, of Metrobility and all proceeds from the assets, other than the inventory of Metrobility located at Colonial Manufacturing Inc. The security interest granted by Metrobility to VINA has priority over all pre-existing security interests in the assets of Metrobility except the security interest of Deutsche Financial Services Corporation in Metrobility's IFS ERP Software with two year's software maintenance and support and the Oracle Software with one year maintenance and support, and the security interest of the Bank of New Hampshire in the assets of Metrobility. Metrobility has agreed to file all necessary financing statements to evidence VINA's security interest. The security interest and priority of the security interest granted by Metrobility to VINA are subject to approval by the bankruptcy court.

Opinion of Thomas Weisel Partners LLC

     Thomas Weisel Partners LLC has rendered a fairness opinion to VINA in connection with the merger, the loan and the asset purchase, referred to collectively in this description as the "transaction." On October 17, 2001, Thomas Weisel Partners delivered to the special committee of the board of directors of VINA its opinion that, as of that date, the consideration as defined below to be paid by VINA pursuant to the transaction was fair to VINA from a financial point of view. Thomas Weisel Partners' opinion did not address in any manner the matters described under Proposal 1 in this proxy statement.

     As used in the Thomas Weisel Partners opinion, consideration refers to both the merger consideration and the loan. In addition, as used in the Thomas Weisel Partners opinion, the term merger consideration means:

     * in the event that the requisite stockholder approval of the issuance of shares of VINA common stock pursuant to the merger agreement in a manner that complies with Rule 4350(i) of the Nasdaq Stock Market has not been obtained prior to the effective time of the merger, the right to receive a promissory note in a form attached to the merger agreement that is convertible upon receipt of that stockholder approval into 2,217,527 shares of VINA common stock and that provides for interest at a per annum rate of 6% and for a principal amount in United States dollars equal to (1) two million divided by (b) the total number of shares of MOS Acquisition common stock issued and outstanding at the effective time of the merger; or

     * in the event that the stockholder approval described in the immediately preceding bullet has been obtained prior to the effective time of the merger, the right to receive a number of shares of VINA common stock equal to (1) 2,217,527 divided by (2) the total number of shares of MOS Acquisition common stock issued and outstanding at the effective time of the merger.

Finally, as used in the Thomas Weisel Partners opinion, the term loans means the loans by VINA to Metrobility of up to $500,000 in two tranches, the first tranche of which may consist of up to two draw-downs in an aggregate principal amount with respect to both draw-downs of up to $250,000 and may be borrowed by Metrobility upon bankruptcy court approval of the loans, and subject to certain other conditions described in the loan agreement, which may occur prior to the consummation of the merger and the asset purchase, and the second tranche of which may consist of up to two draw-downs in an aggregate principal amount with respect to both draw-downs of up to $250,000 and, subject to certain conditions described in the loan agreement, may be borrowed by Metrobility upon consummation of the asset purchase.

     Thomas Weisel Partners noted in its opinion that both tranches of the loan will be due and payable on the first to occur of:

     * the date Metrobility sells assets specifically used in connection with its optical systems business having a fair market value greater than or equal to 50% of the fair market value of all such assets on the date of the loan agreement; and

     * (1) if the asset acquisition is consummated before the date that is 120 days after the date of the loan agreement on the earlier of (a) the effective date of a confirmed Chapter 11 plan in the bankruptcy case relating to Metrobility and (b) one year after the date of the loan agreement and (2) if otherwise, on the first to occur of (a) the date that is 120 days after the date of the loan agreement and (b) the date that the assets that are the subject of the asset purchase agreement are sold by Metrobility to any person other than Sierra.

     VINA did not impose any limitations on Thomas Weisel Partners with respect to the investigations made or procedures followed in rendering its opinion.

     The full text of the Thomas Weisel Partners opinion is attached as Annex F to this proxy statement and is incorporated into this proxy statement by reference. Stockholders of VINA are urged to, and should, read this opinion carefully and in its entirety. However, we have included the following summary of the Thomas Weisel Partners opinion.

     Thomas Weisel Partners has directed its opinion to the special committee of the board of directors of VINA. The opinion does not constitute a recommendation to you as to how you should vote with respect to the transaction, or any other matter described in this proxy statement. The opinion addresses only the financial fairness of the consideration to VINA from a financial point of view as of the date of the opinion. It does not address the relative merits of the transaction or any alternatives to the transaction. Further, it does not address VINA's underlying decision to proceed with or effect the transaction, or any other aspect of the transaction. In furnishing its opinion, Thomas Weisel Partners did not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act and the rules and regulations promulgated under the Securities Act, nor did it admit that its opinion constitutes a report or valuation within the meaning of the Securities Act. The Thomas Weisel Partners opinion includes statements to this effect.

     In connection with its opinion, Thomas Weisel Partners:

     * reviewed certain publicly available financial and other data with respect to VINA, including the consolidated financial statements for recent years and interim periods to June 30, 2001 and certain other relevant financial and operating data relating to VINA made available to us from published sources and from the internal records of VINA;

     *    reviewed the merger agreement;

     *    reviewed the loan agreement;

     *    reviewed the asset purchase agreement;

     * reviewed certain publicly available information concerning the trading of, and the trading market for, VINA common stock;

     * compared VINA and the forecasts described below as they relate to the optical concentration business of Metrobility from a financial point of view with certain other companies in the communications equipment industry which Thomas Weisel Partners deemed to be relevant;

     * considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the communications equipment industry which Thomas Weisel Partners deemed to be comparable, in whole or in part, to the merger;

     * reviewed and discussed with representatives of the management of VINA certain information of a business and financial nature regarding VINA and the optical concentration business of Metrobility, furnished to Thomas Weisel Partners by management of VINA, including two sets of financial forecasts and related assumptions with respect to the optical concentration business of Metrobility and financial forecasts and related assumptions with respect to VINA, in each case prepared by the management of VINA;

     * made inquiries regarding and discussed the merger, the loan and the asset purchase and the merger agreement, the loan agreement and the asset purchase agreement and other matters related to those items with VINA's counsel; and

     * performed such other analyses and examinations as Thomas Weisel Partners deemed appropriate.

     In preparing its opinion, Thomas Weisel Partners did not assume any obligation to independently verify the information referred to above and relied on the information being accurate and complete in all material respects. With respect to the forecasts described above provided to Thomas Weisel Partners by management of VINA, upon advice of the management of VINA and with the consent of the special committee Thomas Weisel Partners assumed for purposes of its opinion that those forecasts had been reasonably prepared on bases reflecting the best available estimates and judgments of the management of VINA at the time of preparation based on the respective assumptions included therein as to the future financial performance of VINA and of the optical concentration business of Metrobility and that those forecasts provided a reasonable basis upon which Thomas Weisel Partners could form its opinion. In addition, Thomas Weisel Partners assumed that there had been no material changes in the assets, financial condition, results of operations, business or prospects of the optical concentration business of Metrobility from the information described to Thomas Weisel Partners by management of VINA. Thomas Weisel Partners also assumed that the transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Exchange Act and all other applicable federal and state statutes, rules and regulations. Finally, Thomas Weisel Partners assumed with the consent of the special committee that the merger will be consummated in accordance with the terms described in the merger agreement, that the loan will be consummated in accordance with the terms described in the loan agreement and that the asset purchase will be consummated in accordance with the terms of the asset purchase agreement, without any further amendments to the merger agreement, the loan agreement or the asset purchase agreement and without waiver by VINA of any of the conditions to its obligations under the merger agreement and the loan agreement and without waiver by MOS Acquisition or Sierra of any of the conditions to their obligations under the asset purchase agreement.

     In addition, for purposes of its opinion:

     * Thomas Weisel Partners relied on advice of counsel to VINA as to all legal matters with respect to Metrobility, MOS Acquisition, the merger, the loan, the asset purchase, the merger agreement, the loan agreement and the asset purchase agreement.

     * Thomas Weisel Partners did not assume responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities, contingent or otherwise, of VINA or of the optical concentration business of Metrobility, nor was Thomas Weisel Partners furnished with any such appraisals.

     * The Thomas Weisel Partners opinion was based on economic, monetary, market and other conditions as in effect on, and the information made available to Thomas Weisel Partners as of, the date of its opinion. Accordingly, although subsequent developments may affect its opinion, Thomas Weisel Partners has not assumed any obligation to update, revise or reaffirm its opinion.

     The following represents a brief summary of the material financial analyses performed by Thomas Weisel Partners in connection with providing its opinion to the special committee of the board of directors of VINA. Some of the summaries of financial analyses performed by Thomas Weisel Partners include information presented in tabular format. In order to fully understand the financial analyses performed by Thomas Weisel Partners, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Thomas Weisel Partners.

     Comparable Company Valuation Analysis. Thomas Weisel Partners reviewed and compared financial and operating data of the optical concentration business of Metrobility to corresponding data of the following publicly traded companies in the communications equipment business. Thomas Weisel Partners believes that the 10 companies listed below have operations similar to some of the operations of the optical concentration business of Metrobility, but noted that none of these companies has the same management, composition, size or combination of businesses as the optical concentration business of Metrobility:

     *    Extreme Networks, Inc.

     *    Foundry Networks, Inc.

     *    ONI Systems Corp.

     *    Redback Networks, Inc.

     *    Riverstone Networks, Inc.

     *    ADC Telecommunications, Inc.

     *    Advanced Fibre Communications, Inc.

     *    Carrier Access Corporation

     *    Netopia, Inc.

     *    Terayon Communications Systems, Inc.

     For purposes of this analysis, Thomas Weisel Partners calculated aggregate value, which Thomas Weisel Partners defined as equity value plus total debt and less cash and cash equivalents, as a multiple of estimated revenue for the selected companies for calendar years 2002 and 2003. Estimated financial data for the selected companies for 2002 were based on publicly available research analysts' estimates and for 2003 were based on estimates which were grown out using long-term growth rates. With respect to the optical concentration business of Metrobility, VINA management provided Thomas Weisel Partners with two sets of financial forecasts and related assumptions: (1) the base case, referred to in this description as Case A, and (2) the base case which reflects certain discounts to Case A made by management of VINA, referred to in this description as Case B. For the purposes of this comparable companies analysis, estimated financial data for the optical concentration business of Metrobility was based on Case B. The following table sets forth the relevant range of multiples as determined by Thomas Weisel Partners based on this analysis and the mean and median multiples:

     Aggregate Value to:       Range of multiples        Mean        Median
     ------------------        ------------------        ----        ------
     CY 2002E Revenues         2.35x to 2.84x            1.99x       2.21x
     CY 2003E Revenues         1.74x to 2.10x            1.48x       1.74x

     Thomas Weisel Partners noted that the aggregate value of the consideration to be paid by VINA in connection with the transaction implied multiples of 1.34x the 2002 estimated revenues for Metrobility's optical concentration business and 0.12x the 2003 estimated revenues for Metrobility's optical concentration business. In addition, this analysis yielded an implied aggregate value range for the optical concentration business of Metrobility of $3.3 million to $4.0 million based on 2002 estimated revenues and $26.2 million to $31.5 million based on 2003 estimated revenues.

     Comparable Transactions Analysis; Public to Public Systems and Software Transactions. Thomas Weisel Partners analyzed implied transaction multiples paid or proposed to be paid in the following 13 selected merger and acquisition transactions in the systems and software industry that involved public companies on both sides of the transaction:

Announcement Date        Name of Acquirer                   Name of Target
-----------------        ----------------                   --------------
5/24/01                  Polycom, Inc.                      PictureTel Corporation
12/7/00                  Nokia Corporation                  Ramp Networks Inc.
12/6/00                  Polycom, Inc.                      Accord Networks Ltd.
11/10/00                 Cisco Systems, Inc.                Active Voice Corp.
7/26/00                  Symbol Technologies, Inc.          Telxon Corp.
6/9/00                   ADC Telecommunications Inc.        Centigram Communications Corp.
5/2/00                   Clarent Corporation                ACT Networks, Inc.
4/19/00                  Nortel Networks Corporation        Architel Systems Corporation
12/13/99                 Westell Technologies Inc.          Teltrend Corporation
11/9/99                  Cisco Systems, Inc.                Aironet Wireless Communications Inc.
8/24/99                  Nortel Networks Corporation        Periphonics Corporation
6/22/99                  Newbridge Networks Corp.           Stanford Communications Inc.
4/5/99                   Lucent Technologies Inc.           Mosaix Inc.

     With respect to these transactions, Thomas Weisel Partners reviewed next 12 months, or NTM, revenues of each of the target companies as a multiple of the aggregate value implied by the relevant transaction. For purposes of this analysis, estimated financial data for the relevant companies were based on publicly available research analysts' estimates and estimated financial data for the optical concentration business of Metrobility was based on VINA management's Case B financial estimates. For purposes of this analysis, Thomas Weisel Partners considered aggregate value as adjusted for declines in the acquirer's stock price following announcement of the transaction. The following table sets forth the relevant range of multiples as determined by Thomas Weisel Partners based on this analysis and the mean and median multiples:

     Aggregate Value to:       Range of multiples        Mean        Median
     ------------------        ------------------        ----        ------
     Adjusted NTM Revenues       0.15x to 2.40x          1.46x       1.43x

     This analysis yielded an implied aggregate value range for the optical concentration business of Metrobility of $0.2 million to $3.3 million.

     Comparable Transactions Analysis; Selected Public to Private Systems Transactions. Thomas Weisel Partners analyzed implied transaction ratios paid or proposed to be paid in the following 12 selected merger and acquisition transactions in the systems industry that involved public company acquirers and private company targets:

Announcement Date        Name of Acquirer                   Name of Target
-----------------        ----------------                   --------------
9/19/01                  Netopia, Inc.                      Cayman Systems, Inc.
7/30/01                  Motorola, Inc.                     RiverDelta Networks, Inc.
7/27/01                  Cisco Systems, Inc.                Allegro Systems, Inc.
7/25/01                  Nokia Corporation                  Amber Networks, Inc.
5/25/01                  Redback Networks Inc.              Merlin Systems, Inc.
3/2/01                   Extreme Networks, Inc.             Webstacks, Inc.
2/13/01                  ONI Systems Corp.                  Finisar Corporation's Opticity Products
1/2/01                   Extreme Networks, Inc.             Optranet, Inc.
12/19/00                 CIENA Corporation                  Cyras Systems, Inc.
6/6/00                   Sycamore Networks, Inc.            Sirocco Systems, Inc.
6/1/00                   Lucent Technologies Inc.           Chromatis Networks Inc.
11/29/99                 Redback Networks Inc.              Siara Systems, Inc.

     With respect to these transactions, Thomas Weisel Partners calculated the ratio of the aggregate value of the target implied by the transaction to the number of employees acquired by the acquirer as a result of the transaction. For purposes of this analysis, Thomas Weisel Partners considered aggregate value as adjusted for declines in the acquirer's stock price following announcement of the transaction. The following table sets forth the relevant range of ratios as determined by Thomas Weisel Partners based on this analysis and the mean and median multiples (dollars in millions):

                                           Range of ratios    Mean     Median
                                           ---------------    ----     ------
     Adjusted Aggregate  Value/Employees    $0.258-$3.754    $1.831    $1.259

     This analysis yielded an implied aggregate value range for the optical concentration business of Metrobility of $8.0 million to $116.4 million.

     Comparable Transactions Analysis; Acquisitions of Assets out of Bankruptcy. Thomas Weisel Partners analyzed implied transaction ratios paid or proposed to be paid in the following 12 selected merger and acquisition transactions that involved the acquisition of assets out of the estate of a bankrupt entity:

Announcement Date        Name of Acquirer                   Name of Target
-----------------        ----------------                   --------------
9/21/01                  BaneTele                           Enitel ASA
9/20/01                  Sanmina Corporation                Electro Mechanical Solutions, Inc.
8/13/01                  AIT Group PLC                      Information Management Associates, Inc.
8/9/01                   Dow Jones & Company                Bridge Information Systems Inc.
8/1/01                   divine, Inc.                       Intira Corporation
3/22/01                  AT&T Corp.                         Northpoint Communications Group, Inc.
2/23/01                  CCC GlobalCom Corporation          Equalnet Communications Corp.
2/22/01                  Avaya Inc.                         Quintus Corporation
12/13/00                 CenterSpan Communications          Scour, Inc.
9/21/00                  Creative Technology Ltd.           Aureal Inc.
6/14/00                  World Access, Inc.                 TelDaFax AG
2/1/00                   Schlumberger Limited               CellNet Data Systems, Inc.

     With respect to these transactions, Thomas Weisel Partners calculated the ratio of the aggregate value of the assets implied by the transaction to the number of employees acquired by the acquirer as a result of the transaction. For purposes of this analysis, Thomas Weisel Partners considered aggregate value as adjusted for declines in the acquirer's stock price following announcement of the transaction. In addition, for purposes of this analysis Thomas Weisel Partners considered aggregate value in the present transaction based on the consideration to be paid by Sierra for the assets of the optical concentration business of Metrobility--or the forgiveness of $2 million in secured debt. The following table sets forth the relevant range of ratios as determined by Thomas Weisel Partners based on this analysis and the mean and median multiples (dollars in millions):

                                           Range of ratios    Mean     Median
                                           ---------------    ----     ------
     Adjusted Aggregate Value/Employees     $0.072-$0.537    $0.275    $0.131

     Thomas Weisel Partners noted that the mean adjusted aggregate value per employee in these 12 transactions was $0.275, compared to $0.060 with respect to Sierra's proposed acquisition of the optical concentration business of Metrobility. In addition, this analysis yielded an implied aggregate value range for the optical concentration business of Metrobility of $2.2 million to $16.7 million.

     No company or transaction used in the comparable company or comparable transactions analyses is identical to VINA, the optical concentration business of Metrobility or the transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which VINA, the optical concentration business of Metrobility and the transaction are being compared.

     Contribution Analysis. Thomas Weisel Partners performed a contribution analysis, comparing the relative contributions of VINA and of the optical concentration business of Metrobility to the estimated calendar years 2002 and 2003 revenues of the combined company. For the purposes of this analysis, VINA estimates and financial forecasts for 2002 were based on publicly available research analysts' estimates and for 2003 were based on estimates which were grown out using long-term growth rates and estimates and financial forecasts for the optical concentration business of Metrobility were based on both Case A and Case B.

                                      Optical Concentration
                                     Business of Metrobility        VINA
                                     -----------------------        ----
     Estimated 2002 Revenue
     Case A                                   5.1%                  94.9%
     Case B                                   2.1%                  97.9%

     Estimated 2003 Revenue
     Case A                                  18.5%                  81.5%
     Case B                                  14.6%                  95.4%

Thomas Weisel Partners noted that, based on VINA's closing stock price on October 16, 2001 and 2,217,527 shares of VINA common stock to be issued in the transaction, Sierra Ventures would acquire as a result of the transaction shares of VINA common stock equal to 5.6% of the outstanding shares of VINA common stock, not including any shares purchased in the private placements described under Proposal 1 of this Proxy Statement.

     The foregoing description is only a summary of the analyses and examinations that Thomas Weisel Partners deems material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Thomas Weisel Partners. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Thomas Weisel Partners believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the special committee of the board of directors of VINA. In addition, Thomas Weisel Partners may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Thomas Weisel Partners with respect to the actual value of the optical concentration business of Metrobility.

     In performing its analyses, Thomas Weisel Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of VINA. The analyses performed by Thomas Weisel Partners are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by Thomas Weisel Partners with respect to the financial fairness of the exchange ratio pursuant to the merger agreement, and were provided to the board of directors of VINA in connection with the delivery of the Thomas Weisel Partners opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

     Thomas Weisel Partners' opinion and presentation were among the many factors that the special committee of the board of directors of VINA took into consideration in making its determination to approve the issuance of shares of VINA common stock in the merger.

     VINA paid Thomas Weisel Partners a customary fee upon delivery of its opinion. Further, VINA has agreed to reimburse Thomas Weisel Partners for its reasonable out-of-pocket expenses and to indemnify Thomas Weisel Partners, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against specific liabilities, including liabilities under the federal securities laws.

     In the ordinary course of its business, Thomas Weisel Partners actively trades the equity securities of VINA for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities. Thomas Weisel Partners has also acted as an underwriter in connection with the initial public offering of common stock of VINA and performed various investment banking services for VINA.

Impact of the Issuance on Existing Stockholders

     If this proposal is approved, our existing stockholders will hold a smaller share of our outstanding capital stock and will have less influence on our affairs. The Sierra Ventures affiliated entities currently beneficially own approximately 39.5% of our outstanding common stock. Following the closing of the private placements described in Proposal 1 and the issuance of the shares pursuant to the merger as described in this Proposal 2, Sierra Ventures VII, L.P., together with its affiliated entities, will be our largest stockholder, beneficially owning approximately 53.4% of the issued and outstanding shares of common stock of VINA and controlling 35% of the total voting power of our outstanding capital stock (assuming Proposal 1 is approved) after giving effect to the provisions of the stockholders' agreement. In addition, Mr. Jeffrey M. Drazan, a member of our Board of Directors, is a manager of Sierra Ventures Associates VII, LLC which is the general partner of Sierra Ventures VII, L.P. and is also the manager and general partner of various other of its affiliates that own shares of VINA common stock. Accordingly, Sierra Ventures and its affiliates will have significant influence over matters submitted to our stockholders.

     In addition, we have hired 28 former employees of Metrobility in anticipation of acquiring, by way of merging MOS Acquisition with and into VINA, the assets and technology currently used by Metrobility in connection with its development of its optical concentration products. Developing optical concentration products will require significant financial, management and engineering resources. Although we have hired former employees of Metrobility to help meet our engineering needs, we may need to hire additional personnel. We also will need to locate and lease suitable office space and research and development facilities in New Hampshire for the new employees. Accordingly, we expect our research and development expenses to increase if we consummate the merger with MOS Acquisition acquiring the Metrobility assets.

Interests of Certain Persons

     Mr. Jeffrey M. Drazan, a member of our Board of Directors, is a manager of Sierra Ventures Associates VII, LLC, which is the general partner of Sierra Ventures VII, L.P., which are affiliates and which own shares of VINA common stock either directly or as nominee for its members. Mr. Drazan is also the general partner of SV Associates V, L.P. and SV Associates VI, L.P., which are affiliates and beneficially own shares of VINA common stock.

     Mr. Drazan was until recently a member of the Board of Directors of Metrobility Optical Systems, Inc., and certain of the Sierra Ventures affiliates are majority stockholders of Metrobility, as well as secured and unsecured creditors of Metrobility.

     MOS Acquisition is wholly owned by Sierra Ventures VII, L.P. and Sierra Ventures VII Associates, LLC. MOS Acquisition and Sierra Ventures VII, L.P. are purchasing assets from Metrobility pursuant to the asset purchase agreement in exchange for the forgiveness of $2,000,000 of Metrobility's debt to Sierra Ventures VII, L.P. As described above, upon the consummation of the asset sale to MOS Acquisition, VINA has agreed to merge MOS Acquisition with and into VINA and issue to the Sierra Ventures entities that own MOS Acquisition shares of common stock or subordinated promissory notes that convert into shares of common stock upon stockholder approval.

     Collectively, with Mr. Drazan, the affiliated Sierra Ventures entities beneficially own approximately 39.5% of the issued and outstanding common stock of VINA following the initial closing of the October 17 Agreement described in Proposal 1 above, and will beneficially own approximately 52% of the issued and outstanding common stock of VINA and will control 35% of the voting power of VINA (after giving effect to the provisions of the Stockholders' Agreement) immediately following the private placement transactions described in Proposal 1 and the issuance of the shares to Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC pursuant to the merger.

Dissenters' Rights

     Under Delaware law, stockholders are not entitled to dissenters' rights with respect to this Proposal 2.

Vote Required

     The affirmative vote of the holders of a majority of our common stock represented and voting at the Special Meeting will be required to approve the issuance of the shares in the merger or the issuance of the shares upon conversion of the subordinated promissory notes.

Recommendation of the Board of Directors

     The Special Committee of our Board of Directors recommends a vote FOR the approval of the issuance of shares of the common stock as described in this Proposal 2.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of October 15, 2001 as to shares of VINA common stock beneficially owned by: (i) each person who is known by VINA to own beneficially more than 5% of the VINA common stock, (ii) each of VINA's directors, (iii) VINA's chief executive officer and four other most highly compensated executives and (iv) all directors and executive officers of VINA as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise indicated, the business address of each individual is 39745 Eureka Drive, Newark, California 94560.


                                        Shares     Percentage
                                     Beneficially  Beneficially     Shares         Percentage
                                        Owned         Owned      Beneficially      Beneficially       Shares             Percentage
                                      Before the    Before the      Owned             Owned         Beneficially        Beneficially
                                        Private      Private       After the        After the         Owned                Owned
                                      Placements    Placements      Private          Private          After                After
                                      and Merger    and Merger    Placements        Placements      the Merger           the Merger
                                         (1)           (2)            (1)              (3)             (1)                   (4)
                                      ----------    ----------    ----------        ----------      ----------           ----------
Entities affiliated with London
  Pacific Assurance Limited (5) ..    3,044,402(6)      8.2%      3,044,402             4.8%       3,044,402                 4.6%
Entities affiliated with Sierra
  Ventures V, L.P. (7) ...........   10,285,912(8)     27.6%     36,304,222(8)(9)      51.6%+     38,521,749(8)(9)(10)      53.0%+
Steven M. Bauman .................    2,034,000(11)     5.2%      2,343,742(11)(12)     3.6%       2,343,742(11)(12)         3.5%
Joshua W. Soske ..................    2,289,186(13)     6.0%      2,289,186(13)         3.5%       2,289,186(13)             3.4%
W. Michael West ..................    1,300,023(14)     3.5%      1,609,765(14)(15)     2.5%       1,609,765(14)(15)         2.4%
Jeffrey M. Drazan ................   10,568,739(16)    28.3%     36,587,049(16)(17)    51.9%+     38,804,576(16)(17)(18)    53.4%+
John F. Malone ...................      187,500(19)       *         187,500(19)           *          187,500(19)               *
Philip J. Quigley ................      349,063(20)       *         349,063(20)           *          349,063(20)               *
Stanley E. Kazmierczak ...........      612,000(21)     1.6%        612,000(21)           *          612,000(21)               *
Thomas J. Barsi ..................      373,000(22)     1.0%        373,000(22)           *          373,000(22)               *
C. Reid Thomas ...................      444,166(23)     1.2%        506,114(24)           *          506,114(23)(24)           *
Paul Scott .......................       30,000(25)       *          30,000(25)           *           30,000(25)               *
All directors and executive
  officers as a group (12 persons)   19,090,684        50.7%     45,790,426            66.1%+     48,007,953                67.1%+

----------
*    Less than 1%.

+ On October 17, 2001, Mr. Jeffrey M. Drazan, Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC, and several of their affiliates that own shares of our common stock, entered into a Stockholders' Agreement with VINA, which generally restricts the discretionary voting of more than 35% of our outstanding shares of common stock by Sierra Ventures and its affiliates until October 19, 2011.

(1) To VINA's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of VINA common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2) Percentage ownership is based on 37,262,060 shares of common stock outstanding as of October 15, 2001, and excludes the shares issued or to be issued in the private placement transactions. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable, or exercisable within 60 days after October 15, 2001, are deemed outstanding for computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person.

(3) Percentage ownership is based on 37,262,060 shares of common stock outstanding as of October 15, 2001, plus the shares issued or to be issued in the private placement transactions, for an aggregate total of 64,107,265 shares of common stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable, or exercisable within 60 days after October 15, 2001, and warrants currently exercisable or exercisable within 60 days after October 15, 2001, are deemed outstanding for computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person.

(4) Percentage ownership is based on 37,262,060 shares of common stock outstanding as of October 15, 2001, plus the shares issued or to be issued in the private placement transactions and pursuant to the merger of MOS Acquisition Corporation with and into VINA, for an aggregate total of 66,324,792 shares of common stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable, or exercisable within 60 days after October 15, 2001, and warrants currently exercisable or exercisable within 60 days after October 15, 2001, are deemed outstanding for computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person.

(5) The address of the principal place of business of London Pacific Assurance Limited is Minden House, 6 Minden Place, St. Helier, Jersey, Channel Islands.

(6) According to Schedule 13G dated February 5, 2001, filed jointly by London Pacific Life & Annuity Company ("LPLAC"), LPIMC Insurance Marketing Services ("LPIMC"), Berkeley International Capital Limited ("BICL"), and London Pacific Assurance Limited ("LPAL"), LPLAC, LPIMC, BICL and LPAL own collectively 3,044,402 shares. LPLAC is the beneficial owner of, with sole dispositive and voting power for, 535,715 shares. LPIMC is the beneficial owner of, with sole dispositive and voting power for, 100,000 shares. BICL is the beneficial owner of, with sole dispositive and voting power for, 178,571 shares. LPAL is the beneficial owner of, with sole dispositive and voting power for, 2,230,116 shares.

(7) The address of the principal place of business of Sierra Ventures V, L.P. is 3000 Sand Hill Road, Building Four, Suite 210, Menlo Park, California 94025.

(8) According to Schedule 13G dated February 14, 2001, filed jointly by Sierra Ventures V, L.P., a California limited partnership, SV Associates V, L.P., a California limited partnership, Sierra Ventures VI, L.P., a California limited partnership, and SV Associates VI, L.P., a California limited partnership, Sierra Ventures V, L.P. and SV Associates V, L.P. own collectively 8,591,484, and Sierra Ventures VI, L.P. and SV Associates VI, L.P. own collectively 1,618,035. Sierra Ventures V, L.P. and SV Associates V, L.P. are currently the beneficial owners of, and share voting and dispositive power for, 8,591,484 shares. Sierra Ventures VI, L.P. and SV Associates VI, L.P. are currently the beneficial owners of, and share voting and dispositive power for, 1,621,506 shares. Also includes 72,922 shares held by SV Associates VI, L.P., as nominee for its general partners.

(9) Includes an additional 19,045,383 shares and 6,085,000 warrants to purchase shares held by Sierra Ventures VII, L.P. and 672,927 shares and 215,000 warrants to purchase shares held by Sierra Ventures Associates VII, LLC, as nominee for its members after the private placements.

(10) Includes an additional 2,217,527 shares held by Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC, as nominee for its members pursuant to the merger of MOS Acquisition Corporation with and into VINA.

(11) Includes 350,000 shares held by Steven M. & Ina U. Bauman Trust and 100,000 shares held by Mr. Bauman's adult children. Also includes 1,584,000 shares subject to options exercisable within 60 days of October 15, 2001.

(12) Includes an additional 234,742 shares and 75,000 warrants to purchase shares held by Steven M. Bauman and Ina U. Bauman Trust after the private placements.

(13) Includes 930,200 shares subject to options exercisable within 60 days of October 15, 2001.

(14) Includes 400,000 shares subject to options exercisable within 60 days of October 15, 2001.

(15) Includes an additional 234,742 shares and 75,000 warrants to purchase shares held by the West 1991 Revocable Trust after the private placements.

(16) Includes 107,500 shares subject to options exercisable within 60 days of October 15, 2001. Also includes 8,591,484 shares held by Sierra Ventures V, L.P., 1,621,506 shares held by Sierra Ventures VI, L.P. and 72,922 shares held by SV Associates VI, LP, as nominee for its general partners. Jeffrey
     M. Drazan is a general partner of SV Associates V, L.P., a California limited partnership, and SV Associates VI, L.P., a California limited partnership, and is a director of ours. Other than 47,286 shares held by SV Associates VI, L.P., as nominee for its general partners and 312,989 shares held by Sierra Ventures Associates VII, L.P., as nominee for its members, Mr. Drazan disclaims beneficial ownership of the shares held by the Sierra Ventures entities, except to the extent of his pecuniary interest in these shares.

(17) Includes an additional 19,045,383 shares and 6,085,000 warrants to purchase shares held by Sierra Ventures VII, L.P. and 672,927 shares and 215,000 warrants to purchase shares held by Sierra Ventures Associates VII, LLC, as nominee for its members after the private placements. Jeffrey M. Drazan is a manager of Sierra Ventures Associates VII, LLC which is the general partner of Sierra Ventures VII, L.P., and is a director of ours. Other than 47,286 shares held by SV Associates VI, L.P., as nominee for its general partners and 312,989 shares held by Sierra Ventures Associates VII, LLC., as nominee for its members, Mr. Drazan disclaims beneficial ownership of the shares held by the Sierra Ventures entities, except to the extent of his pecuniary interest in these shares.

(18) Includes an additional 2,217,527 shares held by Sierra Ventures VII, L.P. and Sierra Ventures VII, LLC, as nominee for its members pursuant to the merger of MOS Acquisition Corporation with and into VINA. Jeffrey M. Drazan is a manager of Sierra Ventures Associates VII, LLC which is the general partner of Sierra Ventures VII, L.P., and is a director of ours. Other than 47,286 shares held by SV Associates VI, L.P., as nominee for its general partners and 312,989 shares held by Sierra Ventures Associates VII, L.P., as nominee for its members, Mr. Drazan disclaims beneficial ownership of the shares held by Sierra Ventures entities, except to the extent of his pecuniary interest in these shares.

(19) Includes 187,500 shares subject to options exercisable within 60 days of October 15, 2001.

(20) Includes 154,107 shares held by the Quigley Family Trust. Mr. Quigley is the Trustee of the Quigley Family Trust, and is a director of ours. Mr. Quigley disclaims beneficial ownership of his shares held by the Quigley Family Trust. Also includes 107,500 shares subject to options exercisable within 60 days of October 15, 2001.

(21) Includes 20,000 shares held by the Christin Kazmierczak Grantor Retained Annuity Trust and 20,000 shares owned by the Stanley Kazmierczak Grantor Retained Annuity Trust. Also includes 219,000 shares subject to options exercisable within 60 days of October 15, 2001.

(22) Includes 268,500 shares subject to options exercisable within 60 days of October 15, 2001.

(23) Includes 440,000 shares subject to options exercisable within 60 days of October 15, 2001.

(24) Includes an additional 46,948 shares and 15,000 warrants to purchase shares held by Mr. Thomas after the private placements.

(25) Includes 30,000 shares subject to options exercisable within 60 days of October 15, 2001.

Financial Information and Financial Statements

     Representatives of Deloitte & Touche LLP, independent auditors, are expected to be present at the Special Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be able to respond to appropriate questions.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data should be read in conjunction with the audited and unaudited condensed consolidated financial statements and notes thereto set forth herein, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations." Our historical results are not necessarily indicative of our future results.

                                                Period from
                                               June 21, 1996
                                                (inception)                                                        Nine Months
                                                  Through               Years Ended December 31,               Ended September 30,
                                                December 31,  --------------------------------------------    --------------------
                                                    1996        1997        1998        1999        2000        2000        2001
                                                  --------    --------    --------    --------    --------    --------    --------
                                                                 (in thousands, except per share data)
Consolidated Statements of Operations Data:
Net revenue ....................................  $     --    $    579    $  4,393    $ 12,700    $ 32,078    $ 21,230    $ 36,067
Cost of revenue ................................       542                    2054       7,713      19,240      12,910      23,115
                                                  --------    --------    --------    --------    --------    --------    --------
Gross profit ...................................        --          37       2,339       4,987      12,838       8,320      12,952
                                                  --------    --------    --------    --------    --------    --------    --------
Costs and expenses:
  Research and development .....................       499       1,906       4,174       6,690      12,609       8,633      13,788
  Selling, general and administrative ..........       342       2,532       6,414      10,881      21,124      14,705      17,950
  Stock-based compensation* ....................        --          79         154       4,715      24,169      17,763       8,381
  In-process research and development ..........        --          --          --          --          --          --       5,081
  Amortization of intangible assets ............        --          --          --          --          --          --       5,823
  Restructuring expenses .......................        --          --          --          --          --          --         991
                                                  --------    --------    --------    --------    --------    --------    --------
     Total costs and expenses ..................       841       4,517      10,742      22,286      57,902      41,101      52,014
                                                  --------    --------    --------    --------    --------    --------    --------
Loss from operations ...........................      (841)     (4,480)     (8,403)    (17,299)    (45,064)    (32,781)    (39,062)
Interest income, net ...........................         9         165         413         223       1,732         881       1,269
                                                  --------    --------    --------    --------    --------    --------    --------
Net loss .......................................  $   (832)   $ (4,315)   $ (7,990)   $(17,076)   $(43,332)   ($31,900)   ($37,793)
                                                  ========    ========    ========    ========    ========    ========    ========

Net loss per share, basic and diluted(1) .......       N/A    $  (4.83)   $  (2.63)   $  (3.30)   $  (2.63)   ($  2.71)   ($  1.08)
                                                  ========    ========    ========    ========    ========    ========    ========

Shares used in computation, basic and diluted(1)        --         894       3,038       5,169      16,467      11,774      34,837
                                                  ========    ========    ========    ========    ========    ========    ========
----------
* Stock-based compensation:
Cost of revenue ................................  $     --    $     --    $      2    $    152    $  1,855    $  1,295    $    833
Research and development .......................        --          36          78       1,098       7,985       5,705       3,924
Selling, general and administrative ............        --          43          74       3,465      14,329      10,763       6,193
Restructuring benefit ..........................        --          --          --          --          --          --      (2,569)
                                                  --------    --------    --------    --------    --------    --------    --------
                                                  $     --    $     79    $    154    $  4,715    $ 24,169    $ 17,763    $  8,381
                                                  ========    ========    ========    ========    ========    ========    ========

                                                                        December 31,
                                                  --------------------------------------------------------    Sept. 30,   Sept. 30,
                                                    1996        1997        1998        1999        2000        2000        2001
                                                  --------    --------    --------    --------    --------    --------    --------
                                                                       (in thousands)
Consolidated Balance Sheet Data
Cash, cash equivalents and short-term investments $  5,049    $  3,543    $ 11,359    $  2,568    $ 44,499    $ 50,787    $ 19,615
Working capital (deficit) ......................     4,842       2,896      11,058        (492)     40,657      46,128      20,592
Total assets ...................................     5,314       4,524      14,456       6,673      58,536      60,361      73,308
Long-term debt, less current portion ...........       129         400         655         534          --          --          --
Total stockholders' equity .....................     4,917       3,233      11,549         348      44,829      49,597      57,863

----------
(1) The diluted net loss per share computation excludes potential shares of common stock issuable pursuant to convertible preferred stock and options to purchase common stock, as well as common stock subject to repurchase rights held by us, as their effect would be antidilutive. See Notes 1 and 7 of notes to consolidated financial statements for a detailed explanation of the determination of the shares used in computing basic and diluted net loss per share.

          SELECTED CONSOLIDATED QUARTERLY FINANCIAL RESULTS (Unaudited)

     The following tables set forth selected unaudited quarterly results of operations for the years ended December 31, 1999 and 2000 and the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001:

                                                                      Quarter Ended
                      --------------------------------------------------------------------------------------------------------------
                      Mar. 31   June 30, Sept. 30,  Dec. 31,  Mar. 31,  June 30, Sept. 30,  Dec. 31,  Mar. 31,   June 30,  Sept. 30,
                       1999      1999      1999      1999      2000      2000      2000      2000       2001       2001      2001
                      -------   -------   -------   -------   -------   -------   -------   -------   --------   --------   -------
                                                          (in thousands, except per share amounts)
Net revenue ......... $ 2,903   $ 2,771   $ 2,992   $ 4,034   $ 5,187   $ 6,869   $ 9,174   $10,848   $ 11,029   $12,028    $13,010
Gross profit            1,417     1,479       815     1,276     1,948     2,649     3,723     4,518      2,783     4,958      5,211
Loss from operations   (2,057)   (2,895)   (5,095)   (7,252)   (7,931)  (11,923)  (12,927)  (12,283)   (19,188)  (12,378)    (7,496)
Net loss ............  (1,966)   (2,818)   (5,045)   (7,247)   (7,805)  (11,653)  (12,442)  (11,432)   (18,576)  (11,998)    (7,219)
Net loss per share,
  basic and diluted . $ (0.46)  $ (0.59)  $ (0.91)  $ (1.18)  $ (1.12)  $ (1.50)  $ (0.60)  $ (0.37)  $  (0.57)  $ (0.34)   $ (0.20)
Shares used in
  computation,
  basic and diluted .   4,270     4,768     5,520     6,118     6,958     7,794    20,571    30,545     32,783    35,589     36,139

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     When used in this discussion, the words "may," "will," "could" and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include statements as to expected net losses, expected cash flows, expected expenses, expected capital expenditures, expected deferred stock compensation, the adequacy of capital resources, growth in operations, the ability to integrate companies and operations that we may acquire, the expected date of and our ability to enter into a definitive manufacturing contract with Benchmark, expected reduction of operation costs, the timing and magnitude of cost reductions and associated charges resulting from our restructuring plan, our strategy with regard to protecting our proprietary technology, the ability to compete and respond to rapid technological change, our ability to obtain stockholder approval for the sale of shares of our common stock in our contemplated private financing, the ability to obtain bankruptcy approval for the acquisition of certain of the assets of Metrobility Optical Systems, Inc., our ability to locate and lease suitable research and development facilities in New Hampshire, expected customer concentration, ability to execute our business plan, our ability to reach a cash flow break even position and the performance and utility of products and services. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to the extent to which the current economic environment affects our current and potential customers' demand for our products, the effects of competition, competitive pricing and alternative technological advances, the extent to which our current and future products compete with the products of our customers, our ability to implement successfully and achieve the goals of our corporate restructuring plan, our ability to design, market and manufacture successfully products that address market demands, our ability to accurately predict our manufacturing requirements, our ability to maintain relationships with vendors of emerging technologies, changes in our business plans, our ability to obtain stockholder approval for the sale of shares of our common stock in our contemplated private financing, the ability to obtain bankruptcy approval for the acquisition of certain of the assets of Metrobility Optical Systems, Inc., whether other potential buyers will acquire the assets of Metrobility Optical Systems, Inc. under the bankruptcy court's bidding procedures, our ability to integrate the former employees of Metrobility Optical Systems, Inc. into our company, our ability to retain and attract highly skilled engineers for our research and development activities, and our ability to execute our business plan. These forward-looking statements speak only as of the date hereof. We expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in ours expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

     The following information should be read in conjunction with the audited and unaudited condensed consolidated financial statements and notes thereto set forth herein. We also urge readers to review and consider our disclosures describing various factors that could affect our business, including the disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors or Factors That May Affect Results contained in our Annual Report on Form 10-K, filed with the SEC on April 2, 2001 and in our Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2001.

Recent Developments

     On February 27, 2001, we completed the acquisition of Woodwind Communications Systems, Inc. (Woodwind), a provider of voice-over-broadband network edge access solutions. We issued approximately 4.2 million shares of common stock and $7.5 million in cash in exchange for all of Woodwind's outstanding capital stock. In addition, we assumed Woodwind's outstanding stock options, which, if fully vested and exercised, would result in the issuance of approximately 1.1 million shares of VINA common stock. The transaction was accounted for as a purchase.

     During the quarter ended September 30, 2001 we announced and completed a restructure plan intended to better align our operations with the changing market conditions. This plan is designed to prioritize VINA's high growth areas of business, focus on profit contribution and reduce expenses. This restructure includes workforce reduction. As a result of the restructuring efforts we reduced our workforce by approximately 40 employees across all functions.

     On October 17, 2001, we announced that we intend to sell up to approximately 25.3 million shares of common stock and warrants to purchase up to
8.09 million shares of our common stock in a private offering. The financing will consist of a two-stage private placement of common stock. The first stage, which closed on October 19, 2001, involved the sale of approximately 5.6 million shares at a price of $0.639 per share and warrants to purchase 1,795,283 shares of common stock, resulting in the receipt of gross proceeds by VINA of approximately $3.6 million. The second stage of the investment will require stockholder approval under the Nasdaq Stock Market Rules, since it would result in the issuance by VINA of more than 20 percent of our outstanding shares. Subject to stockholder approval and other customary conditions, the second stage would involve the private placement of up to an additional 19.7 million shares at a price of $0.639 per share, expected to result in gross proceeds to us of up to approximately $12.6 million. On October 19, 2001, we entered into a separate securities purchase agreement with an additional investor for the sale of 1,524,390 shares of common stock at a price per share of $0.656, plus warrants to purchase 500,000 shares of common stock. The offering is expected to result in gross proceeds to us of $1.0 million, and is also subject to stockholder approval under the Nasdaq Stock Market Rules. The warrants issued and to be issued pursuant to these offerings have an exercise price of $1.00 per share, and have a three-year term, subject to earlier termination if our share price equals or exceeds $2.00 for a period of 20 out of any 30 consecutive trading days. We expect to use the net proceeds of these offerings for working capital and general corporate purposes. Proceeds may also be used to make strategic investments, acquire or license technology or products, or acquire businesses that may complement its business. In addition, if we consummate the merger with MOS Acquisition Corporation, acquiring certain assets of Metrobility Optical Systems, Inc., a portion of the proceeds may also be used in connection with increased personnel and research and development costs associated with the acquired assets.

     On October 17, 2001, we entered into a merger agreement to acquire MOS Acquisition Corporation. MOS Acquisition was formed solely to purchase assets from Metrobility Optical Systems, Inc., which recently filed bankruptcy. The sale of the assets to MOS Acquisition is dependent upon bankruptcy court approval, as well as satisfaction of other conditions. If the bankruptcy court does not approve the purchase of the assets by MOS Acquisition, then VINA Technologies will not acquire MOS Acquisition. The assets consist of all of the assets and technology currently used by Metrobility in connection with its development of optical concentration products. MOS Acquisition is owned by Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC. These Sierra Ventures entities, affiliates of a member of our Board of Directors, Mr. Jeffrey
M.  Drazan,   are  both  substantial   stockholders  and  secured  creditors  of
Metrobility. Pursuant to the merger, assuming we obtain stockholder approval before the closing occurs, we will issue to the Sierra Ventures entities 2,217,527 shares of our common stock. If the merger closes before we obtain stockholder approval for the issuance of the shares, we will issue promissory notes in the aggregate principal amount of $2.0 million with an interest rate of 6% per year. These notes will convert automatically into 2,217,527 shares of common stock upon stockholder approval of the issuance of the shares. If our stockholders do not approve the issuance of the shares, the principal amount and all interest on the promissory notes will be due and payable one year from the date we issue the notes.

     In contemplation of the acquisition of the Metrobility assets pursuant to the merger, in late September and early October 2001 we hired 28 former employees of Metrobility, most of whom are engineers, to continue the research and development of optical concentration products started at Metrobility. VINA has entered into a joint services agreement with Metrobility, which has been approved by the bankruptcy court and allows VINA and its newly hired engineers and other personnel access to the Metrobility facilities and to the assets and technology used in Metrobility's optical concentration products currently under development in advance of the consummation of their sale to MOS Acquisition. If the asset sale is not approved by the bankruptcy court, VINA will have expended a significant amount of time and money evaluating and working with these assets and technology without gaining any rights to use the assets and technology in the future. If the asset sale is approved by the bankruptcy court and the sale of the assets is consummated, VINA will need to locate new facilities in New Hampshire to house its new employees and continue the optical concentration research and development activities.

Overview

     VINA Technologies is a leading developer of multiservice broadband access communications equipment that enables communications service providers to deliver bundled voice and data services. Our products integrate various broadband access technologies, including existing circuit-based and emerging packet-based networks, onto a single platform to alleviate capacity constraints in communications networks.

     From our inception in June 1996 through February 1997, our operating activities related primarily to developing and testing prototype products, commencing the staffing of our sales and customer service organizations and establishing relationships with our customers. We began shipping our Multiservice T1 Integrator product family in March 1997, our Multiservice
Xchange product in May 1999 and our MBX product in September 2001. Since inception, we have incurred significant losses, and as of September 30, 2001, we had an accumulated deficit of $111.3 million.

     We market and sell our products directly to communications service providers and through OEM customers and value-added resellers, or VARs. Our revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed and determinable, and collectibility is reasonably assured. This generally occurs upon commercial shipment of our products at which time we have no further performance obligations to our customers. We also record a provision at the time we recognize revenue primarily for warranty costs. No revenue is recognized on products shipped on a trial basis. We recognize extended warranty and other service revenue ratably over the respective service periods. This service revenue has not been significant to date.

     Our customer  base is highly  concentrated.  A  relatively  small number of customers have accounted for a significant portion of our historical net revenue. For the nine months ended September 30, 2001, sales to our five largest customers accounted for approximately 91% of our net revenue, of which sales to Lucent Technologies, NUVOX Communications and Advanced Telecom Group accounted for 49%, 20%, and 15%, respectively, of our net revenue. For the year ended December 31, 2000, sales to our five largest customers accounted for approximately 75% of our net revenue, of which sales to Lucent Technologies, Gabriel Communications and Trivergent Communications accounted for 31%, 16% and 13% of our net revenue, respectively. While the level of sales to any specific customer is anticipated to vary from period to period, we expect that we will continue to experience significant customer concentration for the foreseeable future. To date, international sales have not been significant. International sales have been denominated primarily in U.S. dollars and, accordingly, we have not been exposed to significant fluctuations in foreign currency exchange rates.

     Cost of revenue consists primarily of costs of products manufactured by a third-party contract manufacturer, component costs, depreciation of property and equipment, personnel related costs to manage the contract manufacturer and warranty costs, and excludes amortization of deferred stock compensation. We conduct program management, manufacturing engineering, quality assurance and documentation control at our facility in Newark, California. We outsource our manufacturing and testing requirements to Benchmark Electronics. Accordingly, a significant portion of our cost of revenue consists of payments to this contract manufacturer.

     We expect our gross margin to be affected by many factors, including competitive pricing pressures, fluctuations in manufacturing volumes, inventory obsolescence, costs of components and sub-assemblies, costs from our contract manufacturers and the mix of products or system configurations sold.
Additionally, our gross margin may fluctuate due to changes in our mix of distribution channels. Currently, we derive the majority of our revenue from sales made to our OEM customers. A significant increase in revenue to these OEM customers would adversely impact or reduce our gross margin.

     Research and development expenses consist primarily of personnel and related costs, consulting expenses and prototype costs related to the design, development, testing and enhancement of our multiservice broadband access products, and excludes amortization of deferred stock compensation. We expense all of our research and development expenses as incurred.

     Selling, general and administrative expenses consist primarily of personnel and related costs, including salaries and commissions for personnel engaged in direct and indirect selling and marketing and other administrative functions and promotional costs, including advertising, trade shows and related costs, and excludes amortization of deferred stock compensation.

     Stock-based compensation consists of the fair value of stock options granted to non-employees for services and the amortization of deferred stock compensation on stock options granted to employees. Deferred stock compensation represents the difference between the deemed fair market value of our common stock at the time of option granted and the exercise prices of these options. We are amortizing deferred stock compensation using a multiple option award valuation approach over the vesting periods of the applicable options, which is generally four years. The amortization of deferred stock compensation, based upon options granted through September 30, 2001, is expected to be $2.1 million in the last quarter of 2001, $5.1 million in 2002, $1.8 million in 2003 and $330,000 thereafter.

     Interest income, net, consists primarily of interest earned on our cash, cash equivalent and short-term investment balances partially offset by interest expense associated with our debt obligations.

     From inception through December 31, 2000, we incurred net losses for federal and state income tax purposes and have not recognized any income tax provision or benefit. As of December 31, 2000, we had $40.8 million of federal and $26.5 million of state net operating loss carryforwards to offset future taxable income that expire in varying amounts through 2020 and 2005, respectively. Given our limited operating history and losses incurred to date, coupled with difficulty in forecasting future results, a full valuation allowance has been provided. Furthermore, as a result of changes in our equity ownership from our preferred stock offerings and initial public offering, utilization of net operating losses and tax credits may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation may result in the expiration of net operating losses and tax credits before utilization.

Results of Operations

Three and Nine months Ended September 30, 2001 and 2000

     Net revenue. Net revenue increased to $36.1 million for the nine months ended September 30, 2001 from $21.2 million for the nine months ended September 30, 2000. Net revenue increased to $13.0 million for the quarter ended September 30, 2001 from $9.2 million for the quarter ended September 30, 2000. The growth in net revenues is primarily due to increased unit sales to existing customers and sales to new customers.

     Cost of revenue. Cost of revenue including stock-based compensation increased to $23.9 million for the nine months ended September 30, 2001 from $14.2 million for the nine months ended September 30, 2000. Cost of revenue including stock based-compensation increased to $8.0 million for the quarter ended September 30, 2001 from $6.0 million from the quarter ended September 30, 2000. Gross profit including stock-based compensation increased to $12.1 million for the nine months ended September 30, 2001 from $7.0 million for the nine months ended September 30, 2000. Gross profit including stock based compensation increased to $5.0 million for the quarter ended September 30, 2001 from $3.1 million for the quarter ended September 30, 2000. Gross profit including stock-based compensation as a percentage of net revenue increased to 33.6% for the nine months ended September 30, 2001 from 33.1% for the nine months ended September 30, 2000. This increase was due to a reduction in stock-based compensation from $1.3 for the nine months ended September 30, 2000 compared to

$800,000 for the nine months ended September 30, 2001, offset by a $1.8 million expense for excess inventory purchase commitments in the first quarter of 2001. The provision for the excess inventory purchase commitments was primarily the result of a shift in one of our customer's demands from next generation network equipment to traditional Time Division Multiplex (TDM) network equipment. Gross profit including stock-based compensation as a percentage of net revenue increased to 38.4% for the quarter ended September 30, 2001 from 34.2% for the quarter ended September 30, 2000 as a result of a decrease in stock-based compensation from $587,000 for the three months ended September 30, 2000 compared to $219,000 for the three months ended September 30, 2001, offset by higher average cost of sales and lower average sale price.

     Research and development expenses. Research and development expenses including stock-based compensation increased to $17.7 million for the nine months ended September 30, 2001, from $14.3 million for the nine months ended September 30, 2000. Research and development expense including stock based compensation decreased to $5.1 million for the quarter ended September 30, 2001 from $5.9 million for the quarter ended September 30, 2000. Research and development expenses including stock-based compensation as a percentage of net revenue decreased to 49.1% in the first nine months of 2001 from 67.5% in the first nine months of 2000 as our revenue increased at a faster rate than research and development expenses and our stock-based compensation decreased to $3.9 million for the nine months ended September 30, 2001 from $5.7 million for the nine months ended September 30, 2000. Research and development expenses including stock-based compensation as a percentage of net revenue decreased to 39.5% for the quarter ended September 30, 2001 compared to 64.2% for the quarter ended September 30, 2000 as our revenue increased at a faster rate than research and development expenses and our stock-based compensation decreased to $897,000 for the quarter ended September 30, 2001 from $2.5 million for the quarter ended September 30, 2000.

     In late September and early October 2001, we hired 28 new employees in anticipation of our acquisition of certain assets of Metrobility Optical Systems, Inc. pursuant to our contemplated merger with MOS Acquisition Corporation. If we acquire the assets pursuant to the merger, we plan to lease facilities in New Hampshire where the newly hired personnel and the assets are located. As a result of this, we believe that research and development expenses excluding stock-based compensation will increase in absolute dollar amounts in the next quarter.

     Selling, general and administrative expenses. Selling, general and administrative expenses including stock-based compensation decreased to $24.1 million for the nine months ended September 30, 2001 from $25.5 million for the nine months ended September 30, 2000. Selling, general and administrative expenses including stock based compensation decreased to $6.5 million for the quarter ended September 30, 2001 from $10.2 million for the quarter ended September 30, 2000. Selling, general and administrative expenses including stock based compensation as a percentage of net revenue decreased to 66.9% for the first nine months of 2001 from 120% for the first nine months of 2000, as our revenue increased at a faster rate than selling, general and administrative expenses and the value of stock-based compensation decreased to $6.2 million for the nine months ended September 30, 2001 from $10.8 million for the nine months ended September 30, 2000. Selling, general and administrative expenses including stock-based compensation as a percentage of net revenue decreased to 50% for the three months ended September 30, 2001 from 110.9% for the three months ended September 30, 2000, as our revenue increased at a faster rate than selling, general and administrative expenses and the value of stock-based compensation decreased to $1.5 million for the three months ended September 30, 2001 compared to $4.0 million for the three months ended September 30, 2000.

     Stock-based compensation. Stock-based compensation expense decreased to $8.4 million for the nine months ended September 30, 2001 from $17.8 million for the nine months ended September 30, 2000. Stock-based compensation expense decreased to $55,000 for the quarter ended September 30, 2001 from $7.1 million for the quarter ended September 30, 2000. The decrease is primarily due to our use of the multiple option award approach for amortizing deferred stock compensation, which results in accelerated amortization coupled with a net benefit associated with the workforce reduction of $2.6 million. This net benefit resulted from a $3.0 million benefit for the reversal of prior period estimated stock compensation expense on forfeited stock options offset by $431,000 of stock compensation expense resulting from the acceleration of unvested stock options in accordance with employee separation agreements. Based on stock options granted through September 30, 2001, we expect to record $2.1 million of amortization of stock-based compensation in the three months ending December 31, 2001.

     Restructuring expenses. Restructuring expenses, excluding the impact of stock-based compensation, of $991,000 for the three and nine months ended September 30, 2001 resulted primarily from severance and outplacement costs associated with the workforce reduction plan in the third quarter of 2001.
Including the impact of stock-based compensation, we recorded a net restructuring benefit of $1.6 million for the three and nine months ended September 30, 2001. As of September 30, 2001, we made $760,000 in severance payments. The remaining balance of $231,000 related to severance and fringe benefits is expected to be disbursed in full by the first quarter of 2002.

     Interest income, net. Interest income, net for the nine months ended September 30, 2001 increased to $1.3 million from $881,000 for the nine months ended September 30, 2000. This increase as primarily attributable to higher average cash balances. Interest income, net for the quarter ended September 30, 2001 decreased to $277,000 from $485,000 for the quarter ended September 30, 2000. This decrease was primarily attributable to interest earned on lower average cash balances and lower interest rates.

Fiscal Years Ended December 31, 2000, 1999 and 1998

     The following table sets forth selected consolidated statements of operations data as a percentage of net revenue for the periods indicated. For purposes of this table, cost of revenue, gross profit, research and development, and selling, general and administrative amounts do not include stock-based compensation.

                                                  Years Ended December 31,
                                                 --------------------------
                                                  1998      1999      2000
                                                 ------    ------    ------
     Net revenue ............................     100.0%    100.0%    100.0%
     Cost of revenue ........................      46.8      60.7      60.0
     Gross profit ...........................      53.2      39.3      40.0
     Costs and expenses:
        Research and development ............      95.0      52.7      39.3
        Selling, general and administrative .     146.0      85.7      65.9
        Stock-based compensation ............       3.5      37.1      75.3
     Total costs and expenses ...............     244.5     175.5     180.5
     Loss from operations ...................    (191.3)   (136.2)   (140.5)
     Interest income, net ...................       9.4       1.8       5.4
     Net loss ...............................    (181.9)%  (134.4)%  (135.1)%

     Net revenue. Net revenue was $32.1 million in 2000, $12.7 million in 1999 and $4.4 million in 1998. The 152% increase in net revenues in 2000 over 1999 was primarily due to increased unit sales to existing customers and sales to new customers. The increase in net revenue in 1999 over 1998 was primarily attributable to sales of our Multiservice Xchange products introduced in the second quarter of 1999 and increased unit sales of other products, offset by price reductions effected in the second quarter of 1999. In 1999, net revenue would have been $4.7 million higher absent these price reductions.

     Cost of revenue. Cost of revenue was $19.2 million in 2000, $7.7 million in 1999 and $2.1 million in 1998. Gross profit increased to $12.8 million in 2000 from $5.0 million in 1999 and $2.3 million in 1998. Gross margin increased to 40.0% in 2000 from 39.3% in 1999 due primarily to cost reductions on existing products and higher margins on new products. Gross margin decreased to 39.3% in 1999 from 53.2% in 1998, primarily due to price reductions effected in the second quarter of 1999. We anticipate that our gross margin may continue to fluctuate due to many factors, including competitive pricing pressures, fluctuations in manufacturing volumes, costs of components and subassemblies, costs from our contract manufacturers, the mix of products or system configurations sold and changes in our mix of distribution channels.

     Research and development expenses. Research and development expenses increased to $12.6 million in 2000 from $6.7 million in 1999 and $4.2 million in 1998. These increases were primarily a result of additional personnel costs, higher prototype expenses and higher consulting costs associated with our continuing research and development efforts. We believe that continued investment in research and development is critical to attaining our strategic product and cost reduction objectives, and as a result, we expect these research and development expenses to increase in absolute dollars in the future. Research and development expenses decreased as a percentage of net revenue from 95.0% in 1998 to 52.7% in 1999 and 39.3% in 2000. These decreases were a result of net revenue increasing at a rate faster than research and development expenses.

     Selling, general and administrative expenses. Selling, general and administrative expenses increased to $21.1 million in 2000 from $10.9 million in 1999 and $6.4 million in 1998. These increases were primarily attributable to increased personnel costs, including hiring of additional sales and key management personnel, as well as increased recruiting costs and increased promotional expenses, including trade shows and advertising. Selling, general and administrative expenses decreased as a percentage of net revenue from 146.0% in 1998, to 85.7% in 1999 and 65.9% in 2000. These decreases were a result of net revenue increasing at a rate faster than selling, general and administrative expenses. We intend to actively participate in marketing, business development activities and selling and promotional programs, substantially expand our field sales operations and customer support organizations and build our infrastructure to support our anticipated business growth and operation as a public company. As a result, we expect expenses related to these programs to continue to increase substantially in absolute dollars in the future.

     Stock-based compensation. We recorded deferred stock compensation of $36.4 million in 2000, $17.8 million in 1999 and $394,000 in 1998 for which amortization of deferred stock compensation was $23.5 million in 2000, $4.6 million in 1999 and $154,000 in 1998. Stock-based compensation related to options issued to non-employees for services was $99,000 in 1999 and $635,000 in 2000.

     Interest income, net. Interest income, net increased to $1.7 million in 2000 from $223,000 in 1999. This increase was primarily attributable to higher cash balances resulting in higher interest income earned offset by interest expense on bank loans. Interest income decreased to $223,000 in 1999 from $413,000 in 1998. This decrease was primarily attributable to lower cash balance resulting in lower interest income earned.

Liquidity and Capital Resources

     Net cash used in operating activities for the nine months ended September 30, 2001 was $23.8 million and $11.4 million for the nine months ended September 30, 2000. Cash used in operating activities for the nine months ended September 30, 2001 resulted primarily from the net loss from operations of $37.8 million, an increase in accounts receivable, inventory, and accounts payable of $4.2 million, $4.4 million, and $1.3 million, respectively, off-set by a net decrease in accrued and other current liabilities of $1.3 million, net increase in prepaids and other assets of $503,000 and non-cash activities including depreciation and amortization of fixed assets, goodwill and intangible assets of $7.2 million, stock-based compensation of $8.4 million, in-process research and development of $5.1 million and an inventory commitment purchase charge of $1.8 million. Net cash used in operating activities was $18.1 million in 2000, $9.1 million in 1999, and $8.1 million in 1998. Cash used in operating activities resulted primarily from net losses from operations offset by stock-based compensation and increases in accrued liabilities and accounts payable in each period.

     Net cash provided by investing activities was $34.8 million for the nine months ended September 30, 2001 and net cash used in investing activities was $46.9 million for the nine months ended September 30, 2000. Cash provided by investing activities for the nine months ended September 30, 2001 was primarily due to net proceeds from the sale or maturity of short-term investments of $37.3 million, offset by purchase of short term investments of $1.1 million, net cash used for the acquisition of Woodwind, net of cash acquired, of $454,000 and purchase of property and equipment of $983,000. Net cash used in investing activities was $39.3 million in 2000 and $4.7 million in 1998, primarily reflecting purchases of short-term investments and property plant and equipment. Net cash provided by investing activities was $3.1 million in 1999 primarily due to proceeds from the sale of investments.

     Net cash provided by financing activities was $438,000 for the nine months ended September 30, 2001 and $62.6 million for the nine months ended September 30, 2000. Cash provided by financing activities for the nine months ended September 30, 2001 was primarily due to net proceeds of $760,000 from the sale of common stock for the nine months ended September 30, 2001 compared to $36.5 million from the sale of common stock and $23.8 million from the sale of convertible preferred stock for the nine months ended September 30, 2000. Cash provided by financing activities was $62.5 million in 2000, $1.2 million in 1999 and $16.6 in 1998. In 2000, cash provided by financing activities was due primarily to proceeds from our initial public offering in August 2000 and the sale of convertible preferred stock in 2000. In 1999, cash provided by financing activities was primarily due to issuance of common stock and proceeds from issuance of long-term debt in 1998, cash provided by financing activities was primarily due to issuance of convertible preferred stock.

     We anticipate that operating expenses will constitute a material use of our cash resources. In addition, we may use cash resources, to fund acquisitions such as our recent acquisition of Woodwind and our contemplated acquisition of certain assets of Metrobility Optical Systems, or invest in complementary businesses, technologies or products. We believe that our cash on hand, including the $3.6 million raised in the October 2001 financing, will be sufficient to meet our working capital and capital expenditure requirements for at least the next 12 months.

     During the quarter ended September 30, 2001, we announced and completed a restructuring plan intended to better align our operations with changing market conditions. With our cost reduction efforts and if we successfully execute our business plan, we believe we will be able to reach a cash flow break even position. We will from time to time, however, review and may pursue additional financing opportunities. For example, to provide a financial cushion for our working capital needs, in October 2001, we entered into securities purchase agreements with investors to sell up to approximately $17.2 million of our common stock and warrants to purchase shares of our common stock. On October 19, 2001, we issued approximately 5.6 million shares at a price of $0.639 per share and warrants to purchase 1.8 million shares of common stock, resulting in the receipt of gross proceeds by us of approximately $3.6 million. The sale of the remaining shares of common stock and warrants is subject to stockholder approval. If we are unable to execute our business plan as anticipated, do not realize our expected operation cost reductions, or do not sell the remaining shares of common stock referred to above we may need to obtain additional funding during 2002, and we may seek to sell additional equity or debt securities or secure a bank line of credit. Currently, we have no other immediately available sources of liquidity. The sale of additional equity or other securities could result in additional dilution to our stockholders. Arrangements for additional financing may not be available in amounts or on terms acceptable to us, if at all.

Quantitative and Qualitative Disclosures About Market Risk

     We are exposed to financial market risks related to interest rates and foreign currency exchange rates. Our investments in commercial paper and debt obligations are subject to interest rate risk, but due to the short-term nature of these investments, interest rate changes would not have a material impact on their value as of December 31, 2000 or at September 30, 2001. To date, our international sales have been denominated primarily in U.S. dollars, and accordingly, a hypothetical change of 10% in the foreign currency exchange rates would not have a material impact on our consolidated financial position or the results of operations. The functional currency of our subsidiary in the United Kingdom is the U.S. dollar and as the local accounts are maintained in British pounds, we are subject to foreign currency exchange rate fluctuations associated with remeasurement to U.S. dollars. A hypothetical change of 10% in the foreign currency exchange rates would not have a material impact on our consolidated financial position or the results of operations.

To the Board of Directors and Stockholders of VINA Technologies, Inc.:

     We have audited the accompanying consolidated balance sheets of VINA Technologies, Inc. and its subsidiaries (the Company) as of December 31, 1999 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of VINA Technologies, Inc. and its subsidiaries at December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


/s/ DELOITTE & TOUCHE LLP


San Jose, California
January 22, 2001 (February 28, 2001 as to Note 13)

                             VINA TECHNOLOGIES, INC.
                           Consolidated Balance Sheets
               (In thousands, except share and per share amounts)

                                                                                   December 31,
                                                                               ----------------------
                                                                                 1999         2000
                                                                               ---------    ---------
ASSETS
Current assets:
  Cash and cash equivalents ................................................   $   2,568    $   7,740
  Short-term investments ...................................................          --       36,759
  Accounts receivable, net of allowance of $221 in 1999 and $335 in 2000 ...       2,469        5,243
  Inventories ..............................................................          96        1,973
  Prepaid expenses and other ...............................................         166        2,649
                                                                               ---------    ---------
      Total current assets .................................................       5,299       54,364
Property and equipment, net ................................................       1,356        4,096
Other assets ...............................................................          18           76
                                                                               ---------    ---------
      Total assets .........................................................   $   6,673    $  58,536
                                                                               =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable .........................................................   $   3,521    $   8,536
  Accrued compensation and related benefits ................................         891        2,588
  Accrued warranty .........................................................         449          686
  Other current liabilities ................................................         410        1,897
  Current portion of long-term debt ........................................         520           --
                                                                               ---------    ---------
      Total current liabilities ............................................       5,791       13,707
                                                                               ---------    ---------
Long-term debt .............................................................         534           --
                                                                               ---------    ---------

Commitments and Contingencies (Note 6)

Stockholders' equity:
  Convertible preferred stock; $0.0001 par value; shares authorized:
    1999, 15,000,000; 2000, 5,000,000;  aggregate liquidation preference of $24,993 in 1999:
      Series A, B, C and D; aggregate shares issued and outstanding: 1999,
        14,290,517; 2000, none .............................................           1           --
  Common stock; $0.0001 par value; shares authorized: 1999, 35,000,000;
    2000, 125,000,000; shares outstanding: 1999, 8,746,081; 2000, 32,546,845           1            3
  Additional paid-in capital ...............................................      44,081      144,708
  Deferred stock compensation ..............................................     (13,523)     (26,386)
  Accumulated deficit ......................................................     (30,212)     (73,544)
  Accumulated other comprehensive income ...................................          --           48
                                                                               ---------    ---------
      Total stockholders' equity ...........................................         348       44,829
                                                                               ---------    ---------
      Total liabilities and stockholders' equity ...........................   $   6,673    $  58,536
                                                                               =========    =========

                 See notes to consolidated financial statements

                             VINA TECHNOLOGIES, INC.
                      Consolidated Statements of Operations
                    (In thousands, except per share amounts)

                                                        Years Ended
                                                         December 31,
                                               --------------------------------
                                                 1998        1999        2000
                                               --------    --------    --------
Net revenue .................................  $  4,393    $ 12,700    $ 32,078
Cost of revenue
  (excluding stock-based compensation) ......     2,054       7,713      19,240
                                               --------    --------    --------
Gross profit
  (excluding stock-based compensation) ......     2,339       4,987      12,838
                                               --------    --------    --------
Costs and expenses:
  Research and development
    (excluding stock-based compensation) ....     4,174       6,690      12,609
  Selling, general and administrative
    (excluding stock-based compensation) ....     6,414      10,881      21,124
  Stock-based compensation* .................       154       4,715      24,169
                                               --------    --------    --------
     Total costs and expenses ...............    10,742      22,286      57,902
                                               --------    --------    --------
Loss from operations ........................    (8,403)    (17,299)    (45,064)
Interest income .............................       493         355       1,757
Interest expense ............................       (80)       (132)        (25)
                                               --------    --------    --------
Net loss ....................................  $ (7,990)   $(17,076)   $(43,332)
                                               ========    ========    ========

Net loss per share, basic and diluted .......  $  (2.63)   $  (3.30)   $  (2.63)
                                               ========    ========    ========
Shares used in computation, basic and diluted     3,038       5,169      16,467
                                               ========    ========    ========

* Stock-based compensation:
    Cost of revenue .........................  $      2    $    152    $  1,855
    Research and development ................        78       1,098       7,985
    Selling, general and administrative .....        74       3,465      14,329
                                               --------    --------    --------
                                               $    154    $  4,715    $ 24,169
                                               ========    ========    ========

                 See notes to consolidated financial statements

                             VINA TECHNOLOGIES, INC.
     Consolidated Statements of Stockholders' Equity and Comprehensive Loss
                      (In thousands, except share amounts)

                                                 Convertible
                                               Preferred Stock                 Common Stock          Additional
                                          --------------------------    --------------------------     Paid-In
                                            Shares         Amount         Shares         Amount        Capital
                                          -----------    -----------    -----------    -----------   -----------
Balances, January 1, 1998  ............    10,500,000    $         1      6,173,450    $         1   $     8,498
Comprehensive loss:
  Net loss ............................            --             --             --             --            --
Exercise of stock options .............            --             --        608,468             --           187
Repurchase of common stock ............            --             --       (100,000)            --           (12)
Sale of Series C convertible preferred
  stock (net of issuance costs of $655)     3,000,000             --             --             --        11,345
Sale of Series D convertible preferred
  stock (net of issuance costs of $21)        779,771             --             --             --         4,657
Subscription receivable ...............            --             --             --             --            --
Deferred stock compensation ...........            --             --             --             --           394
Amortization of deferred stock
  compensation ........................            --             --             --             --            --
                                          -----------    -----------    -----------    -----------   -----------
Balances, December 31, 1998  ..........    14,279,771              1      6,681,918              1        25,069
Comprehensive loss:
  Net loss ............................            --             --             --             --            --
Exercise of stock options .............            --             --      1,608,497             --           608
Repurchase of common stock ............            --             --       (344,334)            --           (18)
Sale of common stock ..................            --             --        800,000             --           480
Sale of Series D convertible preferred
  stock ...............................        10,746             --             --             --            65
Receipt of subscription receivable ....            --             --             --             --            --
Issuance of non-employee stock
  options for services ................            --             --             --             --            99
Deferred stock compensation ...........            --             --             --             --        17,778
Amortization of deferred stock
  compensation ........................            --             --             --             --            --
                                          -----------    -----------    -----------    -----------   -----------
Balances, December 31, 1999  ..........    14,290,517              1      8,746,081              1        44,081
Comprehensive loss:
  Net loss ............................            --             --             --             --            --
  Other comprehensive
    income, net of tax:
  Unrealized gain on available-for-
    sale investments ..................            --             --             --             --            --
    Comprehensive loss ................            --             --             --             --            --
Exercise of stock options .............            --             --      3,081,973             --         3,573
Repurchase of common stock ............            --             --       (425,866)            --          (231)
Sale of Series E convertible preferred
  stock (net of issuance costs of $8) .     3,404,140              1             --             --        23,820
Issuance of common stock (net of
  issuance costs of $4,967) ...........            --             --      3,450,000             --        36,433
Issuance of non-employee stock
  options for services ................            --             --             --             --           635
Conversion of convertible preferred
  stock ...............................   (17,694,657)            (2)    17,694,657              2            --
Deferred stock compensation ...........            --             --             --             --        36,397
Amortization of deferred stock
  compensation ........................            --             --             --             --            --
                                          -----------    -----------    -----------    -----------   -----------
Balances, December 31, 2000  ..........            --    $        --     32,546,845    $         3   $   144,708
                                          ===========    ===========    ===========    ===========   ===========

                                                                                      Accumulated
                                                          Deferred                       Other
                                          Subscription     Stock        Accumulated   Comprehensive
                                          Receivable    Compensation      Deficit        Income
                                          -----------    -----------    -----------    -----------
Balances, January 1, 1998  ............   $        --    $      (121)   $    (5,146)   $        --
Comprehensive loss:
  Net loss ............................            --             --         (7,990)            --
Exercise of stock options .............            --             --             --             --
Repurchase of common stock ............            --             --             --             --
Sale of Series C convertible preferred
  stock (net of issuance costs of $655)            --             --             --             --
Sale of Series D convertible preferred
  stock (net of issuance costs of $21)             --             --             --             --
Subscription receivable ...............           (25)            --             --             --
Deferred stock compensation ...........            --           (394)            --             --
Amortization of deferred stock
  compensation ........................            --            154             --             --
                                          -----------    -----------    -----------    -----------
Balances, December 31, 1998  ..........           (25)          (361)       (13,136)            --
Comprehensive loss:
  Net loss ............................            --             --        (17,076)            --
Exercise of stock options .............            --             --             --             --
Repurchase of common stock ............            --             --             --             --
Sale of common stock ..................            --             --             --             --
Sale of Series D convertible preferred
  stock ...............................            --             --             --             --
Receipt of subscription receivable ....            25             --             --             --
Issuance of non-employee stock
  options for services ................            --             --             --             --
Deferred stock compensation ...........            --        (17,778)            --             --
Amortization of deferred stock
  compensation ........................            --          4,616             --             --
                                          -----------    -----------    -----------    -----------
Balances, December 31, 1999  ..........            --        (13,523)       (30,212)            --
Comprehensive loss:
  Net loss ............................            --             --        (43,332)            --
  Other comprehensive
    income, net of tax:
  Unrealized gain on available-for-
    sale investments ..................            --             --             --             48
    Comprehensive loss ................            --             --             --             --
Exercise of stock options .............            --             --             --             --
Repurchase of common stock ............            --             --             --             --
Sale of Series E convertible preferred
  stock (net of issuance costs of $8) .            --             --             --             --
Issuance of common stock (net of
  issuance costs of $4,967) ...........            --             --             --             --
Issuance of non-employee stock
  options for services ................            --             --             --             --
Conversion of convertible preferred
  stock ...............................            --             --             --             --
Deferred stock compensation ...........            --        (36,397)            --             --
Amortization of deferred stock
  compensation ........................            --         23,534             --             --
                                          -----------    -----------    -----------    -----------
Balances, December 31, 2000  ..........   $        --    $   (26,386)   $   (73,544)   $        48
                                          ===========    ===========    ===========    ===========

                 See notes to consolidated financial statements

                             VINA TECHNOLOGIES, INC.
     Consolidated Statements of Stockholders' Equity and Comprehensive Loss
                      (In thousands, except share amounts)

                                                       Total
                                                    Stockholders'  Comprehensive
                                                       Equity           Loss
                                                      --------        --------
Balances, January 1, 1998  ......................     $  3,233
Comprehensive loss:
  Net loss ......................................       (7,990)       $ (7,990)
                                                                      ========
Exercise of stock options .......................          187
Repurchase of common stock ......................          (12)
Sale of Series C convertible preferred
  stock (net of issuance costs of $655) .........       11,345
Sale of Series D convertible preferred
  stock (net of issuance costs of $21) ..........        4,657
Subscription receivable .........................          (25)
Deferred stock compensation .....................           --
Amortization of deferred stock
  compensation ..................................          154
                                                      --------
Balances, December 31, 1998  ....................       11,549
Comprehensive loss:
  Net loss ......................................      (17,076)       $(17,076)
                                                                      ========
Exercise of stock options .......................          608
Repurchase of common stock ......................          (18)
Sale of common stock ............................          480
Sale of Series D convertible preferred
  stock .........................................           65
Receipt of subscription receivable ..............           25
Issuance of non-employee stock
  options for services ..........................           99
Deferred stock compensation .....................           --
Amortization of deferred stock
  compensation ..................................        4,616
                                                      --------
Balances, December 31, 1999  ....................          348
Comprehensive loss:
  Net loss ......................................      (43,332)       $(43,332)
  Other comprehensive
    loss, net of tax

  Unrealized gain on available-for-
    sale investments ............................           48              48
                                                                      --------
    Comprehensive loss ..........................           --        $(43,284)
                                                                      ========
Exercise of stock options .......................        3,573
Repurchase of common stock ......................         (231)
Sale of Series E convertible preferred stock
  (net of issuance costs of $8) .................       23,821
Issuance of common stock (net of
  issuance costs) ...............................       36,433
Issuance of non-employee stock
  options for services ..........................          635
Conversion of convertible preferred stock .......           --
Deferred stock compensation .....................           --
Amortization of deferred stock
  compensation ..................................       23,534
                                                      --------
Balances, December 31, 2000  ....................     $ 44,829
                                                      ========

                 See notes to consolidated financial statements

                             VINA TECHNOLOGIES, INC.
                      Consolidated Statements of Cash Flows
                                 (In thousands)

                                                                            Years Ended December 31,
                                                                         --------------------------------
                                                                           1998        1999        2000
                                                                         --------    --------    --------
Cash flows from operating activities:
  Net loss ...........................................................   $ (7,990)   $(17,076)   $(43,332)
  Reconciliation of net loss to net cash used in operating activities:
    Depreciation and amortization ....................................        299         640       1,042
    Stock-based compensation .........................................        154       4,715      24,169
    Accrued interest income on investments ...........................         --          --      (1,180)
    Changes in operating assets and liabilities:
      Accounts receivable ............................................     (1,592)       (852)     (2,774)
      Inventories ....................................................        126         (88)     (1,877)
      Prepaid expenses and other .....................................       (243)        160      (2,483)
      Other assets ...................................................        (42)         70         (58)
      Accounts payable ...............................................        458       2,657       5,015
      Accrued compensation and related benefits ......................        303         441       1,697
      Accrued warranty ...............................................        135         297         237
      Other current liabilities ......................................        313         (26)      1,455
                                                                         --------    --------    --------
          Net cash used in operating activities ......................     (8,079)     (9,062)    (18,089)
                                                                         --------    --------    --------
Cash flows from investing activities:
  Purchases of property and equipment ................................       (666)       (938)     (3,782)
  Purchases of short-term investments ................................     (6,004)     (3,994)    (50,499)
  Proceeds from sales/maturities of short-term investments ...........      2,000       7,998      15,000
                                                                         --------    --------    --------
          Net cash provided by (used in) investing activities ........     (4,670)      3,066     (39,281)
                                                                         --------    --------    --------
Cash flows from financing activities:
  Net proceeds from sale of convertible preferred stock ..............     15,977          90      23,821
  Net proceeds from sale of common stock .............................         --         480      36,433
  Proceeds from exercise of stock options ............................        187         608       3,573
  Repurchase of common stock .........................................        (12)        (18)       (231)
  Proceeds from issuance of long-term debt ...........................        666         464         375
  Repayments of long-term debt .......................................       (257)       (415)     (1,429)
                                                                         --------    --------    --------
          Net cash provided by financing activities ..................     16,561       1,209      62,542
                                                                         --------    --------    --------

Net change in cash and cash equivalents ..............................      3,812      (4,787)      5,172
Cash and cash equivalents, Beginning of year .........................      3,543       7,355       2,568
                                                                         --------    --------    --------
Cash and cash equivalents, End of year ...............................   $  7,355    $  2,568    $  7,740
                                                                         --------    --------    --------
Noncash investing and financing activities:
  Deferred stock compensation ........................................   $    394    $ 17,778    $ 36,397
                                                                         ========    ========    ========
  Conversion of convertible preferred stock into common stock ........   $     --    $     --    $      2
                                                                         ========    ========    ========
  Unrealized gain on available-for-sale investments ..................   $     --    $     --    $     80
                                                                         ========    ========    ========
Supplemental disclosures of cash flow information:
  Cash paid for interest .............................................   $     78    $    103    $     64
                                                                         ========    ========    ========

                 See notes to consolidated financial statements

                             VINA TECHNOLOGIES, INC.
                   Notes to Consolidated Financial Statements
                  Years Ended December 31, 1998, 1999 and 2000

1.   BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     Business -- VINA Technologies, Inc. (the Company), incorporated in June 1996, designs, develops, markets and sells multiservice broadband access communications equipment that enables telecommunications service providers to deliver bundled voice and data services. The Company has incurred significant losses since inception and expects that net losses and negative cash flows from operations will continue for the foreseeable future.

     Basis of Presentation -- The consolidated financial statements include the accounts of VINA Technologies, Inc. and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Use of Estimates -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassifications -- Certain prior year amounts in the accompanying consolidated financial statements have been reclassified to conform to current year presentation. These reclassifications had no effect on the consolidated financial position, results of operations or cash flows for any of the periods presented.

     Certain Significant Risks and Uncertainties -- Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents, short-term investments and accounts receivable. The Company only invests its cash in highly liquid and high investment grade instruments. The Company sells its products to distributors and end users primarily in the United States and generally does not require its customers to provide collateral or other security to support accounts receivable. To reduce credit risk, management performs ongoing credit evaluations of its customers' financial condition and maintains allowances for estimated potential bad debt losses.

     The Company participates in a dynamic high technology industry and believes that changes in any of the following areas could have a material adverse effect on the Company's future consolidated financial position, results of operations or cash flows: advances and trends in new technologies and industry standards; competitive pressures in the form of new products or price reductions on current products; changes in the overall demand for products offered by the Company; changes in certain strategic relationships or customer relationships; litigation or claims against the Company based on intellectual property, patent, product, regulatory or other factors; risk associated with changes in domestic and international economic and/or political conditions or regulations; changes in third party manufacturers; changes in suppliers; availability of necessary product components; the Company's ability to obtain additional capital to support operations; the Company's ability to integrate acquired businesses and the Company's ability to attract and retain employees necessary to support its growth.

     Certain components and subassemblies used in the Company's products are purchased from a sole supplier or a limited group of suppliers. In addition, the Company outsources the production and manufacture of its access integration devices to a sole turnkey manufacturer. Any manufacturing disruption, shortage of supply of products or components, or the inability of the Company to procure products or components from alternative sources on acceptable terms could have a material adverse effect on the Company's business, consolidated financial condition and results of operations.

     Cash Equivalents -- The Company classifies all investments in highly liquid debt instruments with maturities at the date of purchase of three months or less as cash equivalents.

     Short-Term Investments -- Short-term investments consist of various instruments with investment grade credit ratings. All of the Company's short-term investments are classified as "available-for-sale" based on the Company's intended use and are stated at fair market value based on quoted market prices. The difference between amortized cost and fair value representing unrealized holding gains or losses is recorded as a component of stockholders' equity, net of tax, as accumulated other comprehensive income. Gains and losses on sales are determined on a specific identification basis.

     Fair Value of Financial Instruments -- The Company's financial instruments include cash equivalents and short-term investments. Cash equivalents are stated at cost which approximates fair market value based on quoted market prices. Short-term investments are stated at fair market value based on quoted market prices.

     Inventories -- Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Property and Equipment -- Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over estimated useful lives of three to five years. Amortization of leasehold improvements is computed over the shorter of the lease term or the estimated useful lives of the related assets.

     Long-Lived Assets -- The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Such impairment loss would be measured as the difference between the carrying amount of the asset and its fair value based on the present value of estimated future cash flows.

     Income Taxes -- The Company accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and operating loss and tax credit carryforwards measured by applying currently enacted tax laws. A valuation allowance is provided to reduce net deferred tax assets to an amount that is more likely than not to be realized.

     Stock-Based Compensation -- The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting
Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," and to nonemployees using the fair value method in accordance with Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation."

     Revenue Recognition -- Revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed and determinable and collectibility is reasonably assured. For sales to both distributors and end users, this generally occurs at the time of shipment. Net revenues from software upgrades sold to existing customers are also recognized upon shipment. For certain sales to distributors with collection dependent on resale, net revenue recognition occurs upon resale to end users. A provision for estimated sales returns and warranty costs is recorded at the time the product net revenue is recognized.

     The Company applies Statement of Position (SOP) 97-2, "Software Revenue Recognition," as amended, which requires, among other things, net revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair values of the elements when vendor specific objective evidence of the fair value of undelivered elements exists.

     Research and Development -- Costs incurred in research and development are charged to operations as incurred.

     Foreign Currency -- The functional currency of the Company's foreign subsidiary is the U.S. dollar. Transaction and remeasurement gains and losses were not significant for any of the periods presented.

     Net Loss per Share -- Basic earnings per share (EPS) excludes dilution and is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding for the period excluding the weighted average common shares subject to repurchase. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (convertible preferred stock and common stock options using the treasury stock method) were exercised or converted into common stock. Potential common shares in the diluted EPS computation are excluded in net loss periods as their effect would be antidilutive.

     Comprehensive Loss -- In accordance with SFAS No. 130, "Reporting Comprehensive Income," the Company reports by major components and as a single total, the change in its net assets during the period from nonowner sources in a consolidated statement of comprehensive loss which has been included with the consolidated statements of stockholders' equity. Accumulated other comprehensive income at December 31, 2000 is comprised entirely of unrealized gains on available-for-sale securities, net of tax.

     New Accounting Standard -- SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," is effective for all fiscal years beginning after June 15, 2000. SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Under SFAS No. 133, certain contracts that were not formerly considered derivatives may now meet the definition of a derivative. The Company will adopt SFAS No. 133 effective January 1, 2001. Management has concluded its analysis of the effects of adopting SFAS No. 133 and the adoption will not have a significant impact on the financial position, results of operations, or cash flows of the Company.

     In  December  1999,  the  Securities  and  Exchange  (SEC)  released  Staff
Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." This bulletin summarized certain interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant of the SEC in administering the disclosure requirements of the Federal securities laws in applying accounting principles generally accepted in the United States of America to revenue recognition in financial statements. The adoption of SAB No. 101 in 2000 had no impact on the Company's financial position, results of operations or cash flows.

2.   SHORT-TERM INVESTMENTS

     The Company did not hold short-term investments at December 31, 1999. The following table presents the amortized cost and fair value of available-for-sale securities at December 31, 2000 (in thousands):

                                                      Unrealized
                                           Amortized    Holding      Fair
                                              Cost       Gains       Value
                                            -------     -------     -------
     Corporate debt obligations .......     $34,781     $    74     $34,855
     U.S. Government obligations ......       1,898           6       1,904
                                            -------     -------     -------
     Short-term investments ...........     $36,679     $    80     $36,759
                                            =======     =======     =======

     Available-for-sale debt securities are classified as current assets as all maturities are within one year.

3.   INVENTORIES

     Inventories consist of the following (in thousands):

                                                           December 31,
                                                        -------------------
                                                         1999         2000
                                                        ------       ------
     Raw materials and subassemblies ............       $   48       $1,034
     Finished goods .............................           48          939
                                                        ------       ------
     Inventories ................................       $   96       $1,973
                                                        ======       ======

4.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):

                                                           December 31,
                                                       -------------------
                                                        1999        2000
                                                       -------     -------
     Computer equipment and software ..............    $   915     $ 1,754
     Machinery and equipment ......................      1,227       2,762
     Furniture and fixtures .......................        180         890
     Leasehold improvements .......................        115         626
                                                         2,437       6,032
     Accumulated depreciation and amortization ....     (1,081)     (1,936)
                                                       -------     -------
     Property and equipment, net ..................    $ 1,356     $ 4,096
                                                       =======     =======

5.   LONG-TERM DEBT

     Long-term debt at December 31, 1999 consists of the following (in thousands):

     Capital expenditure term loan due June 2001 ...........       $   401
     1998 capital expenditure facility .....................           653
     Total debt ............................................         1,054
     Current portion of long-term debt .....................          (520)
                                                                   -------
     Long-term debt ........................................       $   534
                                                                   =======

     Outstanding borrowings under debt obligations at December 31, 1999 were utilized to finance purchases of capital equipment and were paid in their entirety in 2000. The company did not have debt obligations at December 31, 2000.

6.   COMMITMENTS AND CONTINGENCIES

     The Company leases office space under various noncancelable operating leases that expire through 2007. The Company has an option to renew the primary facility lease for an additional five years at the then current market rent. Future obligations under the Company's leases are as follows (in thousands):


     Year Ending December 31:
          2001 .............................................       $   821
          2002 .............................................           850
          2003 .............................................           880
          2004 .............................................           911
          2005 .............................................           943
          Thereafter .......................................         1,556
                                                                   -------
          Lease commitments ................................       $ 5,961
                                                                   =======

     Rent expense incurred under the operating leases for 1998, 1999 and 2000 was $298,000, $302,000 and $703,000, respectively.

     The Company records rent expense under noncancelable operating leases using a straight-line method after consideration of increases in rental payments over the lease term, and records the difference between actual payments and rent expense as deferred rent in the accompanying consolidated balance sheets.

     The high technology and telecommunications industry in which the Company operates is characterized by frequent claims and related litigation regarding patent and other intellectual property rights. The Company is not a party to any such litigation; however any such litigation in the future could have a material adverse effect on the Company's consolidated financial position, results of operations and cash flows.

7.   STOCKHOLDERS' EQUITY

Public Offering

     In August 2000, the Company completed its initial public offering of 3,450,000 shares of common stock at $12.00 per share, for net proceeds of $36,433,000.

     Convertible Preferred Stock

     In 1998, the Company issued 3,000,000 shares of Series C convertible preferred stock at $4.00 per share resulting in net proceeds of $11,345,000 and 775,604 shares of Series D convertible preferred stock at $6.00 per share resulting in net proceeds of $4,632,000. The Company issued an additional 4,167 shares of Series D convertible preferred stock at $6.00 per share, for which the proceeds were not payable until 1999, and accordingly, the Company established a $25,000 subscription receivable at December 31, 1998.

     In 1999, the Company issued an additional 10,746 shares of Series D convertible preferred stock at $6.00 per share resulting in proceeds of $65,000.

     In 2000, the Company issued 3,404,140 shares of Series E convertible preferred stock at $7.00 per share resulting in net proceeds of $23,821,000.

     Upon completion of the initial public offering, 7,500,000 convertible preferred shares of Series A, 3,000,000 convertible preferred shares of Series B, 3,000,000 convertible preferred shares of Series C, 790,517 convertible preferred shares of Series D and 3,404,140 convertible preferred shares of Series E were converted into common stock on a one-to-one basis, resulting in the issuance of 17,694,657 shares of common stock to the then convertible preferred stockholders.

     Common Stock

     Common stock issued under certain stock purchase agreements and stock option plan exercises is subject to repurchase by the Company. The number of shares subject to repurchase is generally reduced over a four-year vesting period. At December 31, 1999 and 2000, 2,320,548 and 1,859,680 shares were subject to repurchase, respectively.

     Net Loss Per Share

     The following is a calculation of the denominators used for the basic and diluted net loss per share computations (in thousands):

                                                     Years Ended December 31,
                                                  -----------------------------
                                                   1998       1999       2000
                                                  -------    -------    -------
Weighted average common shares
  outstanding ..................................    6,417      7,728     18,927
Weighted average common shares outstanding
  subject to repurchase ........................   (3,379)    (2,559)    (2,460)
                                                  -------    -------    -------
Shares used in computation, basic and diluted ..    3,038      5,169     16,467
                                                  =======    =======    =======

     During all periods presented, the Company had securities outstanding which could potentially dilute basic EPS in the future, but were excluded in the computation of diluted EPS in such periods, as their effect would have been antidilutive due to the net loss reported in such periods. Such outstanding securities consist of the following at: December 31, 1998, 14,279,771 shares of convertible preferred stock, 2,724,157 shares of common stock subject to repurchase and options to purchase 5,191,511 shares of common stock; December 31, 1999, 14,290,517 shares of convertible preferred stock, 2,320,548 shares of common stock subject to repurchase and options to purchase 7,540,482 shares of common stock; December 31, 2000, 1,859,680 shares of common stock subject to repurchase and options to purchase 10,692,788 shares of common stock.

Stock Plans

     Under the Company's stock plans adopted in 1996 and 1998, the Company could grant options to purchase or directly issue up to 18,816,800 shares of common stock to employees, directors and consultants at prices not less than the fair market value at the date of grant for incentive stock options and not less than 85% of fair market value at the date of grant for nonstatutory stock options. These options generally expire ten years from the date of grant and are immediately exercisable. The Company has a right to repurchase (at the option exercise price) common stock issued under option exercises for unvested shares. The right of repurchase generally expires 25% after the first 12 months from the date of grant and then ratably over a 36-month period.

     In July 2000, the Company adopted the 2000 Stock Incentive Plan. The 2000 Stock Incentive Plan serves as the successor equity incentive program to the Company's 1996 Stock Option/Stock Issuance Plan and the 1998 Stock Incentive Plan, as amended (the Predecessor Plans). Options outstanding under the Predecessor Plans on July 11, 2000 (9,071,061 shares) were incorporated into the 2000 Stock Incentive Plan. Such incorporated options continue to be governed by their existing terms. Under the 2000 Stock Incentive Plan, the Company is authorized to provide awards in the form of restricted shares, stock units, options or stock appreciation rights. The number of shares reserved under this plan was 6,000,000 shares which can be increased up to an additional 4,000,000 for repurchases of unvested common shares issued under the Predecessor Plans. The share reserve is automatically increased on January 1 of each calendar year, beginning in 2001, by an amount equal to the lesser of: (i) 2,500,000 shares;
(ii) 4% of the outstanding shares of stock of the Company on such date; or (iii) a lesser amount determined by the Company's Board of Directors.

     Under the 2000 Stock Incentive Plan, the Company may grant options to purchase or directly issue common stock to employees, outside directors and consultants at prices not less than the fair market value at the date of grant for incentive stock options and not less than par value at the date of grant for nonstatutory stock options. These options generally expire ten years from the date of grant and are generally immediately exercisable. The Company has a right to repurchase (at the option exercise price) common stock issued under option exercises for unvested shares. The right of repurchase generally expires 25% after the first 12 months from the date of grant and then ratably over a 36-month period. Settlement and vesting terms for awards of restricted stock, stock appreciation rights, and stock units are governed by individual agreements. There were no awards of restricted stock, stock appreciation rights or stock units in 2000.

Stock option activity under the stock plans is summarized as follows:

                                                                                      OUTSTANDING OPTIONS
                                                                                     ------------------------
                                                                                                     WEIGHTED
                                                                       SHARES                         AVERAGE
                                                                      AVAILABLE        NUMBER        EXERCISE
                                                                      FOR GRANT       OF SHARES        PRICE
                                                                     -----------     -----------     --------
Balances at January 1, 1998 (1,584 shares vested at a weighted
  average exercise price of $0.13 per share) .....................     2,098,400       2,101,400       $0.19
Reserved .........................................................     3,000,000              --          --
Granted (weighted average fair value of $0.17 per share) .........    (3,989,579)      3,989,579        0.41
Canceled .........................................................       291,000        (291,000)       0.33
Repurchased ......................................................       100,000              --          --
Exercised ........................................................            --        (608,468)       0.31
                                                                     -----------     -----------

Balances at December 31, 1998 (666,807 shares vested at a weighted
  average exercise price of $0.19 per share) .....................     1,499,821       5,191,511        0.34
Reserved .........................................................     3,000,000              --          --
Granted (weighted average fair value of $3.58 per share) .........    (4,411,500)      4,411,500        0.88
Canceled .........................................................       454,032        (454,032)       0.42
Repurchased ......................................................        71,625              --          --
Exercised ........................................................            --      (1,608,497)       0.38
                                                                     -----------     -----------

Balances at December 31, 1999 (1,163,408 shares vested at a
  weighted average exercise price of $0.33 per share) ............       613,978       7,540,482        0.64
Reserved .........................................................    10,700,000              --          --
Granted (weighted average fair value of $6.53 per share) .........    (7,555,391)      7,555,391        3.47
Canceled .........................................................     1,321,112      (1,321,112)       1.58
Repurchased ......................................................       361,699              --          --
Exercised ........................................................            --      (3,081,973)       1.16
                                                                     -----------     -----------

Balances at December 31, 2000 ....................................     5,441,398      10,692,788       $2.37
                                                                     -----------     -----------

Additional information regarding options outstanding at December 31, 2000 is as follows:

                            OPTIONS OUTSTANDING                VESTED OPTIONS
                   -------------------------------------     ------------------
                                   WEIGHTED
                                    AVERAGE      WEIGHTED               WEIGHTED
                                   REMAINING      AVERAGE                AVERAGE
   RANGE OF          NUMBER       CONTRACTUAL    EXERCISE     NUMBER    EXERCISE
EXERCISE PRICES    OUTSTANDING    LIFE (YEARS)     PRICE      VESTED      PRICE
---------------    -----------    ------------    ------     ---------    -----
$0.13 - $0.25         766,692         6.9         $ 0.22       409,513    $0.21
$0.40 - $1.00       5,598,596         8.5           0.86     1,021,449     0.70
$2.00 - $5.00       1,937,250         9.3           2.89        22,500     3.11
$5.63 - $6.50       2,356,250         9.7           6.02         9,937     6.42
$16.50                 34,000         9.7          16.50            --       --
                   ----------                                ---------

$0.13 - $16.50     10,692,788         8.8         $ 2.37     1,463,399    $0.64
                   ==========                                =========

Employee Stock Purchase Plan

     In July 2000, the Company adopted the 2000 Employee Stock Purchase Plan (the ESPP). Under the ESPP, eligible employees are allowed to have salary withholdings of up to 10% of their base compensation to purchase shares of common stock at a price equal to 85% of the lower of the market value of the stock at the beginning or end of defined purchase periods. The initial purchase period commenced upon the initial public offering of the Company's common stock in August 2000 and ends on January 31, 2001. Offering periods, other than the initial offering period, commence on February 1 and August 1 of each year.

     One million shares of common stock are reserved for issuance under the Plan and will be increased on the first day of each fiscal year, commencing 2001, by the lesser of: (a) 80,000 shares; (b) 1% of the Company's outstanding common stock on the day of the increase; or (c) a lesser number of shares determined by the Company's Board of Directors. At December 31, 2000 $520,427 had been contributed by employees that will be used to purchase shares in 2001.

Deferred Stock Compensation

     As discussed in Note 1, the Company accounts for its stock-based awards to employees using the intrinsic value method in accordance with APB No. 25. Accordingly, the Company records deferred stock compensation equal to the difference between the grant price and deemed fair value of the Company's common stock on the date of grant. Such deferred stock compensation aggregated $394,000, $15,114,000 and $36,397,000 in 1998, 1999 and 2000, respectively, and is being amortized to expense over the vesting period of the options, generally four years, using a multiple option award valuation approach, which results in accelerated amortization of the expense. Amortization of deferred stock compensation was $154,000, $4,616,000 and $23,534,000 in 1998, 1999, and 2000
respectively.

     During 1998, the Company issued nonstatutory options to nonemployees for the purchase of 104,958 shares of common stock at a weighted average exercise price of $0.40 per share. The fair value of such awards was not significant and such shares were fully vested as of December 31, 1999.

     In 1999, the Company issued 800,000 shares of common stock to a director at $0.60 per share resulting in proceeds of $480,000. The Company has a right of repurchase on such shares at the original issuance price upon termination of employment. The right of repurchase expires over four years with certain predefined events triggering accelerated vesting. The Company recorded $2,664,000 of deferred stock compensation equal to the difference between the purchase price and deemed fair value of the Company's common stock on the date of issuance. Such deferred stock compensation is amortized to expense over the vesting period using a multiple award option valuation approach.

     During 1999 and 2000, the Company issued nonstatutory options to nonemployees for the purchase of 23,000 and 115,141 shares of common stock at weighted average exercise prices of $0.84 and $3.39 per share, respectively. Such options were issued for services provided by the nonemployees and were immediately vested and exercisable. Accordingly, the Company recorded the

$99,000 and $635,000 fair values of such awards (using the Black-Scholes option pricing model), respectively, as stock-based compensation which was expensed on the date of grant.

Additional Stock Plan Information

     Since the Company continues to account for its stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, SFAS No. 123 requires the disclosure of pro forma net income (loss) and EPS had the Company adopted the fair value method. Under SFAS No. 123, the fair value of stock-based awards is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. The Company's calculations were made using the Black-Scholes option pricing model which requires subjective assumptions, including expected time to exercise and future stock price volatility, which greatly affects the calculated values. The following weighted average assumptions were used to calculate the fair value of employee awards under the Company's options plans: expected life, 3.4 years in 1998, 3.1 years in 1999 and 3.2 years in 2000; volatility, 0% in 1998 and 1999 and a weighted average of 29% in 2000; risk free interest rate, 6% in 1998 and 1999 and 6.4% in 2000; and no dividends during the expected term. The Company's calculations are based on a multiple option award valuation and amortization approach, which results in accelerated amortization of the expense. Forfeitures are recognized as they occur. If the computed fair values of the employee awards had been amortized to expense over the vesting period of the awards, the Company's pro forma net loss would have been $8,083,000 ($2.66 per share, basic and diluted) in 1998, $17,365,000 ($3.36 per share, basic and diluted) in 1999 and $44,224
($2.69 per share, basic and diluted) in 2000.

8.   INCOME TAXES

     The Company recorded no income tax benefit or provision in any of the periods presented. The difference between the recorded amount is reconciled to the federal statutory rate as follows (in thousands):

                                               1998         1999         2000
                                             --------     --------     --------
Federal statutory tax benefit at 35% ....    $ (2,797)    $ (5,977)    $(15,166)
State tax benefit .......................        (459)        (981)      (2,490)
Research & development credits ..........        (249)        (391)        (774)
Nondeductible stock compensation ........          63        1,921        9,848
Change in valuation allowance ...........       3,267        5,124        8,973
Other ...................................         175          304         (391)
                                             --------     --------     --------
Income taxes ............................    $     --     $     --     $     --
                                             ========     ========     ========

     The components of net deferred tax assets are as follows (in thousands):

                                                              December 31,
                                                          ---------------------
                                                            1999         2000
                                                          --------     --------
Deferred tax assets:
  Accruals and reserves not currently deductible .....    $    403     $  1,145
  Net operating loss carryforwards ...................       9,103       15,671
  Tax credit carryforwards ...........................       1,138        2,233
  Other ..............................................          75          643
                                                          --------     --------
                                                            10,719       19,692
Valuation allowance ..................................     (10,719)     (19,692)
                                                          --------     --------

Net deferred tax assets ..............................    $     --     $     --
                                                          ========     ========

     The net $8,973,000 increase in the valuation allowance in 2000 was primarily the result of increased net operating losses and tax credit carryforwards generated during the year which the Company provided a full valuation against based on the Company's evaluation of the likelihood of realization of future tax benefits resulting from deferred tax assets.

     As of December 31, 2000, the Company had $32,000 of deferred tax liabilities resulting from unrealized gains on available-for-sale investments which were included in other current liabilities. There were no deferred tax liabilities at December 31, 1999.

     As of December 31, 2000, the Company had available for carryforward net operating losses for federal and state income tax purposes of $40,811,000 and $26,518,000, respectively. Net operating losses of $734,000 for federal and state tax purposes attributable to the tax benefit relating to the exercise of nonqualified stock options and disqualifying dispositions of incentive stock options are excluded from the components of deferred income tax assets. The tax benefit associated with this net operating loss will be recorded as an adjustment to stockholders' equity when the Company generates taxable income. Federal net operating loss carryforwards will expire, if not utilized, in 2011 through 2020. State net operating loss carryforwards will expire, if not utilized, in 2003 through 2005.

     As of December 31, 2000, the Company had available for carryforward research and experimentation tax credits for federal and state income tax purposes of $1,118,000 and $905,000, respectively. Federal research and experimentation tax credit carryforwards expire in 2011 through 2020. The Company also had $210,000 in California manufacturers investment credits.

     Current federal and California tax laws include substantial restrictions on the utilization of net operating losses and tax credits in the event of an "ownership change" of a corporation. Accordingly, the Company's ability to utilize net operating loss and tax credit carryforwards may be limited as a result of such ownership change. Such a limitation could result in the expiration of carryforwards before they are utilized.

9.   CUSTOMER CONCENTRATIONS

     The following table summarizes net revenue and accounts receivable for customers which accounted for 10% or more of accounts receivable or net revenue:

                           Accounts Receivable              Net Revenue
                              December 31,            Years Ended December 31,
                            ----------------        ----------------------------
      CUSTOMER              1999        2000        1998        1999        2000
      --------              ----        ----        ----        ----        ----
A ..................         --          --          57%         --          --
B ..................         43%         16%         17%         46%         31%
C ..................         33%         19%         --          --          --
D ..................         12%         --          --          --          --
E ..................         --          --          --          --          16%
F ..................         --          46%         --          --          13%

10.  EMPLOYEE BENEFIT PLAN

     During 1998, the Company sponsored a simple individual retirement account plan (SEP IRA) and made discretionary contributions of $39,000. The SEP IRA plan was replaced, effective January 1, 1999, with a 401(k) tax deferred savings plan to provide for retirement of employees meeting certain eligibility requirements. Employee contributions are limited to 20% of their annual compensation subject to IRS annual limitations. The Company may make contributions at the discretion of the Board of Directors. There were no discretionary employer contributions to the 401(k) plan in 1999 or 2000.

11.  SEGMENT INFORMATION

     As defined by the requirements of SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," the Company operates in one reportable segment: the design, development, marketing and sale of multiservice broadband access telecommunications equipment. International sales were insignificant for all periods presented. The Company's chief operating decision maker is its chief executive officer.

12.  SELECTED CONSOLIDATED QUARTERLY FINANCIAL RESULTS (Unaudited)

     The following tables set forth selected unaudited quarterly results of operations for the years ended December 31, 1999 and 2000:

                                                                    Quarter Ended
                              --------------------------------------------------------------------------------------------
                              Mar. 31,    June 30,    Sept. 30,   Dec. 31,    Mar. 31,    June 30,    Sept. 30,   Dec. 31,
                                1999        1999        1999        1999        2000        2000        2000        2000
                              --------    --------    --------    --------    --------    --------    --------    --------
                                                        (in thousands, except per share amounts)
Net revenue ...............   $  2,903    $  2,771    $  2,992    $  4,034    $  5,187    $  6,869    $  9,174    $ 10,848
Gross profit (excluding
  stock-based compensation)      1,417       1,479         815       1,276       1,948       2,649       3,723       4,518
Loss from operations ......     (2,057)     (2,895)     (5,095)     (7,252)     (7,931)    (11,923)    (12,927)    (12,283)
Net loss ..................     (1,966)     (2,818)     (5,045)     (7,247)     (7,805)    (11,653)    (12,442)    (11,432)
  Net loss per share,
    basic and Diluted .....   $  (0.46)   $  (0.59)   $  (0.91)   $  (1.18)   $  (1.12)   $  (1.50)   $  (0.60)   $  (0.37)
  Shares used in
    computation, basic
    and diluted ...........      4,270       4,768       5,520       6,118       6,958       7,794      20,571      30,545

13.  SUBSEQUENT EVENT

     On February 27, 2001, we acquired Woodwind Communications Systems, Inc. ("Woodwind"), a provider of voice-over-broadband network edge access solutions. The aggregate acquisition price consisted of approximately 4.1 million shares of VINA common stock, $7.5 million in cash and the assumption of all outstanding Woodwind options to purchase approximately 1.4 million shares of common stock. The transaction will be accounted for as a purchase.

                             FINANCIAL STATEMENTS OF

                      WOODWIND COMMUNICATIONS SYSTEMS, INC.

     On February 27, 2001, VINA completed the acquisition of Woodwind Communications Systems, Inc., a provider of voice-over-broadband network edge access solutions. VINA issued approximately 4.2 million shares of common stock and $7.5 million in cash in exchange for all of Woodwind's outstanding capital stock. In addition, VINA assumed Woodwind's outstanding stock options, which, if fully vested and exercised, would result in the issuance of approximately 1.1 million shares of VINA common stock. The transaction was accounted for as a purchase. In July 2001, VINA announced a restructuring plan intended to better align its operations with changing market conditions. VINA expects to reduce its operation cost structure through a 20 percent reduction of employees and other expense reductions. As a result of this restructuring plan, VINA estimates it will record cash charges of approximately $1.0 million in the third quarter of 2001. These charges will primarily relate to severance and other benefits for impacted employees.

     The following financial statements of Woodwind Communications Systems, Inc. should be read in conjunction with VINA's Amendment No. 2 to its Current Report on Form 8-K, filed with the SEC on June 28, 2001.

To Board of Directors and Stockholders
Woodwind Communications Systems, Inc.:

In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' deficit and of cash flow present fairly, in all material respects, the financial position of Woodwind Communications Systems, Inc., (the Company) at December 31, 2000 and 1999, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
June 22, 2001

                      WOODWIND COMMUNICATIONS SYSTEMS, INC.

                                  BALANCE SHEET

                                                                                 December 31,
                                                                          ----------------------------
                                                                              2000           1999
                                                                          ------------    ------------
                                     ASSETS
Current assets:
  Cash and cash equivalents ...........................................   $  8,318,513    $  1,914,776
  Accounts receivable, net of allowances of $68,788 in 2000 ...........         33,648           1,972
  Inventory ...........................................................        228,779         108,316
  Prepaid and other current assets ....................................        213,824          46,216
                                                                          ------------    ------------
          Total current assets ........................................      8,794,764       2,071,280

  Property and equipment, net .........................................        681,426         163,539
  Other assets ........................................................         80,000          80,000
                                                                          ------------    ------------
          Total assets ................................................   $  9,556,190    $  2,314,819
                                                                          ============    ============

                  LIABILITIES, MANDATORILY REDEEMABLE PREFERRED
                         STOCK AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable ....................................................   $    522,535    $    118,978
  Accrued expenses ....................................................        583,053         219,136
                                                                          ------------    ------------
          Total liabilities ...........................................      1,105,588         338,114
                                                                          ------------    ------------
Commitments and contingencies

Mandatorily redeemable preferred stock;
  Series A, B and C Preferred stock, $0.01 par value; 20,195,478 shares
    authorized; 19,962,500 and 6,767,022 shares issued and outstanding      18,217,147       3,348,801

Stockholders' deficit:
  Common stock, $0.01 par value; 20,000,000 shares authorized;
    6,623,371 and 4,646,229 shares issued and outstanding .............         66,234          46,462
  Additional paid-in capital ..........................................             --         204,801
  Deferred compensation ...............................................       (300,985)       (253,986)
  Accumulated deficit .................................................     (9,531,794)     (1,369,373)
                                                                          ------------    ------------
          Total stockholders' deficit .................................     (9,766,545)     (1,372,096)
                                                                          ------------    ------------
          Total liabilities, mandatorily redeemable preferred
            stock and stockholders' deficit ...........................   $ (9,556,190)   $  2,314,819
                                                                          ============    ============

                   The accompanying notes are an integral part
                          of these financial statements

                      WOODWIND COMMUNICATIONS SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS

                                                      Year Ended December 31,
                                                    ---------------------------
                                                       2000            1999
                                                    -----------     -----------
Revenues:
  Product sales ................................    $   216,066     $    12,500
  Consulting services ..........................             --         131,829
  Other ........................................          5,336           2,735
          Total revenues .......................        221,402         147,064

Cost of revenues:
  Product sales ................................      1,756,998          10,565
  Consulting services ..........................             --          87,112
                                                    -----------     -----------
          Total cost of revenues ...............      1,756,998          97,677
                                                    -----------     -----------

          Gross (loss) profit ..................     (1,535,596)        195,354

Operating expenses:
  Selling, general and administrative ..........      3,661,780         660,068
  Research and development .....................      2,682,595         768,071
  Amortization of deferred compensation ........        263,938          32,254
  Depreciation and amortization ................        176,784           8,686
                                                    -----------     -----------

Loss from operations ...........................     (8,320,693)     (1,419,692)

Other income (expense):
  Interest income ..............................        287,884          56,002
  Interest expense .............................        (24,117)         (5,683)
                                                    -----------     -----------

Net loss .......................................     (8,056,926)     (1,369,373)

Accretion of redeemable preferred stock ........       (522,660)        (93,128)
                                                    -----------     -----------

Net loss attributable to common stockholders ...    $(8,579,586)    $(1,462,501)
                                                    ===========     ===========

                   The accompanying notes are an integral part
                          of these financial statements

                      WOODWIND COMMUNICATIONS SYSTEMS, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                  Common Stock            Additional                                     Total
                                            --------------------------      Paid-in       Deferred      Accumulated   Stockholders'
                                              Shares          Amount        Capital     Compensation      Deficit        Deficit
                                            -----------    -----------    -----------    -----------    -----------    -----------
Balance, December 31, 1998                      105,000    $    10,500    $    68,020    $        --    $    82,361    $    82,361
Owner's distributions                                --             --             --             --        (87,609)             0)
Extinguishment of S-Corporation shares         (105,000)       (10,500)       (68,020)            --          5,248          5,248)
Issuance of C-Corporation shares              4,555,895         45,559         27,713             --             --         27,713
Issuance cost relating to preferred stock            --             --        (56,468)            --             --              0)
Accretion of redeemable preferred stock              --             --        (93,128)            --             --        (93,128)
Exercise of stock options                         8,979             90            358             --             --            358
Deferred compensation                                --             --        286,240       (286,240)            --             --
Amortization of deferred compensation                --             --             --         32,254             --         32,254
Non-cash stock-based compensation                81,355            813         40,086             --             --         40,899
Net loss                                             --             --             --             --     (1,369,373)    (1,369,373)
                                            -----------    -----------    -----------    -----------    -----------    -----------

Balance, December 31, 1999                       81,355    $       813    $   204,801    $  (253,986)   $(1,369,373)   $(1,372,096)
                                            ===========    ===========    ===========    ===========    ===========    ===========

Issuance cost relating to preferred stock            --             --       (179,930)            --             --       (179,930)
Accretion of redeemable preferred stock              --             --       (417,165)            --       (105,495)      (522,660)
Exercise of stock options                     1,977,142         19,772         81,357             --             --        101,129
Deferred compensation                                --             --        310,937       (310,937)            --             --
Amortization of deferred compensation                --             --             --        263,938             --        263,938
Net loss                                             --             --             --             --     (8,056,926)    (8,056,926)
                                            -----------    -----------    -----------    -----------    -----------    -----------

Balance, December 31, 2000                    6,623,371    $    66,234    $        --    $  (300,985)   $(9,531,794)   $(9,766,545)
                                            ===========    ===========    ===========    ===========    ===========    ===========

                   The accompanying notes are an integral part
                          of these financial statements

                      WOODWIND COMMUNICATIONS SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                   2000            1999
                                                                               ------------    ------------
Cash flows from operating activities:
  Net loss .................................................................   $ (8,056,926)   $ (1,369,373)
  Adjustment to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization expense .................................        176,784           8,686
     Equity based compensation .............................................             --          40,899
  Amortization of deferred compensation ....................................        263,938          32,254
Conversion of interest costs to Series A Preferred Stock ...................             --           5,673
  Provision for sales returns and doubtful accounts ........................         68,788              --
  Provision for inventory valuation ........................................      1,535,259              --
     Net changes in assets and liabilities:
     Accounts receivable ...................................................       (100,464)         (1,972)
     Inventory .............................................................     (1,655,722)       (108,316)
     Prepaid and other current assets ......................................       (167,608)       (126,216)
  Accounts payable and accrued expenses ....................................        767,474         214,498
                                                                               ------------    ------------
          Net cash used in operating activities ............................     (7,168,477)     (1,303,867)
                                                                               ------------    ------------
Cash flows from investing activities:
  Purchases of property and equipment ......................................       (694,671)       (171,437)
                                                                               ------------    ------------
          Net cash used in investing activities ............................       (694,671)       (171,437)
                                                                               ------------    ------------
Cash flows from financing activities:
  Borrowings on convertible notes payable ..................................             --         250,000
  Issuance of common stock .................................................        101,129             448
Short term borrowing, net of repayment .....................................             --              --
  Distributions to owners ..................................................             --         (87,609)
  Issuance of redeemable preferred stock (net of issuance costs) ...........     14,165,756       2,943,532
                                                                               ------------    ------------
          Net cash provided by financing activities ........................     14,266,885       2,943,532
                                                                               ------------    ------------

Net increase in cash and cash equivalents ..................................      6,403,737       1,631,067

Cash and cash equivalents at the beginning of period .......................      1,914,776         283,709
                                                                               ------------    ------------

Cash and cash equivalents at the end of period .............................   $  8,318,513    $  1,914,776
                                                                               ============    ============
Supplemental disclosure of cash flow information:
  Non-cash investing and financing activities:
     Conversion of notes payable to Series A Preferred Stock ...............   $         --    $    255,673
                                                                               ============    ============
     Accretion of mandatorily redeemable preferred stock ...................   $    522,660    $     93,128
                                                                               ============    ============

                   The accompanying notes are an integral part
                          of these financial statements

                      WOODWIND COMMUNICATIONS SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

1.   Business

     Woodwind Communications Systems, Inc. (the Company) was founded and incorporated as an S Corporation in the State of Maryland in September 1995. On August 22, 1999, the outstanding interests in Woodwind Communications Systems, Inc. were converted into shares of common stock of Woodwind Communications Systems, Inc., a C Corporation, in a manner proportionate to each S Corporation shareholder's percentage interest.

     The Company provides turnkey product engineering services and telecommunications products solving the economics of integrated voice, Internet, and data services for small businesses. The Company's products offer a service intelligent Integrated Access Gateway providing a broad range of network infrastructure technologies and flexibility for service providers. Two integrated access devices were released to production and sold to customers in 2000.

     The Company's prospects are subject to risks and uncertainties encountered by companies in a rapidly evolving market. These risks include the failure of the Company to successfully obtain consumer acceptance of the Company's products and services through its marketing efforts, as well as other risks and uncertainties.

2.   Summary of Significant Accounting Policies

     Basis of Presentation

     The accompanying financial statements have been prepared on the accrual basis of accounting and include the accounts of Woodwind Communications Systems, Inc.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates involve judgments with respect to, among other things, various future factors which are difficult to predict and are beyond the control of the Company. Therefore, actual amounts could differ from these estimates.

     Revenue Recognition

     The Company's revenue is derived from the sale of products, consulting services and network services. The Company recognizes revenue on the sale of its products when a valid purchase order is received, delivery has occurred, collection is probable and no significant obligations remain related to the installation and performance of support services.

     The Company provides consulting services, including network planning, design, and integration services, under time-and-material type contracts and recognizes revenue as services are performed and costs are incurred.

     Cash Equivalents

     The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist of money market fund investments and a certificate of deposit.

     Concentration of Credit Risk

     Financial instruments, which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable. Cash equivalents are held in a money market account and certificate of deposit at a national financial institution. The Company has not experienced any losses on its cash and cash equivalents.

     Inventory

     Inventories are stated at the lower of cost or market. Cost is determined using the weighted-average method.

                      WOODWIND COMMUNICATIONS SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

     Property and Equipment

     Property and equipment are recorded at cost. Depreciation is calculated under the straight-line method over the estimated useful lives of the assets which range from three to five years.

     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. If an impairment is present, the assets are recorded at the lower of carrying or fair value. No such impairments have been identified to date.

     Income Taxes

     The Company accounts for income taxes by utilizing the asset and liability method. Under this method, deferred income taxes are recognized for tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce net deferred tax assets to the amount expected to be realized.

     Stock Compensation

     The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees," and complies with the provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation," for stock options granted to non-employees. Under APB 25, compensation cost is recognized over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire stock.

     Research and Development Costs

     The Company expenses all research and development as incurred.

3.   Property and Equipment

     Property and equipment consists of the following at December 31:

                                                         2000         1999
                                                       ---------    ---------
     Computer equipment & software                     $ 888,239    $ 174,337
     Furniture and fixtures                               11,154       30,385
                                                       ---------    ---------
                                                         899,393      204,722
     Less: Accumulated depreciation and amortization    (217,967)     (41,183)
                                                       ---------    ---------
     Property and equipment, net                       $ 681,426    $ 163,539
                                                       =========    =========

For the years ended December 31, 2000 and 1999, depreciation expense was $176,784 and $8,686, respectively.

4.   Notes Receivable

     During 2000, the Company issued three promissory loans in the amount of $76,436 to key employee personnel for the exercise of their vested options. The balance of these notes is included in other assets at December 31, 2000. The notes were payable over 3 years and carried an interest rate of 6.2%. The total balance of the notes plus accrued interest was repaid in March 2001.

                      WOODWIND COMMUNICATIONS SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

5.   Inventories

                                                  2000             1999
                                               -----------      -----------
     Raw materials                             $ 1,330,246      $   108,316
     Finished goods                                433,792               --
     Reserve for obsolescence                   (1,535,259)              --
                                               -----------      -----------
     Property and equipment, net               $   228,779      $   108,316
                                               ===========      ===========

     During 2000, the Company increased its reserve for obsolescence by $1,535,259. The increase is related to rapid technology changes and decline in market demand.

6.   Debt Obligations

     Notes Payable

     On May 10, 1999, the Company obtained financing under nine bridge loan agreements, which aggregated to $250,000 with interest rates at 10% per annum. On August 16, 1999, the holders of bridge loans agreed to convert the principal and all accrued interest into 767,022 shares of Series A Preferred Stock of the Company in full satisfaction of the outstanding balances of $255,673.

     Line of Credit

     On December 8, 1999, the Company entered into an agreement with a bank which provides for a $300,000 revolving line of credit for working capital purposes and a $500,000 term loan for the acquisition of property and equipment with an interest rate of prime plus 0.5% and 1.0%, respectively. The Company borrowed $414,558 under the term loans. The agreement expired in November 2000 and all borrowings under the agreement were repaid.

7.   Commitments and Contingencies

     Leases

     In November 1999, the Company entered into a five-year lease agreement to rent office space in Maryland under an operating lease arrangement. Future payments under this arrangement are as follows:

         Year ending December 31,                          Amount
         ------------------------                         ---------
                   2001                                   $ 194,041
                   2002                                     199,863
                   2003                                     205,859
                   2004                                     193,880
                                                          ---------

                                                          $ 793,643
                                                          =========

     Rent expense for the years ended December 31, 2000 and 1999, was $188,040 and $31,040, respectively.

     In March 2000, the Company entered into a software license agreement with Telogy Networks for incorporation into the Company's Clarinet product. Telogy Networks is partially owned by a member of the Company's Board of Directors. The total commitment over two years is $294,000. During 2000, $195,000 was charged to operations.

                      WOODWIND COMMUNICATIONS SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

     In September 2000, the Company entered into a software license commitment with Data Connection Limited. The Company agreed to pay a fixed fee of $170,000 for the license rights. During 2000, $170,000 was charged to research and development expenses. At December 31, 2000, $110,000 was included in accrued expenses.

8.   Income Taxes

     From inception through August 22, 1999, Woodwind Communications, Inc. recorded no provision for income taxes since it was incorporated as an S Corporation under the Internal Revenue Code. In lieu of corporate income taxes, the shareholders of Woodwind Communications, Inc. were allocated their proportionate share of Woodwind Communications, Inc.'s taxable losses. On August 22, 1999, the outstanding interests in Woodwind Communications, Inc. were converted into shares of common stock of Woodwind Communications, Inc., a C Corporation, in a manner proportionate to each S Corporation shareholder's percentage interest.

     Deferred income taxes consist of the following amounts at December 31:

                                                  2000            1999
                                               -----------     -----------
     Net operating loss carryforwards          $ 2,750,000     $   358,000
     Deferred compensation                         114,000          12,000
     R&D credit carryforward                       112,000           5,000
     Inventory reserve                             593,000              --
     Accrued expenses                              184,000              --
     Other                                           7,000           1,000
                                               -----------     -----------

     Net deferred tax assets                     3,760,000         376,000
     Valuation allowance                        (3,760,000)       (376,000)
                                               -----------     -----------
                                               $        --     $        --
                                               ===========     ===========

     The Company provides deferred taxes for temporary differences between the book and tax basis of assets and liabilities. A full valuation allowance has been recorded against the deferred tax assets as of December 31, 2000 and 1999 because in management's judgment it is more likely than not that all or a portion of the deferred tax asset will not be realized.

     As of December 31, 2000, the Company has net operating loss carryforwards of approximately $7,100,000. These carryforwards expire in 2019. The Company's ability to utilize the net operating loss carryforwards in future years may be limited in some circumstances, including significant changes in ownership interests, due to certain provisions of the Internal Revenue Code of 1986.

     The provision for income taxes differed from that which would be computed by applying the U.S. Federal income tax rate to income before income taxes as follows:

                                                   Year Ended December 31,
                                                   -----------------------
                                                     2000           1999
                                                    ------         ------
     Federal tax at statutory rate                   (34.0%)        (34.0%)
     State tax, net of federal benefit                (4.6)          (4.6)
     Changes in valuation allowance                   39.9           39.1
     R&D credit                                       (1.3)          (0.5)
                                                    ------         ------
     Provision for income taxes                         --%            --%
                                                    ======         ======

9.   Stock Option Plans

     During 1999, the Company approved the 1999 Stock Option Plan (the Plan), under which a total of 4,675,361 incentive stock options and non-qualified stock options were authorized for grant to the Company's employees and certain other persons in accordance with the terms of the Plan. Total available options under the plan were increased to 6,175,361 during 2000. The Board of Directors, which

                      WOODWIND COMMUNICATIONS SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

administers the Plan, determines the number of options granted, the vesting period and the exercise price. The Board of Directors may terminate the Plan at any time. Options granted under the Plan are exercisable into shares of the Company's common stock upon vesting and expire ten years after the date of grant. The stock options generally vest over a period of three years. Prior to the Plan, stock options were granted under the 1998 Stock Option Pan, which vested over a four-year period. During 1999, the 1998 plan was canceled and all options granted under that plan were canceled and reissued under the 1999 Plan. The 1999 Plan provides for immediate vesting of 50% upon a change in control of the Company, as defined.

     A summary of stock option activity is as follows:

                                                              Weighted-
                                               Number      Average Exercise
                                                 of             Price
               1998 Plan                       options        Per Share
               ---------                     ----------       ---------
     Balance at December 31, 1998                    --            --
       Granted                                  594,006        $  .46
       Canceled                                 594,006           .46
                                             ----------
     Balance at December 31, 1999                    --            --
                                             ==========

     Exercisable                                     --            --
                                             ==========

               1999 Plan

     Balance at December 31, 1998                    --            --
       Granted                                2,189,006        $  .08
       Exercised                                 (8,979)          .05
       Canceled                                 (89,695)          .46
                                             ----------
     Balance at December 31, 1999             2,189,006           .08

       Granted                                2,410,500           .15
       Exercised                             (1,977,142)          .05
       Canceled                                (316,860)          .11
                                             ----------
     Balance at December 31, 2000             2,206,830           .16
                                             ==========

     Exercisable at December 31, 2000           618,849        $  .15
                                             ==========

     The Company estimated the fair value of the underlying common stock on the date of grant was in excess of the exercise price for some of the options granted during 2000 and 1999. As a result, the Company recorded deferred compensation of $310,937 and $286,240 for the years ended December 31, 2000 and 1999, respectively. These amounts were recorded as a reduction to stockholders' equity and are being amortized over the option vesting period. For the years ended December 31, 2000 and 1999, the Company recognized $263,938 and $32,254, respectively of stock compensation expense related to these options. At December 31, 2000, the outstanding options of the Company have a weighted-average contractual life of 9.07 years.

     On September 9, 1999, the Company issued warrants with an estimated fair value of $3,400 to purchase 20,000 shares of common stock at an exercise price of $0.17 per share in exchange for certain advisory services through September 2001. No option or other equity instruments were issued to non-employees during 2000.

     For disclosure purposes, the fair value of each employee option grant is estimated on the date of grant using a minimum value model. The assumptions included in the Company's fair value calculations are as follows: zero dividends; zero volatility; risk free rate of 5.0% and 6.)% and expected live of 3 years.

                      WOODWIND COMMUNICATIONS SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

     Had the Company determined compensation costs for stock option awards in accordance with SFAS No. 123 "Accounting for Stock-Based Compensation," the Company's pro forma net loss before accretion would have been approximately $8,112,363 and $1,405,928 for the years ended December 31, 2000 and 1999, respectively. Compensation cost calculated under the fair value approach is recognized over the vesting period of the respective stock options.

10.  Mandatorily Redeemable Convertible Preferred Stock and Capital Structure

     On August 10, 1999, the Company issued 6,767,022 shares of Series A convertible preferred stock. The bridge loans of $250,000 plus accrued interest of $5,673 were converted into 767,022 shares at $0.33 per share and 6,000,000 shares issued for $0.50 per share through private placement. The proceeds were $3,000,000 before offering costs of $56,468, which were charged to additional paid in capital. On August 4, 2000, the Company issued 2,786,000 shares at $0.75 per share of mandatorily redeemable Series B convertible preferred stock. The proceeds were $2,089,567 before offering costs of $39,662, which were charged to additional paid in capital. On August 21, 2000, the Company issued 10,409,478 shares at $1.18 per share of mandatorily redeemable Series C convertible preferred stock. The proceeds were $12,256,119 before the offering costs of $140,268, which were charged to additional paid in capital.

     Each outstanding share of Series A, Series B and Series C preferred stock is convertible, at the option of the holder, into one share of the Company's common stock. Each share of preferred stock will automatically convert upon a public offering of the Company's common stock.

     Each holder of preferred stock has voting rights equal to the shares of common stock into which they may be converted. The holders of Series A, Series B and Series C shares are entitled to receive accruing dividends at the rate $0.03, $0.045, and $0.071 per share respectively to be paid on common stock per annum, if declared. The dividends are cumulative whether or not earned or declared. The dividends are cumulative whether or not earned or declared.

     At any time following the fifth, sixth, and seventh anniversaries of the issuance of the Series A, Series B and Series C preferred stock, the holders may require the Company to repurchase 33.33%, 50%, and 100% of the outstanding preferred stock. The redemption price for Series A, Series B and Series C is equal to original per share plus any accrued dividends.

     Upon the liquidation, dissolution, or winding up of the Company, the Series A, Series B and Series C preferred stockholders are entitled to receive, prior to and in preference to any distribution made to other stockholders, a liquidation preference equal to $0.50, $0.75, and $1.18 per share plus all accruing dividends not yet paid.

11.  Employee Benefit Plan

     On December 31, 1999, the Company adopted a 401(k) Plan and Profit Sharing Plan (the "Plan"). As allowed under Section 401(k) of the Internal Revenue Code, the Plan provides tax-deferred salary deductions for eligible employees. Participants must be 18 years of age and may make voluntary contributions to the Plan of up to 15% of their compensation not to exceed the federally determined maximum allowable contribution. Employees become eligible to participate in the Plan at the date of hire. The Company at its discretion may contribute to the Plan. Participants vest in the Company's contributions at a rate of 20% per year after two years of service. No contributions to the Plan were made by the Company during the periods presented.

12.  Subsequent Event

     On February 27, 2001, the Company merged with VINA  Technologies and became
WCS   Acquisition   Subsidiary,   Inc.,  a  wholly  owned   subsidiary  of  VINA
Technologies.

                   Condensed Consolidated Financial Statements
                        for Year Ended December 31, 2000
                 and Nine-Month Period Ended September 30, 2001

                             VINA TECHNOLOGIES, INC.
                      Condensed Consolidated Balance Sheets
               (in thousands, except share and per share amounts)
                                   (unaudited)

                                                                              December 31,  September 30,
                                                                                 2000           2001
                                                                               ---------      ---------
ASSETS

Current assets:
  Cash and cash equivalents ................................................   $   7,740      $  19,115
  Short-term investments ...................................................      36,759            500
  Accounts receivable, net .................................................       5,243          9,431
  Inventories ..............................................................       1,973          4,943
  Prepaid expenses and other ...............................................       2,649          2,048
                                                                               ---------      ---------

     Total current assets ..................................................      54,364         36,037

Property and equipment, net ................................................       4,096          4,258
Other assets ...............................................................          76            363
Acquired intangibles, net ..................................................          --          4,137
Goodwill, net ..............................................................          --         28,513
                                                                               ---------      ---------

     Total assets ..........................................................   $  58,536      $  73,308
                                                                               =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable .........................................................   $   8,536      $  10,437
  Accrued compensation and related benefits ................................       2,588          1,914
  Accrued warranty .........................................................         686            792
  Other current liabilities ................................................       1,897          2,302
                                                                               ---------      ---------

     Total current liabilities .............................................      13,707         15,445
                                                                               ---------      ---------

Stockholders' equity:
Convertible preferred stock; $0.0001 par value; 5,000,000 shares authorized;
  none issued and outstanding ..............................................          --             --
Common stock; $0.0001 par value; 125,000,000 shares authorized; shares
  outstanding: 2000, 32,546,845; 2001, 37,196,521 ..........................           3              4
  Additional paid-in capital ...............................................     144,708        178,526
  Deferred stock compensation ..............................................     (26,386)        (9,330)
  Accumulated other comprehensive income ...................................          48             --
  Accumulated deficit ......................................................     (73,544)      (111,337)
                                                                               ---------      ---------

     Total stockholders' equity ............................................      44,829         57,863
                                                                               ---------      ---------

     Total liabilities and stockholders' equity ............................   $  58,536      $  73,308
                                                                               =========      =========

            See notes to condensed consolidated financial statements

                             VINA TECHNOLOGIES, INC.
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                 Three Months Ended      Nine Months Ended
                                                    September 30,          September 30,
                                                --------------------    --------------------
                                                  2000        2001        2000        2001
                                                --------    --------    --------    --------
Net revenue .................................   $  9,174    $ 13,010    $ 21,230    $ 36,067

Cost of revenue
  (excluding stock-based compensation) ......      5,451       7,799      12,910      23,115
                                                --------    --------    --------    --------
Gross profit
  (excluding stock-based compensation) ......      3,723       5,211       8,320      12,952
                                                --------    --------    --------    --------
Costs and expenses:
  Research and development
    (excluding stock-based compensation) ....      3,420       4,244       8,633      13,788
  Selling, general and administrative
    (excluding stock-based compensation) ....      6,156       4,998      14,705      17,950
  Stock-based compensation, net* ............      7,074          55      17,763       8,381
  In-process research and development .......         --          --          --       5,081
  Amortization of intangible assets .........         --       2,419          --       5,823
  Restructuring expenses
    (excluding stock-based compensation) ....         --         991          --         991
                                                --------    --------    --------    --------

        Total costs and expenses ............     16,650      12,707      41,101      52,014
                                                --------    --------    --------    --------

Loss from operations ........................    (12,927)     (7,496)    (32,781)    (39,062)

Interest income, net ........................        485         277         881       1,269
                                                --------    --------    --------    --------

Net loss ....................................   $(12,442)   $ (7,219)   $(31,900)   $(37,793)
                                                ========    ========    ========    ========

Net loss per share, basic and diluted .......   $  (0.60)   $  (0.20)   $  (2.71)   $  (1.08)
                                                ========    ========    ========    ========

Shares used in computation, basic and diluted     20,571      36,139      11,774      34,837
                                                ========    ========    ========    ========

* Stock-based compensation, net:
  Cost of revenue ...........................   $    587    $    219    $  1,295    $    833
  Research and development ..................      2,472         897       5,705       3,924
  Selling, general and administrative .......      4,015       1,508      10,763       6,193
  Restructuring benefit .....................         --      (2,569)         --      (2,569)
                                                --------    --------    --------    --------

                                                $  7,074    $     55    $ 17,763    $  8,381
                                                ========    ========    ========    ========

            See notes to condensed consolidated financial statements

                             VINA TECHNOLOGIES, INC.
                 Condensed Consolidated Statements of Cash Flows
                                 (in thousands)
                                   (unaudited)

                                                                            Nine Months Ended
                                                                               September 30,
                                                                          ----------------------
                                                                            2000          2001
                                                                          --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss ...........................................................    $(31,900)     $(37,793)

  Reconciliation of net loss to net cash used in operating activities:
    Depreciation and amortization ....................................         692         7,182
    Stock-based compensation, net ....................................      17,763         8,381
    In-process research and development ..............................          --         5,081
    Provision for inventory order commitment .........................          --         1,800

  Changes in operating assets and liabilities:
    Accounts receivable ..............................................      (2,070)       (4,182)
    Inventories ......................................................        (909)       (4,426)
    Prepaid expenses and other .......................................        (395)          729
    Other assets .....................................................         (91)         (226)
    Accounts payable .................................................       2,342         1,345
    Accrued compensation and related benefits ........................         927        (1,218)
    Accrued warranty .................................................         134           106
    Other current liabilities ........................................       2,090          (616)
                                                                          --------      --------

          Net cash used in operating activities ......................     (11,417)      (23,837)
                                                                          --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment ................................      (2,696)         (983)
  Acquisition of business, net of cash acquired ......................          --          (454)
  Purchases of short-term investments ................................     (45,695)       (1,050)
  Proceeds from sales/maturities of short-term investments ...........       1,524        37,261
                                                                          --------      --------

          Net cash provided by (used in) investing activities ........     (46,867)       34,774
                                                                          --------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from sale of convertible preferred stock ..............      23,821            --
  Proceeds from sale of common stock .................................      36,502           760
  Proceeds from exercise of stock options ............................       3,558           256
  Repurchase of common stock .........................................        (207)         (578)
  Proceeds from issuance of long-term debt ...........................         375            --
  Repayments on long-term debt .......................................      (1,429)           --
                                                                          --------      --------

          Net cash provided by financing activities ..................      62,620           438
                                                                          --------      --------

NET CHANGE IN CASH AND CASH EQUIVALENTS ..............................       4,336        11,375

CASH AND CASH EQUIVALENTS, Beginning of period .......................       2,568         7,740
                                                                          --------      --------

CASH AND CASH EQUIVALENTS, End of period .............................    $  6,904      $ 19,115
                                                                          ========      ========

            See notes to condensed consolidated financial statements

                             VINA TECHNOLOGIES, INC.
              Notes to Condensed Consolidated Financial Statements
                                   (unaudited)

1.   UNAUDITED INTERIM FINANCIAL INFORMATION

Business -- VINA Technologies, Inc. (the Company), incorporated in June 1996, designs, develops, markets and sells multiservice broadband access communications equipment that enables telecommunications service providers to deliver bundled voice and data services. The Company has incurred significant losses since inception and expects that net losses and negative cash flows from operations will continue for the foreseeable future.

Basis of Presentation -- The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The accompanying interim financial information is unaudited and has been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, it does not include all of the information and notes required by generally accepted accounting principles for annual financial statements. In the opinion of management, such unaudited information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim information. Operating results for the three and nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. For further information, refer to the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000.

Comprehensive Loss -- Comprehensive loss for the three months and nine months ended September 30, 2000 and 2001 was the same as net loss.

New Accounting Standards -- On January 1, 2001, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Under SFAS No. 133, certain contracts that were not formerly considered derivatives may now meet the definition of a derivative. The adoption of SFAS No. 133 did not have a significant impact on the Company's consolidated financial position, results of operations or cash flows.

In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for under the purchase method and addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. SFAS No. 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination and the accounting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that intangible assets with finite useful lives be amortized and that goodwill and intangible assets with indefinite lives will not be amortized, but will rather be tested at least annually for impairment. The Company will adopt SFAS No. 142 for its fiscal year beginning January 1, 2002. Upon adoption of SFAS No. 142, the Company will stop the amortization of goodwill with an expected net carrying value of $27.6 million at December 31, 2001 and annual amortization of $8.8 million that resulted from business combinations initiated prior to the adoption of SFAS No.
141. Goodwill acquired subsequent to June 30, 2001 is not amortized. The Company will evaluate goodwill under the SFAS No. 142 transitional impairment test and has not yet determined whether or not there is an impairment loss. Any transitional impairment loss will be recognized as a change in accounting principle.

In August 2001, the FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement is effective for fiscal years beginning after December 15, 2001. VINA will adopt SFAS No. 144 on January 1, 2002 and has not yet determined the impact of adopting of this statement.

2.   INVENTORIES

Inventories consist of the following (in thousands):

                                                    December 31,  September 30,
                                                       2000           2001
                                                      ------         ------
     Raw materials and subassemblies ............     $1,034         $2,587
     Finished goods .............................        939          2,356
                                                      ------         ------
     Inventories ................................     $1,973         $4,943
                                                      ======         ======

3.   NET LOSS PER SHARE

The following is a calculation of the denominators used for the basic and diluted net loss per share computations (in thousands):

                                                                   Three Months Ended    Nine Months Ended
                                                                      September 30,        September 30,
                                                                   ------------------    ------------------
                                                                    2000       2001       2000       2001
                                                                   -------    -------    -------    -------
Weighted average common shares outstanding .....................    23,099     37,133     14,380     36,051
Weighted average common shares outstanding subject to repurchase    (2,528)      (994)    (2,606)    (1,214)
                                                                   -------    -------    -------    -------
Shares used in computation, basic and diluted ..................    20,571     36,139     11,774     34,837
                                                                   =======    =======    =======    =======

During the three months and nine months ended September 30, 2000 and 2001, the Company had securities outstanding which could potentially dilute basic earnings per share in the future, but were excluded in the computation of diluted earnings per shares in such periods, as their effect would have been antidilutive due to the net loss reported in such periods. Such outstanding securities consist of the following at: September 30, 2000, 2,173,016 shares of common stock subject to repurchase and options to purchase 9,692,395 shares of common stock; September 30, 2001, 877,874 shares of common stock subject to repurchase and options to purchase 13,554,695 shares of common stock.

4.   ACQUISITION

On February 27, 2001, the Company completed the acquisition of Woodwind Communications Systems, Inc. (Woodwind), a provider of voice-over-broadband network edge access solutions, based in Germantown, Maryland. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. Under the terms of the merger agreement, the Company acquired all outstanding capital stock of Woodwind by paying $7.5 million in cash and issuing 4.15 million shares of Company common stock. The Company assumed Woodwind's outstanding stock options, which, if fully vested and exercised, would result in the issuance of 1.1 million shares of the Company's common stock. The total purchase price as of February 27, 2001 has been allocated to the assets acquired and liabilities assumed based on their respective fair values as follows (in thousands):

Total purchase price:
  Cash Consideration                                        $  7,500
  Common Stock                                                39,465
  Options Assumed                                              2,591
  Acquisition Expenses                                           726
                                                            --------
                                                            $ 50,282
                                                            ========
Purchase Price Allocation:
  Fair market value of net tangible
     assets acquired at
        February 27, 2001                                   $  6,728

                                                                       Economic
                                                                         Life
                                                                       --------
Intangible assets acquired:
  Workforce-In-Place                                           1,236       3
  Tradename                                                      346       4
  Core technology                                              3,022       4
  Current technology                                             310       4
  In-process technology                                        5,081
  Goodwill                                                    35,525       4
  Deferred tax liabilities                                    (1,966)
                                                            --------
                                                            $ 50,282
                                                            ========

The Company recorded a one-time charge of $5.1 million in the first quarter of 2001 for purchased in-process technology related to development projects that had not reached technological feasibility, had no alternative future use, and for which successful development was uncertain. The conclusion that the in-process development effort, or any material sub-component, had no alternative future use was reached in consultation with the Company's and Woodwind's management.

The development projects, both the ClariNet, and the Piccolo are software intensive network edge products. Both projects are based on the same integrated access gateway (IAG) platform. ClariNet is capable of providing end users with Centrex like features and is designed to operate as a PBX replacement. In addition, ClariNet scales in multiples of 4, to a total of 12 voice lines, and can be stacked to provide coverage to 24 standard voice lines. Piccolo is being developed to be a lower cost alternative aimed at offices that do not need a robust feature set for future expansion and provides eight voice ports and one 10/100 Mbps Ethernet port, but retains the distributed central office architecture of the ClariNet. Additionally, the Company is in the process of enhancing the ClariNet and Piccolo products with next generation software to enable voice over internet protocol (VoIP) capabilities as well as ATM enhancements, enhanced reliability and new features. Development of ClariNet and Piccolo will utilize the same software platform. At the time of acquisition, the product development was approximately 50% complete and the estimated costs to complete the development of both products was expected to be an additional $1.1 million. Management expects that products being developed will become available for sale during the next 12 months; however, no assurances can be given. The Company expects to benefit from the acquired research and development related to these products once it begins shipping. Costs incurred on the projects after the acquisition date through September 30, 2001 are approximately $630,000. Failure to reach successful completion of these projects could result in impairment of the associated capitalized intangible assets and could require the Company to accelerate the time period over which the intangibles are being amortized, which could have a material adverse effect on the Company's business, financial condition and results of operations.

Significant assumptions have been used to determine the value of in-process technology, include the following: first, an income approach that focuses on the income producing capability of the acquired technology, and best represents the present value of the future economic benefits the Company expects to derive from them; second, forecasted net cash flows that the Company expects might result from the development effort are determined using projections prepared by the Company's management; third, a discount rate of 25% was used, based upon the estimated weighted average rate of return for Woodwind, which is consistent with the implied transaction discount rate; and fourth, a premium of 10% for the in-process technology was added to reflect the additional risk of the in-process technology, thus resulting in the use of an overall 35% discount rate.

In accordance with Financial Accounting Standards Board Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation," the Company recorded the intrinsic value, measured as the difference between the grant price and fair market value on the acquisition consummation date, of unvested options assumed in the acquisition as deferred stock compensation. Such deferred stock compensation, which aggregated $588,000, is recorded as a separate component of stockholders' equity and will be amortized over the vesting term of related options. For the three and nine months ended September 30, 2001, the Company recorded compensation expense of $38,000 and $93,000 respectively, related to these awards in the accompanying condensed consolidated statement of operations.

Pro Forma Financial Results

The following selected unaudited pro forma combined results of operations for the nine months ended September 30, 2000 and 2001 of the Company and Woodwind have been prepared assuming that the acquisition occurred at the beginning of the periods presented. The following pro forma financial information is not necessarily indicative of the results that would have occurred had the acquisition been completed at the beginning of the period indicated nor is it indicative of future operating results (in thousands, except per share data):

                                                            Nine Months Ended
                                                              September 30,
                                                          ---------------------
                                                            2000         2001
                                                          --------     --------
Net revenue                                               $ 21,468     $ 36,069
Net loss                                                  $(43,764)    $(37,491)
Net loss per share                                        $  (2.75)    $  (1.05)
Shares used in calculation of net loss per share            15,923       35,728

The pro forma results of operations give effect to certain adjustments, including amortization of purchased intangibles, goodwill and deferred stock compensation associated with the acquisition. The $5.1 million charge for purchased in-process research and development has been excluded from the pro forma results, as it is a material non-recurring charge.

5.   RESTRUCTURING CHARGE

During the quarter ended September 30, 2001, the Company announced and completed a restructuring plan intended to better align its operations with the changing market conditions. This plan is designed to prioritize VINA's high growth areas of business, focus on profit contribution and reduce expenses. This restructuring includes workforce reduction and other operating reorganization. As a result of the restructuring efforts, the Company reduced its workforce by approximately 20%.

A summary of the restructuring benefit and expenses for the three months ended September 30, 2001 is as follows (in thousands):

                                  Restructuring                  Accrual at
                                    Provision     Utilized    September 30, 2001
                                    ---------     --------    ------------------
Stock compensation benefit           $(2,569)      $(2,569)        $    --
Workforce reduction                      991          (760)            231
                                     -------       -------         -------

Restructuring benefit, net           $(1,578)      $ 1,809         $   231
                                     =======       =======         =======

Workforce reduction -- The restructuring program resulted in the reduction of approximately 40 employees across all functions. As of September 30, 2001, the Company made $760,000 in severance payments. The remaining balance of $231,000 related to severance and fringe benefits is expected to be disbursed in full by the first quarter of 2002.

Restructuring benefit, net -- In connection with the workforce reduction, the Company recorded a net benefit of $2.6 million. This net benefit resulted from a $3.0 million benefit for the reversal of prior period estimated stock compensation expense on forfeited stock options offset by $431,000 of stock compensation expense resulting from the acceleration of unvested stock options in accordance with employee separation agreements.

6.   SUBSEQUENT EVENTS

On October 17, 2001, the Company entered into a definitive agreement to complete a private equity financing which would generate gross proceeds of up to approximately $24.3 million. Under the securities purchase agreement, the Company will sell up to 25.3 million shares of unregistered common stock, at a price of $0.64 per share, and warrants to acquire up to an additional 8.1 million shares of the Company's common stock at $1.00 per share. The warrants become exercisable for a period of three years upon the closing of each of the two stages of the private placement of common stock. The warrants are subject to early expiration if the Company's share price exceeds a predefined trading price over a period of time.

On October 17, 2001, the Company entered into a merger agreement to acquire MOS Acquisition Corporation. MOS Acquisition was formed solely to purchase assets from Metrobility Optical Systems, Inc., which recently filed bankruptcy. The sale of the assets to MOS Acquisition is dependent upon bankruptcy court approval, as well as satisfaction of other conditions. If the bankruptcy court does not approve the purchase of the assets by MOS Acquisition, then VINA Technologies will not acquire MOS Acquisition. The assets consist of all of the assets and technology currently used by Metrobility in connection with its development of optical concentration products. MOS Acquisition is owned by Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC. These Sierra Ventures entities, affiliates of a member of our Board of Directors, Mr. Jeffrey
M.  Drazan,   are  both  substantial   stockholders  and  secured  creditors  of
Metrobility. Pursuant to the merger, assuming the Company obtains stockholder approval before the closing occurs, the Company will issue to the Sierra Ventures entities 2,217,527 shares of common stock. If the merger closes before the Company obtains stockholder approval for the issuance of the shares, the Company will issue promissory notes in the aggregate principal amount of $2.0 million with an interest rate of 6% per year. These notes will convert automatically into 2,217,527 shares of common stock upon stockholder approval of the issuance of the shares. If the stockholders do not approve the issuance of the shares, the principal amount and all interest on the promissory notes will be due and payable one year from the date the notes are issued.

                             VINA Technologies, Inc.
              Unaudited Pro Forma Condensed Combining Balance Sheet
                             As of December 31, 2000
                                 (in thousands)

                                                                   Woodwind        Pro Forma
                                                VINA            Communications       Merger                   Pro Forma
                                           Technologies, Inc.    Systems, Inc.    Adjustments      Notes        VINA
                                           ------------------    -------------    -----------    ---------    ---------
ASSETS

Current assets:
Cash and cash equivalents                      $   7,740           $   8,319       $  (7,500)          9      $   8,559
Short-term investments                            36,759                  --              --                     36,759
Accounts receivable, net                           5,243                  33              --                      5,276
Inventories                                        1,973                 229              --                      2,202
Prepaid expenses and other                         2,649                 214              --                      2,863
                                               ---------           ---------       ---------                  ---------
Total current assets                              54,364               8,795          (7,500)                    55,659
Property and equipment, net                        4,096                 681              --                      4,777
Other assets                                          76                  80              --                        156

Intangible assets, net                                --                  --          38,592           4         38,592
                                               ---------           ---------       ---------                  ---------
Total assets                                   $  58,536           $   9,556       $  31,092                  $  99,184
                                               =========           =========       =========                  =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                               $   8,536           $     523       $      --                  $   9,059
Accrued compensation and related benefits          2,588                 282              --                      2,870
Accrued warranty                                     686                  --              --                        686
Other current liabilities                          1,897                 301             601           2          2,799
                                               ---------           ---------       ---------                  ---------
Total current liabilities                         13,707               1,106             601                     15,414
                                               ---------           ---------       ---------                  ---------
Long-term debt                                        --                  --              --                         --
                                               ---------           ---------       ---------                  ---------

Deferred income taxes                                 --                  --           1,966          11          1,966
                                               ---------           ---------       ---------                  ---------
Mandatorily redeemable convertible
  preferred stock                                     --              18,217         (18,217)          3             --
                                               ---------           ---------       ---------                  ---------
Stockholders' equity:
Common stock                                           3                  66             (65)        1,3              4
Additional paid-in capital                       144,708                  --          42,643    1,3,5,10        187,351
Deferred stock compensation                      (26,386)               (301)           (287)        3,5        (26,974)
Other accumulated comprehensive income                48                  --              --                         48
Accumulated deficit                              (73,544)             (9,532)          4,451         3,6        (78,625)
                                               ---------           ---------       ---------                  ---------
Total stockholders' equity (deficit)              44,829              (9,767)         46,742                     81,804
                                               ---------           ---------       ---------                  ---------
Total liabilities and stockholders' equity     $  58,536           $   9,556       $  31,092                  $  99,184
                                               =========           =========       =========                  =========

         See notes to pro forma condensed combining financial statements

                             VINA Technologies, Inc.
         Unaudited Pro Forma Condensed Combining Statement of Operations
                      For the Year Ended December 31, 2000
                    (in thousands, except per share amounts)

                                                                         Woodwind       Pro Forma
                                                       VINA           Communications      Merger                    Pro Forma
                                                 Technologies, Inc.    Systems, Inc.    Adjustments      Notes        VINA
                                                 ------------------    -------------    -----------    ---------    ---------
Net revenue .....................................    $  32,078           $     221              --                  $  32,299
Cost of revenue
  (excluding stock-based compensation) ..........       19,240               1,757              --                     20,997
                                                     ---------           ---------       ---------                  ---------
Gross profit
  (excluding stock-based compensation) ..........       12,838              (1,536)             --                     11,302
                                                     ---------           ---------       ---------                  ---------
Costs and expenses:
Research and development
  (excluding stock-based compensation) ..........       12,609               2,683              --                     15,292
Selling, general and administrative
  (excluding stock-based compensation) ..........       21,124               3,838              --                     24,962
Stock-based compensation ........................       24,169                 264            (101)          8         24,332
Amortization of intangible assets ...............           --                  --          10,181           7         10,181
                                                     ---------           ---------       ---------                  ---------
Total costs and expenses ........................       57,902               6,785          10,080                     74,767
                                                     ---------           ---------       ---------                  ---------
Loss from operations ............................      (45,064)             (8,321)        (10,080)                   (63,465)
Interest income, net ............................        1,732                 264              --                      1,996
                                                     ---------           ---------       ---------                  ---------
Net loss ........................................      (43,332)             (8,057)        (10,080)                   (61,469)

Accretion of mandatorily redeemable convertible
  preferred stock ...............................           --                (523)            523          12             --
                                                     ---------           ---------       ---------                  ---------
Net loss attributable to common stockholders ....    $ (43,332)          $  (8,580)      $  (9,557)                 $ (61,469)
                                                     =========           =========       =========                  =========
Net loss per share, basic and diluted ...........    $   (2,63)                                                     $   (2.98)
                                                     =========                                                      =========

Shares used in computation, basic and diluted ...       16,467                               4,149           1         20,616
                                                     =========                           =========                  =========

         See notes to pro forma condensed combining financial statements

                             VINA Technologies, Inc.
         Unaudited Pro Forma Condensed Combining Statement of Operations
                  For the Nine Months Ended September 30, 2001
                    (in thousands, except per share amounts)

                                             VINA             Woodwind         Pro Forma
                                         Technologies,     Communications        Merger                    Pro Forma
                                          Inc.(13)        Systems, Inc.(13)    Adjustments     Notes         VINA
                                         -------------    -----------------    -----------    ---------    ---------
Net revenue ..........................     $  36,067          $       2                                    $  36,069
Cost of revenue
  (excluding stock-based compensation)        23,115              1,510                --                     24,625
                                           ---------          ---------         ---------                  ---------
Gross profit
  (excluding stock-based compensation)        12,952             (1,508)               --                     11,444
                                           ---------          ---------         ---------                  ---------
Costs and expenses:
Research and development
  (excluding stock-based compensation)        13,788                875                --                     14,663
Selling, general and administrative
  (excluding stock-based compensation)        17,950                735                --                     18,685
In-process research and development ..         5,081                 --                --                      5,081
Restructuring expenses
  (excluding stock-based compensation)           991                 --                --                        991
Stock-based compensation .............         8,381                 --                28           8          8,409
Amortization of intangible assets ....         5,823                 --             1,697           7          7,520
                                           ---------          ---------         ---------                  ---------
Total costs and expenses .............        52,014              1,610             1,725                     55,349
                                           ---------          ---------         ---------                  ---------
Loss from operations .................       (39,062)            (3,118)           (1,725)                   (43,905)
Interest income, net .................         1,269                 64                --                      1,333
                                           ---------          ---------         ---------                  ---------
Net loss .............................     $ (37,793)         $  (3,054)        $  (1,725)                 $ (42,572)
                                           =========          =========         =========                  =========

Net loss per share, basic and diluted      $   (1.08)                                                      $   (1.19)
                                           =========                                                       =========
Shares used in computation, basic and
  diluted ............................        34,837                                  891          14         35,728
                                           =========                            =========                  =========

         See notes to pro forma condensed combining financial statements

                             VINA TECHNOLOGIES, INC.

      Notes To Unaudited Pro Forma Condensed Combining Financial Statements

1.   ACQUISITION

     On February 27, 2001, the Company completed the acquisition of Woodwind Communications Systems, Inc. (Woodwind), a provider of voice-over-broadband network edge access solutions, based in Germantown, Maryland. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. Under the terms of the merger agreement, the Company acquired all outstanding capital stock of Woodwind by paying $7.5 million in cash and issuing 4.15 million shares of Company common stock. The Company assumed Woodwind's outstanding stock options, which, if fully vested and exercised, would result in the issuance of an additional 1.1 million shares of the Company's common stock.

2.   PRO FORMA ADJUSTMENTS

     The accompanying pro forma financial statements are presented in accordance with Article 11 of Regulation S-X.

     The unaudited pro forma condensed combining balance sheet has been prepared as if the acquisition, which was accounted for as a purchase, was completed as of December 31, 2000. The aggregate purchase price, and approximately $600,000 of costs directly attributable to the completion of the acquisition, have been allocated to the assets and liabilities acquired. The allocation of the purchase price among the identifiable intangible assets was based on estimates of the fair market value of those assets. As a result, $5.1 million was allocated to purchased in-process technology, which has not yet reached technological feasibility and does not have alternative future uses. This amount has been charged to the Company's operations in accordance with generally accepted accounting principles in the quarter ended March 31, 2001.

     To prepare the pro forma unaudited condensed combining statements of operations, the VINA statement of operations for the year ended December 31, 2000 has been combined with the statement of operations of Woodwind for the year ended December 31, 2000. Also, the VINA condensed consolidated statement of operations for the nine months ended September 30, 2001, which includes the results of operations of Woodwind for the period from the acquisition date, February 27, 2001, through September 30, 2001, has been combined with the condensed statement of operations of Woodwind for the period from January 1, 2001 through February 26, 2001. This method of combining the companies is only for the presentation of pro forma unaudited condensed combining financial statements. Actual statements of operations of the companies have been combined from the effective date of the acquisition, with no retroactive restatement.

     The unaudited pro forma condensed combining statement of operations for the year ended December 31, 2000 and nine months ended September 30, 2001 reflect the Woodwind transaction as if it had taken place on January 1, 2000. The unaudited pro forma condensed combining statement of operations for the year ended December 31, 2000 does not include the one-time charge of $5.1 million for purchased in-process technology arising from this acquisition. This charge is included in the historical condensed consolidated statement of operations of VINA for the nine months ended September 30, 2001.

     The unaudited pro forma condensed combining financial statements should be read in conjunction with the historical financial statements of VINA and Woodwind.

     The unaudited pro forma condensed combining financial statements have been prepared on the basis of assumptions described in the notes hereto and include assumptions relating to the allocation of the consideration paid for the assets and liabilities of Woodwind based upon independent estimates of fair value. Below is a table of the total purchase price, purchase price allocation and annual amortization of the intangible assets acquired used for the purposes of the pro forma condensed combining financial statements (in thousands):

Cash Consideration                                        $  7,500
Common Stock                                                39,465
Options Assumed                                              2,591
Acquisition Expenses                                           601
                                                          --------
Total Purchase Price                                      $ 50,157
                                                          ========

Purchase Price Allocation:
  Fair market value of net tangible                                    Economic
  assets acquired of Woodwind at December 31, 2000        $  8,450       Life
                                                                       --------
Intangible assets acquired:
  Workforce-In-Place                                         1,236         3
  Tradename                                                    346         4
  Core technology                                            3,022         4
  Current technology                                           310         4
  In-process technology                                      5,081
  Goodwill                                                  33,678         4
  Deferred tax liabilities                                  (1,966)
                                                          --------
                                                          $ 50,157
                                                          ========

     VINA recorded a one-time charge of $5.1 million in the first quarter of 2001 for purchased in-process technology related to a development project that had not reached technological feasibility, had no alternative future use, and for which successful development was uncertain. The conclusion that the in-process development effort, or any material sub-component, had no alternative future use was reached in consultation with VINA's and Woodwind's management.

     The development projects, both the ClariNet and the Piccolo are software intensive network edge products. Both projects are based on the same integrated access gateway ("IAG") platform. ClariNet is capable of providing end users with Centrex like features and can operate as a PBX replacement. In addition, ClariNet scales in multiples of 4, to a total of 12 voice lines, and can be stacked to provide coverage to 24 standard voice lines. Piccolo is a lower cost alternative aimed at offices that do not need a robust feature set for future expansion and provides eight voice ports and one 10/100 Mbps Ethernet port, but retains the distributed central office architecture of the ClariNet.
Additionally, the Company is in the process of enhancing the ClariNet and Piccolo products with next generation software that would give the products voice over internet protocol ("VoIP") capabilities as well as ATM enhancements, enhanced reliability and new features. Development of ClariNet and Piccolo will utilize the same software platform. At the time of acquisition, product development was approximately 50% complete and the estimated costs to complete the development of both products was expected to be an additional $1.1 million. Management expects that products being developed will become available for sale during the next 12 months, however, no assurances can be given. VINA will begin to benefit from the acquired research and development related to these products once it begins shipping. Costs incurred on the projects after the acquisition date through September 30, 2001 are approximately $630,000. Failure to reach successful completion of these projects could result in impairment of the associated capitalized intangible assets and could require the Company to accelerate the time period over which the intangibles are being amortized, which could have a material adverse effect on the Company's business, financial condition or results of operations.

     Significant assumptions have been used to determine the value of in-process technology, including the following: first, an income approach that focuses on the income producing capability of the acquired technology, and best represents the present value of the future economic benefits which we expected to derive from them; second, we forecast net cash flows that we expected might result from the development effort, using projections prepared by VINA's management; third, a discount rate of 25% was used, based upon the estimated weighted average rate of return for Woodwind, which is consistent with the implied transaction discount rate; and fourth, a premium of 10% for the in-process technology was added to reflect the additional risk of the in-process technology, thus resulting in the use of an overall 35% discount rate.

     In accordance with Financial Accounting Standards Board Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation," the Company recorded the intrinsic value, measured as the difference between the grant price and fair market value on the acquisition consummation date, of unvested options assumed in the acquisition as deferred stock compensation. Such deferred stock compensation, which aggregated $588,000, is recorded as a separate component of stockholders' equity and will be amortized over the vesting term of related options.

     The following pro forma adjustments have been made to the pro forma condensed combining financial statements:

(1) To reflect the issuance of 4.15 million shares of VINA common stock ($0.001 par value) to the holders of the Woodwind outstanding stock.

(2)  To record the transaction fees directly attributable to the acquisition.

(3)  To eliminate Woodwind stockholders' equity.

(4) To record goodwill and other intangibles such as workforce, tradename and core and current technologies identified in the purchase price allocation of the acquisition.

(5) To record deferred stock compensation on the intrinsic value of unvested options assumed.

(6) To reflect the reduction in retained earnings for the one-time charge of $5.1 million for purchased in-process technology identified in the purchase price allocation.

(7) To record the amortization of acquired intangible assets on a straight-line basis over estimated useful lives ranging from three to four years.

(8) To record the amortization of deferred stock compensation over the vesting period of options assumed.

(9)  To record cash consideration of $7.5 million paid in the transaction.

(10) To record the fair value of options exchanged in the transaction.

(11) To record deferred income tax liabilities generated from the acquisition.

(12) To  eliminate   accretion  on  Woodwind's  equity  instruments  which  were eliminated in (3) above.

(13) For the nine months ended September 30, 2001, the consolidated results of operations for VINA include the results of operations of Woodwind for the period from the acquisition date, February 27, 2001, through September 30, 2001. For pro forma combining purposes, the results of operations for Woodwind represent the results of operations for Woodwind for the period from January 1, 2001 through February 26, 2001.

(14) To reflect the weighting between January 1, 2001 and February 27, 2001 of the 4.15 million shares of VINA common stock issued ($0.0001 par value) to the holders of Woodwind outstanding stock.

                                  OTHER MATTERS

     VINA knows of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgement of the persons voting the proxies.

                STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Proposals of stockholders of VINA that are intended to be presented by such stockholders at VINA's 2002 Annual Meeting must be received by the Secretary of VINA no later than December 1, 2001 in order that they may be included in VINA's proxy statement and form of proxy relating to that meeting.

     A stockholder proposal not included in VINA's proxy statement for the 2002 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of VINA at the principal executive offices of VINA and otherwise complies with the provisions of VINA's Bylaws. To be timely, VINA's Bylaws provide that VINA must have received the stockholder's notice not less than 60 days nor more than 90 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, VINA must receive the stockholder's notice by the earlier of (i) the close of business on the 15th day after the earlier of the day VINA mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

     Whether you intend to be present at the Special Meeting or not, we urge you to return your signed proxy promptly.

                                        By Order of the Board of Directors

                                        /s/ STEVEN M. BAUMAN

                                        Steven M. Bauman
                                        President and Chief Executive Officer
                                        November 21, 2001

                                                                         ANNEX A


                             VINA TECHNOLOGIES, INC.

                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), made as of the 17th day of October 2001, by and among VINA TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and each of the persons listed on the Schedule of Investors (the "Schedule of Investors") attached hereto as Exhibit A (each of whom is herein referred to individually as an "Investor" and collectively as the "Investors").

                                   WITNESSETH:

     WHEREAS, as a condition and inducement to the Company to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, the Company and each member of the Sierra Affiliated Group (as defined in the Stockholders' Agreement) have entered into the Stockholders' Agreement in the form of Exhibit G attached hereto (the "Stockholders' Agreement") pursuant to which, among other things, the Sierra Affiliated Group has agreed to vote the shares of Company's capital stock held by them as set forth therein; and

     WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the transactions set forth herein,

     NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, the parties hereto agree as follows:

     1. Purchase and Sale of Common Stock and Warrants.

     1.1 Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement (including without limitation, Sections 5 and 6 hereof), each Investor severally (and not jointly and severally) agrees to purchase at the Initial Closing, the Second Closing or the Additional Closing (as such terms are defined below), as the case may be, and the Company agrees to issue and sell to the Investors at the Initial Closing, the Second Closing or Additional Closing, as the case may be, that number of shares (the "Shares") of common stock, $0.0001 par value, of the Company (the "Common Stock") and, with respect to all the Investors other than BayStar Capital II, L.P. ("BayStar"), warrants, in the form attached hereto as Exhibit B (the "Investors Warrants"), and, with respect to BayStar only, the warrants in the form attached hereto as Exhibit B-1 (the "BayStar Warrants," and together with the Investor Warrants, the "Warrants"), set forth opposite such Investor's name on the signature pages hereto at the purchase price set forth opposite such Investor's name on the Schedule of Investors (the "Purchase Price"). The Shares and Warrants to be issued and sold by the Company at the Initial Closing are hereinafter referred to as the "Initial Shares" and "Initial Warrants," the Shares and Warrants to be issued and sold by the Company at the Second Closing and the Additional Closing are hereinafter referred to as the "Additional Shares" and "Additional Warrants," the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are hereinafter referred to as the "Warrant Shares," and the Shares and Warrants are collectively referred to herein as the "Securities."

     1.2 Escrow. On or before the Initial Closing, each of the Investors shall deposit their respective Purchase Price for the Shares and Warrants as indicated on the Schedule of Investors by wire transfer of immediately available funds in accordance with the Company's written wire instructions into the escrow account (the "Escrow") established pursuant to the terms of the escrow agreement in the form attached hereto as Exhibit C that has been executed by all of the Investors and the Company (the "Escrow Agreement"); it being understood and agreed that until the Initial Closing or the Second Closing, as the case may be, the funds in the Escrow shall remain the sole property of each of the Investors pro rata in proportion to the actual amount funded by each Investor; provided, however, that with respect to BayStar, BayStar shall, immediately upon satisfaction of, and subject to, the Funding Condition (as defined in Section 5.11), deposit its respective Purchase Price for the Shares and Warrants as indicated on the Schedule of Investors by wire transfer of immediately available funds in accordance with the Company's written wire instructions into the Escrow.

     1.3 Initial Closing. The completion of the purchase and sale of the Initial Shares and Initial Warrants pursuant to Section 1.1 (the "Initial Closing") shall take place at the offices of Pillsbury Winthrop LLP, 50 Fremont Street, San Francisco, California 94105, at 8:00 A.M., San Francisco time, on the third business day following the date on which the last to be fulfilled or waived of the conditions set forth in Section 5 and Section 6 pertaining to the Initial Closing (other than those conditions that by their nature can only be fulfilled at the Initial Closing) shall have been fulfilled or waived (by each of the parties hereto), or such other place and time to be mutually agreed upon by the Company and the Investors. Subject to satisfaction or waiver of the conditions set forth in Section 5 and 6 hereof, at the Initial Closing, the Investors identified on the Schedule of Investors as participants in the Initial Closing (the "Initial Closing Investors") shall purchase the number of Initial Shares and Initial Warrants set forth opposite such Investors' names on the Schedule of Investors. Funds shall be released to the Company from the Escrow on behalf of the Initial Closing Investors as payment for the Initial Shares and Initial Warrants as provided in the Escrow Agreement. Upon receipt of payment therefor, the Company shall deliver to each Initial Closing Investor one or more stock certificates representing the number of Initial Shares, and an Initial Warrant representing the number of Warrant Shares, set forth opposite such Investor's name on the Schedule of Investors, each such certificate and Initial Warrant to be registered in the name of the Investor or, if so indicated on the Stock Certificate and Warrant Questionnaire attached hereto as Exhibit D-1 (the "Stock Certificate and Warrant Questionnaire"), in the name of a nominee designated by such Investor.

     1.4 Second Closing. The completion of the purchase and sale of the Additional Shares and Additional Warrants (the "Second Closing") shall occur at the offices of Pillsbury Winthrop LLP, 50 Fremont Street, San Francisco, California 94105, at 8:00 A.M., San Francisco time, on the third business day following the date on which the last to be fulfilled or waived of the conditions set forth in Section 5 and Section 6 pertaining to the Second Closing (other than those conditions that by their nature can only be fulfilled at the Second Closing) shall have been fulfilled or waived (by each of the parties hereto), or such other place and time to be specified by the Company, and of which the Investors will be notified not less than two (2) business days in advance by the Company. Subject to satisfaction or waiver of the conditions set forth in
Section 5 and 6 hereof, at the Second Closing, the Investors identified on the Schedule of Investors as participants in the Second Closing (the "Second Closing Investors") shall purchase the number of Additional Shares and Additional Warrants set forth opposite such Investors' names on the Schedule of Investors. Funds shall be released to the Company from the Escrow on behalf of the Second Closing Investors as payment for the Additional Shares and Additional Warrants. Upon receipt of payment therefor, the Company shall deliver to each Investor one or more stock certificates representing the number of Additional Shares, and an Additional Warrant representing the number of Warrant Shares, set forth opposite such Investor's name on the Schedule of Investors, each such certificate and Additional Warrant to be registered in the name of the Investor or, if so indicated on the Stock Certificate and Warrant Questionnaire, in the name of a nominee designated by such Investor. The Company may hold an additional closing with respect to the completion of the purchase and sale of Additional Shares and BayStar Warrants to and by BayStar (the "Additional Closing") following the Second Closing in the event the Funding Condition has not been fulfilled or waived on or prior to the Second Closing. The Additional Closing shall be held in the same manner and place as the Second Closing. The Initial Closing, the Second Closing and the Additional Closing are collectively referred to as the "Closing."

     2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to each Investor that, except as set forth in the correspondingly numbered section of the Disclosure Schedule delivered to each Investor in connection herewith, which qualifies the corresponding representations and warranties in their entirety:

     2.1 Organization; Good Standing; Qualification. Each of the Company and its subsidiaries has been duly incorporated and is validly existing and in good standing under the laws of the state of its incorporation, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect upon the business, condition (financial or otherwise), properties, assets or operations of the Company and its subsidiaries as a whole ("Material Adverse Effect").

     2.2 Authorization. The Company has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, including the issuance of the Securities and Warrant Shares, subject to obtaining the requisite stockholder approval of the transactions contemplated herein to occur at the Second Closing in a manner that complies with NASD Rule 4350(i) (the "Required Stockholder Approval"). The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Required Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws. The execution, delivery and performance of this Agreement will not violate any provision of the Company's Certificate of Incorporation or Bylaws (each as amended to date), will not conflict with, result in any breach of any of the terms, conditions or provisions of, constitute (with or without notice or lapse of time or both) a default under, or require a consent or waiver under any material indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

     2.3 Valid Issuance of Common Stock and Warrants. The Shares and the Warrants have been duly authorized and, when issued, sold and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued and, in the case of the Shares, fully paid and nonassessable and free and clear of all liens, taxes and encumbrances except for restrictions on transfer contained herein, and not be subject to preemptive or similar rights. The Warrant Shares have been duly authorized and, upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable and free and clear of all liens, taxes and encumbrances except for restrictions on transfer contained herein, and not be subject to preemptive or similar rights.

     2.4 Capitalization. The authorized capital stock of the Company consists of 125,000,000 shares of Common Stock, of which 37,262,060 shares (the "Issued Stock") were issued and outstanding as of October 15, 2001, and 5,000,000 shares of Preferred Stock, of which none were issued and outstanding as of October 15, 2001. As of October 15, 2001, 4,899,012 shares of Common Stock were reserved for issuance under the Company's 2000 Stock Incentive Plan, 2000 Employee Stock Purchase Plan, and the 1999 and 2000 Stock Option Plans of Woodwind Communications Systems, Inc. (which were assumed by the Company in connection with its acquisition of Woodwind Communications Systems, Inc.) (collectively, the "Stock Incentive Plans"), and 14,292,175 shares of Common Stock were issuable upon the exercise of outstanding stock options under the Company's Stock Incentive Plans. As of the date hereof, 200,000 shares of Preferred Stock, designated as "Series A Participating Preferred Stock," were reserved for issuance pursuant to the Rights Agreement, dated as of July 25, 2001, between the Company and American Stock Transfer & Trust Company (the "Rights Agreement"). All shares of Issued Stock have been duly authorized and validly issued and are fully paid and nonassessable. Other than pursuant to the Stock Incentive Plans, each as amended to date, the Rights Agreement and this Agreement, (A) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights created by statute, the Company's Certificate of Incorporation or By-laws or any agreement or instrument to which the Company is a party; and (B) there are no options, warrants, rights to subscribe to, calls or commitments or agreements of any character which the Company is bound to issue additional shares of capital stock of the Company or obligating the Company to grant, effect or enter, into any such option, warrant, right to subscribe to, call, commitment or agreement. The Company has made available to each Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws").

     2.5 Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority or any other person or entity is required on the part of the Company or any of its subsidiaries in connection with the Company's valid execution, delivery or performance of this Agreement or the offer, sale or issuance of the Securities and the Warrant Shares except any notices of sale required to be filed with the Securities and Exchange Commission ("SEC") under Regulation D ("Regulation D") of the Securities Act of 1933, as amended (the "Securities Act"), or such post-Closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

     2.6 Offering. Subject to the accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. The Company agrees to file a Form D with respect to the Securities and Warrant Shares as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing.

     2.7 General Solicitation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Securities.

     2.8 No Integrated Offering. Neither the Company nor its subsidiaries, nor any of their affiliates nor any person acting on the Company's behalf has, directly or indirectly, made nor will any such party make, any offer or sale of any security or solicitation of any offer to buy any security under circumstances, that in the opinion of the Company's counsel, would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby.

     2.9 Brokers or Finders. Neither the Company nor any of its subsidiaries has incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, and no broker, finder, agent or similar intermediary has acted for or on behalf of the Company for which any Investor would become liable for any fees, commissions or similar charges.

     2.10 Nasdaq Compliance. The Common Stock is listed on Nasdaq, and the Company has taken no action designed to or likely to have the effect of suspension of or delisting the Common Stock from Nasdaq. On the respective Closings, the Company shall have applied for the listing of the Shares and Warrant Shares, in each case, upon Nasdaq and shall use all reasonable efforts to maintain, at its expense, so long as any of the Securities or Warrant Shares are outstanding, such listing of all Shares from time to time issuable hereunder and all Warrant Shares from time to time issuable upon exercise of the Warrants.

     2.11 SEC Compliance. Since December 31, 1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective filing dates, such SEC Documents complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. As of their respective filing dates, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Company nor any of its officers, directors, employees or agents have provided, nor will provide the Investors with any material nonpublic information.

     2.12 Financial Statements. The financial statements of the Company and the related notes contained in the SEC Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.

     2.13 Intellectual Property. The Company owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights or other information (collectively, "Intellectual Property"), which are necessary to conduct its businesses as currently conducted, except where the failure to currently own or possess would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, and to the Company's knowledge, none of the patent rights owned or licensed by the Company are unenforceable or invalid.

     2.14 No Material Adverse Change. Since June 30, 2001, there has not been any change or event which has had or would reasonably be expected to have a Material Adverse Effect.

     2.15 Contracts. The contracts described in the SEC Documents or attached as exhibits thereto that are material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts which breach or default would reasonably be expected to have a Material Adverse Effect.

     2.16 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns due prior to the date hereof and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any material tax deficiency which has been or might be asserted or threatened against it.

     2.17 Investment Company. The Company is not, and after consummation of the sale of the Securities will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, or, to its knowledge, a company "controlled by" an "investment company" (other than any Investor) within the meaning of the Investment Company Act of 1940, as amended.

     2.18 Insurance. The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is prudent and adequate for its business, all of which insurance is in full force and effect.

     2.19 Legal Proceedings. There are no legal or governmental, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     2.20 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

     2.21 Reservation of Common Stock. Prior to the issuance of the Securities, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants, a sufficient number of shares of Common Stock to provide for issuance of the Warrant Shares (without regard to limits on exercise).

     2.22 Reporting Status. The Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and so long as an Investor beneficially owns any Securities or Warrant Shares, the Company shall not terminate its status as an issuer subject to the reporting obligations under the Exchange Act even if the rules and regulations thereunder would otherwise permit such termination.

     2.23 Filing of Form 8-K. On the Business Day following each Closing, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement, including as exhibits to such Current Report on Form 8-K this Agreement, the form of Warrant and such other exhibits as required by the Exchange Act.

     2.24 Corporate Existence. So long as an Investor beneficially owns any Securities or Warrant Shares, the Company shall maintain its corporate existence, and in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, the Company shall ensure that the surviving or successor entity in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith.

     2.25 Pledge of Securities. The Company acknowledges and agrees that the Securities and the Warrant Shares may be pledged by an Investor in connection with a bona fide margin agreement or other loan secured by the Securities and/or the Warrant Shares. Notwithstanding anything herein, the pledge of Securities or Warrant Shares shall not be deemed to be a transfer, sale or assignment of the Securities or Warrant Shares hereunder, and no Investor effecting a pledge of Securities or Warrant Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement. The Company hereby agrees to execute and deliver such reasonable documentation as a pledgee of the Securities or Warrant Shares may reasonably request in connection with a pledge of the Securities or Warrant Shares to such pledgee by an Investor.

     2.26 Transfer Agent Instructions. The Company shall use all reasonable best efforts to cause its transfer agent, within ten (10) Business Days, and any subsequent transfer agent, to agree to irrevocable instructions substantially in the form attached hereto as Exhibit I (the "Irrevocable Transfer Agent Instructions") to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Investor or its respective nominee(s), for the Securities in such amounts as specified from time to time by each Investor to the Company and acknowledged by the Company in writing upon exercise of the Warrants. Prior to registration of the Securities under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 3.8(a) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 2.26 and stop transfer instructions to give effect to Sections
3.7 and 3.8(a) hereof will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Warrants. If an Investor provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of Securities may be made without registration under the Securities Act or the Investor provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, or credit shares to one or more balance accounts at DTC, in such name and in such denominations as specified by such Investor and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 2.26 will be inadequate and agrees, in the event of a breach of the provisions of this Section 2.26, that the Investors shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     3. Representations, Warranties and Covenants of the Investors. Each Investor hereby, severally, and not jointly represents and warrants to and agrees with the Company that, solely as to such Investor:

     3.1 Authorization. The Investor has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Investor and the consummation of the transactions hereby, have been duly authorized by all necessary action on the part of the Investor. This Agreement has been duly executed and delivered by the Investor and constitutes a valid and legally binding agreement of the Investor, enforceable against the Investor in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

     3.2 Purchase Entirely for Own Account. The Shares and Warrant to be purchased by the Investor will be acquired for the Investor's own account for investment, and not as a nominee or agent, and not with a present view to the resale or distribution of any part thereof, other than in a transaction covered by an effective registration statement filed under or exempted from the registration requirements of the Securities Act. Notwithstanding the foregoing, by making the representations herein, the Investor does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time, provided, however, that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the Securities Act and any applicable state securities laws.

     3.3 Reliance Upon Investor's Representations. The Investor understands that the issuance and sale of the Securities to it will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is based on each Investor's representations set forth herein.

     3.4 Receipt of Information. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Securities and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Securities. No person other than the Company has been authorized to give any information or to give any representation not contained in this Agreement in connection with the issuance of the Securities and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

     3.5 Investment Experience. The Investor is knowledgeable, sophisticated and experienced in evaluating and investing in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

     3.6 Accredited Investor. The Investor is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

     3.7 Restricted Securities. The Investor will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities or Warrant Shares unless (i) pursuant to an effective registration statement under the Securities Act, (ii) such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities acquired as of a particular date that can be immediately sold. Notwithstanding anything to the contrary contained in the Agreement or the Warrants, the Investor may transfer (without restriction and without the need for an opinion of counsel) the Securities and Warrants Shares to its affiliates provided that such affiliate is an "accredited investor" under Regulation D and such affiliate agrees to be bound by the terms and conditions of the Agreement and the Warrants.

     3.8 Legends. To the extent applicable, each certificate or other document evidencing any of the Shares shall be endorsed with the legends set forth below, and the Investor covenants that, except to the extent such restrictions are waived by the Company, the Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate (and a stop-transfer order may be placed against the transfer of the certificates for the Shares):

     (a)  The following legend under the Act:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL OR UPON EVIDENCE REASONABLY SATISFACTORY TO VINA TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR ANOTHER APPLICABLE EXEMPTION."

     (b)  Such other legends as may be required under state securities laws.

     The legend set forth above shall be removed and the Company shall issue the relevant securities without such legend to the holder of the Securities upon which it is stamped, if, (i) such Securities are registered for resale under the Securities Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities acquired as of a particular date that can be immediately sold. The Investor agrees to sell all Securities and Warrant Shares, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act.

     3.9 Requirements of Foreign Jurisdictions. The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

     3.10 No Legal, Tax or Investment Advice. The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

     3.11 Questionnaires. The Investor has completed the Stock Certificate and Warrant Questionnaire and the Registration Statement Questionnaire (the "Registration Statement Questionnaire") attached hereto as Exhibit D-2, for use in the preparation of the Registration Statement, and the information provided therein is true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement. The Investor hereby agrees to notify the Company immediately of any change in any of such information until such time as the Investor has sold all of its Securities or until the Company is no longer required to keep the Registration Statement effective.

     4. Registration of the Shares; Compliance with the Securities Act.

     4.1 Registration Procedures and Expenses. The Company hereby agrees that it shall:

     (a) subject to receipt of necessary information from the Investors, prepare and file with the SEC as soon as practicable and in no event later than sixty
(60) days following the Second Closing (or, in case the Company's stockholders do not vote to approve the sale of the Additional Shares at the Second Closing, sixty (60) days following a stockholder meeting at which such vote was taken) (each, the "Filing Date"), a registration statement on Form S-3 or Form S-1 (the "Registration Statement"), which Registration Statement shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statement therein, in light of the circumstances in which they were made, not misleading, to enable the resale of the Shares and Warrant Shares and only those additional shares of Common Stock set forth in the Disclosure Schedule (collectively, the "Registrable Shares") by the Investors from time to time on Nasdaq and use all reasonable efforts to cause such Registration Statement to be declared effective as promptly as possible after filing and to remain continuously effective until the earlier of
(i) the later of the fifth anniversary of the Second Closing or the Additional Closing, provided, however, if there is no Second Closing or Additional Closing, then the fifth anniversary of the Initial Closing, plus, in each case, a number of days equal to the number of days, if any, the Registration Statement is suspended or not effective beyond the Grace Period, or (ii) such time as all Registrable Shares purchased by the Investors pursuant to this Agreement or the Warrants, as the case may be, have been sold thereunder or pursuant to Rule 144 under the Securities Act (the "Registration Period"). In the event that Form S-3 is unavailable for such registration, the Company shall use such other form as is available for such a registration;

     (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective at all times until the end of the Registration Period;

     (c) furnish to the Investors with respect to the Registrable Shares registered under the Registration Statement such reasonable number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Investor;

     (d) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

     (e) use its reasonable best efforts to cause the Registrable Shares to be listed on Nasdaq in connection with the filing of the Registration Statement under Section 4.1(a);

     (f) if a Registration Statement covering all the Registrable Shares is not filed on or prior to the Filing Date for any reason other than solely by virtue of a breach by any of the Investors of their covenants or obligations contained herein, the Company shall pay to each holder of Registrable Shares an amount in cash per share of Common Stock held equal to the product of (i) the aggregate Purchase Price paid by the Investor ("Aggregate Purchase Price") multiplied by
(ii) the product of 0.000165 multiplied by the number of days after the Filing Date (exclusive of the Filing Date and date of filing) that the Registration Statement is not filed. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective on or prior to 90 days following the Filing Date. If (i) a Registration Statement covering all the Registrable Shares and required to be filed by the Company pursuant to this Agreement is not declared effective by the SEC on or before 120 days following the Filing Date (the "Effective Deadline") for any reason other than by virtue of a breach by any of the Investors of any of their obligations or covenants hereunder, or (ii) on any day after the Registration Statement has been declared effective by the SEC sales of all the Registrable Shares required to be included on such Registration Statement cannot be made (other than during a Grace Period, as defined below, or during any period in which the effectiveness thereof has been suspended because any of the information contained therein with respect to any Investor and provided by the Investor is untrue in any material respect or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or during any period in which the Company is preparing and waiting for the effectiveness of any prospectus supplement or post-effective amendment filed pursuant to this Agreement) pursuant to the Registration Statement (including, without limitation, because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement or to register sufficient shares of Common Stock), then the Company shall pay to each holder of Registrable Shares an amount in cash per share of Common Stock held equal to the product of (i) the Aggregate Purchase Price per share paid by the Investor multiplied by (ii) the product of (I) 0.000165 multiplied by (II) the sum of (x) the number of days after the Effective Deadline that the Registration Statement is not declared effective by the SEC, plus (y) the number of days, in each instance, after the Registration Statement has been declared effective by the SEC that such Registration Statement is not available (other than during a Grace Period or as set forth above) for the sale of at least all the Registrable Securities required to be included on such on such Registration Statement. The payments to which a holder shall be entitled pursuant to this Section 4.1(f) are referred to herein as "Registration Delay Payments." Registration Delay Payments shall be paid on the last day of each calendar month during which such Registration Delay Payments are incurred or, if earlier, the fifth Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make any Registration Delay Payment in a timely manner, each such Registration Delay Payment shall bear interest at the rate of 1% per month (prorated for partial months) until paid in full. For purposes of this Section 4.1(f) and Section 4.1(a) above, "Grace Period" shall mean a suspension under Section 4.2(b) and 4.2(c) in excess of sixty (60) days in the aggregate in any twelve month period of time;

     (g) the Company shall permit a single firm of legal counsel ("Legal Counsel") designated by the holders of at least a majority of the Registrable Shares to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC;

     (h) within two (2) Business Days after a Registration Statement covering Registrable Shares is ordered effective by the SEC, the Company shall deliver, or shall cause its legal counsel to deliver, to the transfer agent for such Registrable Shares (with copies to the Investors) confirmation that such Registration Statement has been declared effective by the SEC; and

     (i) bear all expenses in connection with the procedures in paragraph (a) through (h) of this Section 4.1 and the registration of the Registrable Shares pursuant to the Registration Statement other than fees and expenses, if any, of Legal Counsel or other advisers to the Investors or underwriting discounts, brokerage fees and commissions incurred by the Investors, if any.

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4.1 that the Investor shall furnish to the Company such information regarding itself, the Registrable Shares to be sold by the Investor, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Shares.

     4.2 Transfer of Registrable Shares After Registration; Suspension.

     (a) Subject to Section 4.4, the Investors agree that they will not offer to sell or make any sale, assignment, pledge, hypothecation or other transfer with respect to the Registrable Shares that would constitute a sale within the meaning of the Securities Act except pursuant to the Registration Statement referred to in Section 4.1, and that they will promptly notify the Company of any changes in the information set forth in the Registration Statement after it is prepared regarding the Investor or its plan of distribution to the extent required by applicable law.

     (b) In addition to any suspension rights under paragraph (c) below, the Company may, upon the happening of any event, that, in the judgment of Company's board of directors, renders it advisable to suspend use of the prospectus for no more than sixty (60) days in the aggregate in any twelve (12) month period of time due to pending corporate developments, public filings with the SEC or similar events, suspend use of the prospectus on written notice to each Investor (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended suspension, if known), in which case each Investor shall discontinue disposition of Registrable Shares covered by the Registration Statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Investors or until the Investors are advised in writing by the Company that the use of the applicable prospectus may be resumed.

     (c) Subject to paragraph (d) below, in the event of: (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information, (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, (iv) any event or circumstance which necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Investors (the "Suspension Notice") to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended suspension, if known), and, upon receipt of such Suspension Notice, the Investors will refrain from selling any Registrable Shares pursuant to the Registration Statement (a "Suspension") until the Investors' receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Investors.

     (d) Provided that a Suspension is not then in effect, the Investors may sell Registrable Shares under the Registration Statement, provided that the selling Investor arranges for delivery of a current prospectus to the transferee of such Registrable Shares.

     (e) In the event of a sale of Registrable Shares by an Investor, such Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit F, so that ownership of the Registrable Shares may be properly transferred.

     (f) For so long as the Company will have a class of securities registered under Section 12(b) or Section 12(g) of the Exchange Act, the Company covenants that it will file, on a timely basis, any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder and keep all such reports and public information current to the extent required by Rule 144 under the Securities Act for a period of five (5) years after the last Closing to occur.

     4.3 Indemnification. For the purpose of this Section 4.3 only, (i) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 4.1(a); and (ii) the term "untrue statement" shall include any untrue statement or any omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (a) The Company agrees to indemnify and hold harmless each Investor and the directors, partners, officers, advisors, agents, representatives and employees of such Investor (and each person, if any, who controls such Investor within the meaning of section 15 of the Securities Act) from and against any losses, claims, damages or liabilities to which such Investor and the directors, officers, advisors, agents, representatives and employees of such Investor (or such person, if any, who controls such Investor within the meaning of section 15 of the Securities Act) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Investor (and each person, if any, who controls such Investor within the meaning of section 15 of the Securities Act) for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor specifically for use in preparation of the Registration Statement or the failure of such Investor to comply with its covenants and agreements contained in
Section 3 or 4.2 hereof or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor.

     (b) Each Investor, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) and each other Investor from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) or other Investor may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement if, and to the extent, such untrue statement was made in reliance upon and in conformity with information furnished by or on behalf of the indemnifying
Investor in writing  specifically  for use in  preparation  of the  Registration
Statement, and the indemnifying Investor will reimburse the Company (or such officer, director or controlling person) or other Investor, as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. Notwithstanding anything to the contrary contained in this Section 4.3(b), the Investor shall not be liable under this Section 4.3(b) for amounts in excess of the gross proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.

     (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 4.3 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 4.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in this Section 4.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Investor shall be required to contribute any amount in excess of the amount by which the gross amount received by the Investor from the sale of the Registrable Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors' obligations in this subsection to contribute are several in proportion to their sales of Registrable Shares to which such loss relates and not joint.

     4.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 4 upon the transferability of the Registrable Shares shall cease and terminate as to any particular number of the Registrable Shares when such Registrable Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Registrable Shares or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act or upon evidence reasonably satisfactory to the Company that such registration is not required, or sold pursuant to Rule 144 of the Securities Act or another applicable exemption.

     5. Conditions of each Investor's Obligations at Closing. The obligations of each Investor to purchase and pay for Shares and Warrants at the Initial Closing and Second Closing, and if applicable, with respect to BayStar only, the Additional Closing, as provided in Section 1 hereof, are subject to the fulfillment or written waiver by such Investor of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

     5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the date of the Initial Closing, the Second Closing or the Additional Closing, as the case may be, with the same effect as though such representations and warranties had been made on and as of the date of the Initial Closing or Second Closing, as the case may be (except for representations and warranties that speak as of a specific date).

     5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with on or before the date of the Initial Closing, the Second Closing or the Additional Closing, as the case may be.

     5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the date of the Initial Closing, the Second Closing or the Additional Closing, as the case may be. The Company shall have obtained all necessary blue sky permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

     5.4 Opinion of Counsel. The Investor shall have received the opinion of Pillsbury Winthrop LLP, counsel to the Company, dated the date of the Initial Closing, the Second Closing and the Additional Closing, as the case may be, in the form set forth as Exhibit E attached hereto.

     5.5 Required Stockholder Approval. With respect to the Second Closing only, the Company shall have obtained the Required Stockholder Approval. The Investors' obligation to complete the purchase and sale of the Shares and Warrants to be issued and sold at the Second Closing shall be rescinded and funds (including interest thereon) held in Escrow shall be distributed to the respective Investors if (a) the Required Stockholder Approval is not obtained at the first stockholders meeting duly called for the purpose of obtaining such approval, or any continuance thereof, whether by adjournment, postponement or otherwise, (b) the Second Closing has not occurred on or prior to the 75th day following the date of this Agreement, except to the extent any delay in closing is caused solely by the SEC review of the Company's documents filed with the SEC under the Exchange Act, including any proxy statement filed with respect to such stockholders meeting and such review prevents the Company from holding a stockholders meeting to obtain the Required Stockholder Approval, or (c) the Second Closing has not occurred on or before the 120th day following the date of this Agreement unless extended on or prior to such 120th day by a majority in interest of the Investors in the Second Closing (based on the purchase commitments set forth in the Schedule of Investors) (provided however, that no such extension shall be effective with respect to the obligations of any Investor unless such Investor has consented in writing).

     5.6 Certificates. The Company shall have delivered to the Investor duly executed certificates for the Shares and the Warrants (in such denominations as are set forth opposite the Investor's name on the Schedule of Investors with respect to the respective closing).

     5.7 Organizational Documents. The Company shall have delivered to the Investors (a) a certificate evidencing the incorporation and good standing of the Company and of Woodwind Communications Systems, Inc. in the State of Delaware issued by the Secretary of State of the State of Delaware, and (b) a secretary's certificate, dated as of the Closing Date, certifying as to (i) the resolutions of the Board of Directors approving this Agreement and the consummation of the transactions contemplated hereby, (ii) the Certificate of Incorporation and (iii) the By-laws, each as in effect at the applicable Closing.

     5.8 Filings. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

     5.9 Nasdaq Listing. The Common Stock (x) shall be designated for quotation or listed on Nasdaq and (y) shall not have been suspended by the SEC or the Principal Market from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened either (A) in writing by the SEC or Nasdaq or (B) except as set forth in the Disclosure Schedule, by falling below the minimum listing maintenance requirements of the Nasdaq; and the Shares and Warrant Shares issuable upon exercise of the Warrants (without regard to any limitations on exercises) shall be listed (subject to official notice of issuance) upon the Nasdaq.

     5.10 Rights Agreement Amendment. The Company shall have amended the Rights Agreement to permit the issuance of the Securities hereunder.

     5.11 Capital Commitments. With respect to the sale of Shares and Warrants to BayStar at the Second Closing only, or, if applicable, the Additional Closing, BayStar shall have received capital in the aggregate amount of $25 million within sixty (60) days of the date hereof (the "Funding Condition"); provided, however, that if BayStar has deposited its Purchase Price for the Shares and Warrants as indicated on the Schedule of Investors by wire transfer of immediately available funds in accordance with the Company's written wire instructions into the Escrow within sixty (60) days of the date hereof, then BayStar agrees and acknowledges that the Funding Condition shall have been met. Each Investor agrees and acknowledges that notwithstanding anything to the contrary contained herein, the Funding Condition shall not be a condition to close under this Section 5 for any Investor other than BayStar.

     5.12  Reimbursement  of  Expenses.  The  Reimbursable  Fees (as  defined in
Section 7.8) shall have been paid by the Company.

     6. Conditions of the Company's Obligations at Closing. The obligations of the Company to sell, issue and deliver the Shares and Warrants to each Investor at the Initial Closing and the Second Closing, as provided in Section 1 hereof, are subject to the fulfillment or written waiver by the Company of each of the following conditions by such Investor:

     6.1 Representations and Warranties. The representations and warranties of such Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing (except for representations and warranties that speak as of a specific date).

     6.2 Performance. The Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with on or before the Closing.

     6.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Common Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     6.4 Investor Questionnaires. The Investor shall have completed, executed and delivered to the Company a completed Investor Questionnaire in the form attached hereto as Exhibit D.

     6.5 Purchase Price. The Investor shall have deposited its respective Purchase Price for the Shares and Warrants as indicated on the Schedule of Investors into the Escrow.

     6.6 Stockholders' Agreement. With respect to the sale of Shares and Warrants to Sierra Ventures VII, L.P. at the Second Closing only, Sierra Ventures VII, L.P. and each of the parties to the Stockholders' Agreement attached hereto as Exhibit G shall have executed and delivered to the Company a copy of the Stockholders' Agreement, and such agreement shall be in full force and effect as of the date of the Second Closing.

     6.7 Required Stockholder Approval. With respect to the Second Closing only, the Company shall have obtained the Required Stockholder Approval.

     6.8 Capital Commitments. With respect to the sale of Shares and Warrants to BayStar at the Second Closing only, or, if applicable, the Additional Closing, BayStar shall have deposited its Purchase Price for the Shares and Warrants as indicated on the Schedule of Investors by wire transfer of immediately available funds in accordance with the Company's written wire instructions into the Escrow within sixty (60) days of the date hereof.

     7 Miscellaneous.

     7.1 Entire Agreement. This Agreement and the documents referred to herein and all Schedules and Exhibits thereto constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

     7.2 Survival. The parties agree that, regardless of any investigation made by the parties, the warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement (including, without limitation, the provisions of Section 4) shall survive the execution and delivery of this Agreement and each Closing.

     7.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     7.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     7.5   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.7 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed given and effective when delivered personally, by telex or telecopier, or by overnight express at the following addresses or to such other address as such party may designate by written notice to the other party in accordance with the provisions of this Section:

     If to the Company:       VINA Technologies, Inc.
                              39745 Eureka Drive
                              Newark, CA 94560
                              Attention: Chief Financial Officer
                              Fax: (510) 492-0808

     With a copy to:          Pillsbury Winthrop LLP
                              50 Fremont Street
                              San Francisco, CA 94105
                              Attention: Stanton D. Wong, Esq.
                              Fax: (415) 983-1200

     If to an Investor:       See the signature pages hereto

     With a copy to:          Schulte Roth & Zabel LLP
                              919 Third Avenue
                              New York, New York 10022
                              Attention: Eleazer Klein, Esq.
                              Fax: (212) 593-5955

     7.8 Expenses. Each party will bear its own expenses related to this Agreement and the transactions contemplated therein; provided however, the Company shall reimburse the Investors for fees and expenses of one legal counsel (who shall be Schulte Roth & Zabel LLP) incurred in connection with the negotiation and execution of this Agreement up to $50,000 (the "Reimbursable Fees").

     7.9 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

     7.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding a majority of the Securities. No such amendment shall be effective to the extent that it applies to less than all of the Investors and no such amendment shall be effective to the extent any such amendment affects any rights specifically granted to a particular Investor and not to the other Investors.

     7.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.12 Rights of the Investor. Each holder of the Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or any Securities, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of the Securities with respect to exercising or refraining from exercising any such right or rights.

     7.13 Indemnification. The Company shall defend, protect, indemnify and hold harmless each Investor and each of their stockholders, partners, members, officers, directors, employees and representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (A) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (B) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this
Section 7.13 shall be the same as those set forth in Section 4.3, including, without limitation, those procedures with respect to the settlement of claims and the Company's rights to assume the defense of claims.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        VINA TECHNOLOGIES, INC.


                                        By /s/ Stanley E. Kazmierczak
                                           -------------------------------------
                                           Stanley E. Kazmierczak
                                           Chief Financial Officer


                      [INVESTOR SIGNATURE PAGES TO FOLLOW]

                                SIGNATURE PAGE TO

                          SECURITIES PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 17, 2001

                                  BY AND AMONG

                             VINA TECHNOLOGIES, INC.

                         AND EACH INVESTOR NAMED THEREIN

     The undersigned hereby executes and delivers to VINA Technologies, Inc. the Securities Purchase Agreement (the "Agreement") to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.


                                        Number of Shares: 19,045,383

                                        SIERRA VENTURES VII, L.P.


                                        By /s/ Jeffrey M. Drazan
                                           -------------------------------------
                                           Name:  Jeffrey M. Drazan
                                           Title: General Partner


                                        Address: 3000 Sand Hill Road
                                                 Bldg. 4-210
                                                 Menlo Park, CA 94025

                                SIGNATURE PAGE TO

                          SECURITIES PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 17, 2001

                                  BY AND AMONG

                             VINA TECHNOLOGIES, INC.

                         AND EACH INVESTOR NAMED THEREIN


     The undersigned hereby executes and delivers to VINA Technologies, Inc. the Securities Purchase Agreement (the "Agreement") to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.


                                        Number of Shares:  672,927

                                        SIERRA VENTURES ASSOCIATES VII, LLC
                                        as nominee for its members


                                        By /s/ Jeffrey M. Drazan
                                           -------------------------------------
                                           Name: Jeffrey M. Drazan
                                           Title: General Partner


                                        Address: 3000 Sand Hill Road
                                                 Bldg. 4-210
                                                 Menlo Park, CA 94025

                                SIGNATURE PAGE TO

                          SECURITIES PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 17, 2001

                                  BY AND AMONG

                             VINA TECHNOLOGIES, INC.

                         AND EACH INVESTOR NAMED THEREIN


     The undersigned hereby executes and delivers to VINA Technologies, Inc. the Securities Purchase Agreement (the "Agreement") to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.


                                        Number of Shares: 387,324

                                        LONGBOW PARTNERS L.P., a California
                                        limited partnership


                                        By: Archer Capital Partners, LLC
                                            General Partner


                                        By  /s/ Bill Hazan
                                            ------------------------------------
                                            Name:  Bill Hazan
                                            Title: Managing Director


                                        Address: 25 Corte Madera, #100
                                                 Mill Valley, CA 94941

                                SIGNATURE PAGE TO

                          SECURITIES PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 17, 2001

                                  BY AND AMONG

                             VINA TECHNOLOGIES, INC.

                         AND EACH INVESTOR NAMED THEREIN


     The undersigned hereby executes and delivers to VINA Technologies, Inc. the Securities Purchase Agreement (the "Agreement") to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.


                                         Number of Shares:  3,913

                                         LONGBOW OFFSHORE LTD.


                                         By /s/ Bill Hazan
                                            ------------------------------------
                                            Name:  Bill Hazan
                                            Title: Managing Director


                                         Address: 25 Corte Madera, #100
                                                  Mill Valley, CA 94941

                                SIGNATURE PAGE TO

                          SECURITIES PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 17, 2001

                                  BY AND AMONG

                             VINA TECHNOLOGIES, INC.

                         AND EACH INVESTOR NAMED THEREIN


     The undersigned hereby executes and delivers to VINA Technologies, Inc. the Securities Purchase Agreement (the "Agreement") to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.


                                    Number of Shares:  234,742

                                    STEVEN M. BAUMAN & INA U. BAUMAN DCLR OF
                                    TRST DTD 2/17/87


                                    By /s/ Steven M. Bauman and Ina U. Bauman
                                       -----------------------------------------
                                       Name:  Steven M. Bauman and Ina U. Bauman
                                       Title: Trustees


                                    Address: 1514 Redwood Drive
                                             Los Altos, CA 94024

                                SIGNATURE PAGE TO

                          SECURITIES PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 17, 2001

                                  BY AND AMONG

                             VINA TECHNOLOGIES, INC.

                         AND EACH INVESTOR NAMED THEREIN


     The undersigned hereby executes and delivers to VINA Technologies, Inc. the Securities Purchase Agreement (the "Agreement") to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.


                               Number of Shares:  234,742

                               WILLIAM MICHAEL WEST AND SANDRA K. WEST
                               TRUSTEES OF THE WEST 1991 REVOCABLE
                               TRUST, DTD 7/15/91


                               By /s/ William Michael West and Sandra K. West
                                  ----------------------------------------------
                                  Name:  William Michael West and Sandra K. West
                                  Title: Trustees


                               Address: 14801 Andrew Court
                                        Saratoga, CA 95070

                                SIGNATURE PAGE TO

                          SECURITIES PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 17, 2001

                                  BY AND AMONG

                             VINA TECHNOLOGIES, INC.

                         AND EACH INVESTOR NAMED THEREIN


     The undersigned hereby executes and delivers to VINA Technologies, Inc. the Securities Purchase Agreement (the "Agreement") to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.


                                        Number of Shares:  46,948

                                        C. REID THOMAS


                                        /s/ C. Reid Thomas
                                        ----------------------------------------
                                        C. Reid Thomas


                                        Address: 19814 Oakhaven Drive
                                                 Saratoga, CA 95070

                                SIGNATURE PAGE TO

                          SECURITIES PURCHASE AGREEMENT

                          DATED AS OF OCTOBER 17, 2001

                                  BY AND AMONG

                             VINA TECHNOLOGIES, INC.

                         AND EACH INVESTOR NAMED THEREIN


     The undersigned hereby executes and delivers to VINA Technologies, Inc. the Securities Purchase Agreement (the "Agreement") to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.


                                       Number of Shares:  4,694,836

                                       BAYSTAR CAPITAL II, L.P.


                                       By /s/ Steven J. Lamar
                                          --------------------------------------
                                          Name:  Steven J. Lamar
                                          Title: Managing Member of
                                                 BayStar Capital Management, LLC


                                       Address: 50 California Street, Ste. 3325
                                                San Francisco, CA 94111

                                    EXHIBIT A

                              SCHEDULE OF Investors

Initial Closing:

                                        Number of Shares
                                           Purchased         Number of       Investment
Investor Name                             from Company        Warrants       In Dollars
-------------                              -----------      -----------      -----------
Sierra Ventures VII, L.P.                    5,188,442        1,657,708      $ 3,315,414
Sierra Ventures Associates VII, LLC            183,322           58,571      $   117,143
BayStar Capital II, L.P.                            --               --      $        --
LongBow Partners, L.P.                         105,517           33,713      $    67,425
LongBow Offshore LTD                             1,066              341      $       681
Steven M. Bauman & Ina U. Bauman
  DCLR of TRST DTD 2/17/87                      63,950           20,432      $    40,864
W. Michael West and Sandra K. West
  Trustees of the West 1991 Revocable
  Trust, DTD 7/15/91                            63,950           20,432      $    40,864
C. Reid Thomas                                  12,790            4,086      $     8,173
                                           -----------      -----------      -----------
                                             5,619,037        1,795,283      $ 3,590,564
Second Closing:
                                        Number of Shares
                                           Purchased         Number of       Investment
Investor Name                             from Company        Warrants       In Dollars
-------------                              -----------      -----------      -----------
Sierra Ventures VII, L.P.                   13,856,941        4,427,292      $ 8,854,585
Sierra Ventures  Associates VII, LLC           489,605          156,429      $   312,858
BayStar Capital II, L.P.                     4,694,836        1,500,000      $ 3,000,000
LongBow Partners, L.P.                         281,807           90,037      $   180,075
LongBow Offshore, LTD                            2,847              909      $     1,819
Steven M. Bauman & Ina U. Bauman
  DCLR of TRST DTD 2/17/87                     170,792           54,568      $   109,136
W. Michael West and Sandra K. West
  Trustees of the West 1991 Revocable
  Trust, DTD 7/15/91                           170,792           54,568      $   109,136
C. Reid Thomas                                  34,158           10,914      $    21,827
                                            19,701,778        6,294,717      $12,589,436
                                           -----------      -----------      -----------

Total                                       25,320,815        8,090,000      $16,180,000

                                                                       ANNEX B-1

                                 FORM OF WARRANT

     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL OR UPON EVIDENCE REASONABLY SATISFACTORY TO VINA TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR ANOTHER APPLICABLE EXEMPTION.

No. W-___

                    *****************************************

                             VINA Technologies, Inc.
                          COMMON STOCK PURCHASE WARRANT

                    *****************************************

     This certifies that, for good and valuable consideration, VINA Technologies, Inc., a Delaware corporation (the "Company"), grants to _____________ (the "Warrantholder"), the right to subscribe for and purchase from the Company the number of validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's common stock, $0.0001 par value per share (the "Common Stock"), specified in Section 1.1 hereof, at the purchase price per share (the "Exercise Price") set forth in Section 1.3 hereof, exercisable at any time and from time to time during the period (the "Exercise Period") commencing on the date hereof and ending on the third anniversary of the date hereof, unless terminated earlier pursuant to Section 1.5 hereof, all subject to the terms, conditions and adjustments herein set forth. See Section 8 for definitions of certain terms used herein.

     This Warrant is one of the Warrants issued pursuant to Section 1.1 of that certain Securities Purchase Agreement dated as of October 17, 2001 among the Company and the persons referred to therein (the "Purchase Agreement").

                                     B-1-1

     1.  Number  of  Warrant   Shares;   Duration   and   Exercise  of  Warrant;
Determination of Exercise Price; Payment of Taxes.

     1.1 Number of Warrant Shares.

     This Warrant shall enable the Warrantholder to purchase _________ (_______) shares of Common Stock, subject to the provisions of Section 6 hereof.

     1.2 Duration and Exercise of Warrant.

     (a) Election and Notice. This Warrant may be exercised by the Warrantholder by the surrender of this Warrant (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction) to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period. The Company must send a notice (the "Election Notice") to the Warrantholder within two (2) Business Days of receipt of the surrendered Warrant specifying whether this Warrant shall be exercised (A) for cash pursuant to
Section 1.2(b) below (the "Cash Exercise"), specifying the Exercise Price for the number of Warrant Shares specified in the Exercise Form (the "Aggregate Exercise Price") or (B) on a net issuance basis as set forth in Section 1.2(c) below (the "Net Issue Exercise"), specifying the number of Warrant Shares to be issued on such exercise. Notwithstanding the foregoing, if the Company fails to send the Election Notice on or before two (2) Business Days following receipt of this Warrant as set forth above, the Company shall be deemed to have elected a Cash Exercise.

     (b) Cash Exercise. If the Company elects a Cash Exercise, within one Business Day upon receipt of the Election Notice the Warrantholder shall deliver the Aggregate Exercise Price to the Company, for the account of the Company, by wire transfer of immediately available funds to a bank account specified by the Company in lawful money of the United States of America (the "Aggregate Exercise Price"). The Company shall, or cause its transfer agent to, within two (2) Business Days following the date of its receipt of the Aggregate Exercise Price as set forth in the preceding sentence, either (A) at the Warrantholder's request, credit such aggregate number of shares of Common Stock to which the Warrantholder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system, provided that (i) Transfer Agent is participating in DTC Fast Automated Securities Transfer Program, (ii) the Warrantholder is eligible to receive shares through DTC, and (iii) the certificates for the Common Stock do not bear a legend thereon, or (B) issue and deliver to the address as specified in the Exercise Form, a certificate or certificates in such denominations as may be requested by the holder in the Exercise Form, registered in the name of the Warrantholder or its designee, for the number of shares of Common Stock to which the Warrantholder shall be entitled upon such exercise. Upon delivery of the Aggregate Exercise Price and this Warrant, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

     (c) Net Exercise. If the Company elects a Net Issue Exercise, this Warrant shall be exercised on a net issue basis as set forth below. Within one (1) Business Day of receipt of the Election of Notice, if the Warrantholder disagrees with the number of shares or calculations regarding the net exercise provisions set forth therein, it shall notify the Company in writing of such disagreement in detail, setting forth the Warrantholder's calculations regarding the net issue exercise. If the Company and the Warrantholder are unable to reach agreement within five (5) days after the receipt by the Company of the Warrantholder's adjusted calculations, the number of shares to be issued upon the applicable net issue exercise will be determined within five (5) days by the Company's independent accountants. The determination of such accountants shall be final and binding upon all parties absent manifest error, and the fees and

                                     B-1-2
expenses of such accountant shall be borne ratably by the Company and the Warrantholder. In any event, the Company shall deliver or cause the transfer agent to deliver that number of Warrant Shares specified in the election Notice that are not subject to dispute. The Company agrees that the Warrant Shares issued upon exercise pursuant to this Section 1.1(b) Section 1.2(c) shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. Upon such exercise, the Warrantholder shall be entitled to receive shares equal to the value of this Warrant (or the portion hereof being exercised) computed as of the date of surrender of this Warrant to the Company using the formula set forth in Section 1.5(b). If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

     (d) Penalties. If the Company shall fail for any reason or for no reason to issue to the Warrantholder within seven (7) Business Days of (i) the receipt of the Aggregate Exercise Price following the Election Notice in the case of a Cash Exercise or a deemed Cash Exercise, or (ii) the date of the Election Notice in the case of a Net Exercise (each date, a "Delivery Date"), a certificate for the number of shares of Common Stock to which the holder is entitled or to credit the holder's balance account with DTC for such number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this Warrant or a new Warrant for the remaining Warrant Shares, the Company shall, in addition to any other remedies under this Warrant or the Purchase Agreement or otherwise available to such holder, including any indemnification under Section 7.13 of the Purchase Agreement, pay as additional damages in cash to such holder on each day after the Delivery Date such exercise is not timely effected and/or each day after the Delivery Date such Warrant is not delivered, as the case may be, in an amount equal to .5% of the product of (I) the sum of the number of shares of Common Stock not issued to the holder on or prior to the Delivery Date and to which such holder is entitled and, in the event the Company has failed to deliver a Warrant to the holder on or prior to the Delivery Date, the number of shares of Common Stock issuable upon exercise of this Warrant as of the Delivery Date and (II) the Closing Bid Price of the Common Stock on the Delivery Date. Notwithstanding the foregoing, the damages set forth in this Section 1.2(d) shall be stayed with respect to the number of shares of Common Stock and, if applicable, this Warrant for which there is a good faith dispute pending the resolution of such dispute.

     1.3 Exercise Price. The Exercise Price shall be $1.00 per share of Common Stock, subject to the provisions of Section 6 hereof.

     1.4 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company or an affiliate of a Warrantholder.

     1.5 Early Termination.

     (a) Termination. Notwithstanding anything herein to the contrary, in the event the average Closing Bid Price per share of the Common Stock for twenty
(20) Trading Days (the "Twenty Day Closing  Average")  during a period of thirty
(30) consecutive Trading Days equals or exceeds $2.00 per share (the "Termination Event"), this Warrant shall cease to be exercisable and all rights of the Warrantholder hereunder shall terminate within ten (10) Business Days following receipt of the notice of the Termination Event ("Termination Notice") by the Warrantholder from the Company; provided, however, if, for any reason other than as a result of a breach of the Warrantholder's obligations under this Warrant or the Purchase Agreement, (i) a registration statement covering the Warrant Shares is not then effective or has been suspended or subject to a stop order and the Warrant Shares may not then be sold without volume limitations under an exemption from registration under the Securities Act, or (ii) the trading of the Common Stock on the Principal Market has been suspended, then this Warrant shall not cease to be exercisable until the tenth Business Day following the Termination Event that the conditions set forth in clauses (i) and
(ii) cease to exist.

                                     B-1-3

     (b) Exercise. The Warrantholder must notify the Company if it elects to exercise this Warrant and whether this Warrant shall be exercised (A) for cash pursuant to Section 1.2(a) or (B) by the surrender of this Warrant to the Company, with a duly executed Exercise Form marked to reflect Net Issue Exercise and specifying the number of Warrant Shares to be purchased, during normal business hours within ten (10) Business Days of receipt of the Termination Notice. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. Upon such exercise, the Warrantholder shall be entitled to receive shares equal to the value of this Warrant (or the portion hereof being exercised) computed as of the date of surrender of this Warrant to the Company using the formula:

                                   X = Y (A-B)
                                       ------
                                         A

Where    X =   the   number  of   shares  of  Common   Stock  to  be  issued  to
               Warrantholder   under  this   Section   1.5(b)  (or  1.2(c),   if
               applicable);

         Y = the number of shares of Common Stock otherwise purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation);

         A =   the fair market value of one share of Common Stock;

         B =   the Exercise Price (as adjusted to the date of such calculation).

     For purposes of this Section 1.5(b) and "fair market value" of one share of Common Stock shall mean the Twenty Day Closing Average. For purposes of Section 1.2(c) and 6.1(d) "fair market value" of one share of Common Stock shall mean:

     (i) the average Closing Bid Price per share of the Common Stock for the ten
(10) Trading Day period ending three (3) Trading Days prior to the date of exercise or,

     (ii) if not listed or traded on any such exchange, the average last reported sale price per share of the Common Stock on Nasdaq for the ten (10) Trading Day period ending three (3) Trading Days prior to the date of exercise, or

     (ii) if not listed or traded on any such exchange or Nasdaq, the average of the mean of the bid and asked prices per share of the Common Stock as reported in the OTC Bulletin Board or, if not so reported, in the "pink sheets" published by the National Quotation Bureau, Inc. for the ten (10) Trading Day period ending three (3) Trading Days prior to the date of exercise, or

     (iv) if such quotations are not available, the fair market value per share of the Common Stock as of the date in question as reasonably determined by the Company and the Warrantholders representing a majority of the shares of Common Stock obtainable upon exercise of all Warrants then outstanding. If such parties are unable to reach agreement within five (5) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) days after the fifth (5th) day following the Valuation Event by the Company's independent accountants. The determination of such accountants shall be final and binding upon all parties absent manifest error, and the fees and expenses of such accountant shall be borne ratably by the Company and the Warrantholders.

     2. Restrictions on Transfer; Restrictive Legends.

     Restrictions on Transfer; Compliance with Securities Laws. This Warrant and the Warrant Shares issued upon the exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company).

                                     B-1-4

The Warrantholder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, and for investment, and that the Warrantholder will not offer, sell or otherwise transfer any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws and other than in a transaction covered by an effective registration statement filed under or exempted from the registration requirements of the Securities Act; provided, however, that such Warrantholder does not agree to hold any of Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Securities at any time, provided further, however, that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

     2.1 The Warrant Shares to be purchased are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, for investment, and not with a present view toward distribution or resale. This Warrant may be transferred to an affiliate of the Warrantholder as set forth in
Section 5, and as permitted under the Purchase Agreement.

     2.2 Restrictive Legends. This Warrant shall (and each Warrant issued upon a partial exercise, issued upon transfer in whole or in part of this Warrant pursuant to this Section 2 or issued in substitution for this Warrant issued pursuant to Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

          "THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL OR UPON EVIDENCE REASONABLY SATISFACTORY TO VINA TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR ANOTHER APPLICABLE EXEMPTION."

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL OR UPON EVIDENCE REASONABLY SATISFACTORY TO VINA TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR ANOTHER APPLICABLE EXEMPTION."

     Notwithstanding the foregoing, the Warrantholder may request that the Company issue a stock certificate for Warrant Shares without a legend if (i) such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or (ii) the Warrantholder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Warrantholder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Warrantholder to the effect that such disposition will not require registration of such Warrant or Warrant Shares under the Securities Act or any applicable state securities laws. The Warrantholder agrees to sell all Warrant Shares, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act.

                                     B-1-5

     3. Reservation and Registration of Shares, Etc.

     3.1 Reservation. The Company covenants and agrees that all Warrant Shares which are issuable upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges, preemptive rights and other encumbrances with respect to the issue thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue. The Company further covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

     3.2 Registration. The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Purchase Agreement. The shares of Common Stock issuable upon exercise of this Warrant shall constitute Registrable Shares (as such term is defined in the Purchase Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Shares under the Purchase Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Purchase Agreement applicable to such holder as a holder of such Registrable Shares.

     4. Exchange, Loss or Destruction of Warrant.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond, indemnification or insurance as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

     5. Ownership of Warrant.

     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary; provided, however, the Warrantholder may transfer this Warrant to one or more of its affiliates if such affiliate is an "accredited investor" under Regulation D under the Securities Act and agrees to be bound by the terms and obligations of this Agreement and the Purchase Agreement.

     6. Certain Adjustments.

     6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

     (a) Stock Dividends. If at any time prior to the exercise of this Warrant in full (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered upon exercise of this Warrant will increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

     (b) Combination of Stock. If at any time prior to the exercise of this Warrant in full the number of shares of Common Stock outstanding shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

                                     B-1-6

     (c) Reorganization, etc. If at any time prior to the exercise of this Warrant in full any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. If the per-share consideration payable to the Warrantholder in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined by the Company and the Warrantholders representing a majority of the shares of Common Stock obtainable upon exercise of all Warrants then outstanding. If such parties are unable to reach agreement within five (5) days after the occurrence of the Valuation Event, the fair value of such consideration will be determined within five (5) days after the fifth (5th) day following the Valuation Event by the Company's independent accountants. The determination of such accountants shall be final and binding upon all parties absent manifest error, and the fees and expenses of such accountant shall be borne ratably by the Company and the Warrantholders.

     (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the fair market value of one share of Common Stock as of the date of exercise.

     (e) Carryover. Notwithstanding any other provision of this Section 6, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

     (r) Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

     (g) No Duplicate Adjustments. Notwithstanding anything else to the contrary contained herein, in no event will an adjustment be made under the provisions of this Section 6 to the number of Warrant Shares issuable upon exercise of this Warrant or the Exercise Price for any event if an adjustment having substantially the same effect to the Warrantholder as any adjustment that otherwise would be made under the provisions of this Section 6 is made by the Company for any such event to the number of shares of Common Stock (or other securities) issuable upon exercise of this Warrant.

     6.2 No Adjustment for Dividends. Except as provided in Section 6.1, no adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

     6.3 Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly (but, in any event, no later than ten (10) days from the date of such adjustment) mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of the

                                     B-1-7
chief financial officer of the Company setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     7. Notices of Corporate Action.

     In the event of

     any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     any  capital   reorganization  of  the  Company,  any  reclassification  or recapitalization of the capital stock of the Company or any Change of Control, or any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

     the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up and (iii) that in the event of a Change of Control, the Warrants are exercisable immediately prior to the consummation of such Change of Control. Such notice shall be mailed at least 15 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivision (i), and at least 15 days prior to the date therein specified, in the case of the date referred to in the foregoing subdivision (ii).

     8. Definitions.

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Business Day: any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the City of New York, State of New York.

     Change of Control: shall mean (i) the consolidation of the Company with or merger of the Company with or into any other person in which the Company is not the surviving corporation and after which persons who were not stockholders of the Company immediately prior to such merger or consolidation own immediately after such merger or consolidation 50% or more of the voting power of the outstanding securities of each of the continuing or surviving entity and any direct or indirect parent corporation of such continuing or surviving entity,
(ii) the sale of all or substantially all of the assets of the Company to any other person, or (iii) any sale or transfer of any capital stock of the Company after the date of this Agreement, following which 50% of the combined voting power of the Company becomes beneficially owned by one person or group acting together. For purposes of this definition, "group" shall have the meaning as such term is used in Section 13(d)(1) under the Exchange Act.

     Closing Bid Price: means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Services, L.P. ("Bloomberg"), or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m., New York City Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid

                                     B-1-8
prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Warrants representing a majority of the shares of Common Stock obtainable upon exercise of all Warrants then outstanding. If the Company and such holders of the Warrants are unable to agree upon the fair market value of the Common Stock within five (5) days, the fair market value of the Common Stock will be determined by the Company's independent accountants. The determination of such accountants shall be final and binding upon all parties absent manifest error, and the fees and expenses of such accountant shall be borne ratably by the Company and the Warrantholders. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period. All fees and expenses of such determinations shall be borne by the ratably by the Company and the Warrantholders.

     Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to a comparable section, if any, of any successor federal statute.

     Exercise Form: an Exercise Form in the form annexed hereto as Exhibit A.

     Exercise Price: the meaning specified on the cover of this Warrant, as such price may be adjusted pursuant to Section 6 hereof.

     Nasdaq: The Nasdaq National Market System.

     Principal Market: means Nasdaq or if the Common Stock is not traded on Nasdaq then the principal securities exchange or trading market for the Common Stock.

     SEC: the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

     Securities Act: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any successor federal statute.

     Trading Day: any day other than a day on which securities are not traded, listed or reported on the principal national securities exchange or securities market on which the Common Stock is traded, listed or reported.

     Warrantholder: the meaning specified on the cover of this Warrant.

     Warrant Shares: the meaning specified on the cover of this Warrant, subject to the provisions of Section 6.

     9. Miscellaneous.

     9.1 Entire Agreement. This Warrant and the Purchase Agreement constitutes the entire agreement between the Company and the Warrantholder with respect to this Warrant.

     9.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

     9.3 Amendments and Waivers. This Warrant may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Warrantholders representing a majority of the shares of Common Stock issuable upon exercise of all the Warrants. Either the Company or the Warrantholder may,

                                     B-1-9
by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

     9.4 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     9.5 Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

     9.6 Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, or by facsimile (with electronic confirmation of successful transmission) to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

     (a)  if to the Company, addressed to:

          VINA Technologies, Inc.
          39745 Eureka Drive
          Newark, California 94560
          Attention: President
          Telecopier: (510) 492-0808

     with a copy to:

          Pillsbury Winthrop LLP
          50 Fremont Street
          San Francisco, California 94105
          Attention: Stanton D. Wong, Esq.
          Telecopier: (415) 983-1790

     (b) if to the Warrantholder, addressed to the Warrantholder at its address set forth on the signature page to the Securities Purchase Agreement dated as of October 17, 2001 among the Company, the Warrantholder and the other investors listed therein.

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

     9.7 Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     9.8 Acceptance. Receipt of this Warrant by the Warrantholder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

     9.9 Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware (irrespective of its choice of law principles).

     9.10 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                                     B-1-10

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


Dated: ______________, 2001.


                                        VINA Technologies, Inc.


                                        By _____________________________________


                                        Title __________________________________

                                     B-1-11

                                                                       ANNEX B-2


                         FORM OF BAYSTAR CAPITAL WARRANT

     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL OR UPON EVIDENCE REASONABLY SATISFACTORY TO VINA TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR ANOTHER APPLICABLE EXEMPTION. No. W-<<WNumber>>

                    *****************************************

                             VINA Technologies, Inc.
                          COMMON STOCK PURCHASE WARRANT

                    *****************************************

     This certifies that, for good and valuable consideration, VINA Technologies, Inc., a Delaware corporation (the "Company"), grants to BayStar Capital II, L.P. (the "Warrantholder"), the right to subscribe for and purchase from the Company the number of validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's common stock, $0.0001 par value per share (the "Common Stock"), specified in Section 1.1 hereof, at the purchase price per share (the "Exercise Price") set forth in Section 1.3 hereof, exercisable at any time and from time to time during the period (the "Exercise Period") commencing on the date hereof and ending on the third anniversary of the date hereof, unless terminated earlier pursuant to Section 1.5 hereof, all subject to the terms, conditions and adjustments herein set forth. See Section 8 for definitions of certain terms used herein.

     This Warrant is one of the Warrants issued pursuant to Section 1.1 of that certain Securities Purchase Agreement dated as of October 17, 2001 among the Company and the persons referred to therein (the "Purchase Agreement")

                                     B-2-1

     1.  Number  of  Warrant   Shares;   Duration   and   Exercise  of  Warrant;
Determination of Exercise Price; Payment of Taxes.


     1.1 Number of Warrant Shares. This Warrant shall enable the Warrantholder to purchase ____________ (____________) shares of Common Stock, subject to the provisions of Section 6 hereof.

     1.2 Duration and Exercise of Warrant.

     (a) Exercise. This Warrant may be exercised by the Warrantholder by (i) the surrender of this Warrant (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction) to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, by wire transfer of immediately available funds to a bank account specified by the Company, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America (the "Aggregate Exercise Price"). In the event of any exercise of the rights represented by this Warrant in compliance with this Section 1.2(a), the Company shall, or shall cause its transfer agent to, within two (2) Business Days of the Company's receipt of the Aggregate Exercise Price and this Warrant (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction) either (A) at the Warrantholder's request, credit such aggregate number of shares of Common Stock to which the Warrantholder shall be entitled upon such exercise to the holder's or its designee's balance account with The Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system, provided that (i) Transfer Agent is participating in DTC Fast Automated
Securities Transfer Program, (ii) the Warrantholder is eligible to receive shares through DTC, and (iii) the certificates for the Common Stock do not bear a legend thereon, or (B) issue and deliver to the address as specified in the Exercise Form, a certificate or certificates in such denominations as may be requested by the holder in the Exercise Form, registered in the name of the Warrantholder or its designee, for the number of shares of Common Stock to which the Warrantholder shall be entitled upon such exercise. Upon delivery of the Aggregate Exercise Price and this Warrant, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

     (b) Penalties. If the Company shall fail for any reason or for no reason to issue to the Warrantholder within seven (7) Business Days of the receipt of the Aggregate Exercise Price and this Warrant (the "Delivery Date") as set forth in
Section 1.2(a) above a certificate for the number of shares of Common Stock to which the holder is entitled upon such exercise or to credit the holder's balance account with DTC for such number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this Warrant or a new Warrant for the remaining Warrant Shares, the Company shall, in addition to any other remedies under this Warrant or the Purchase Agreement or otherwise available to such holder, including any indemnification under Section 7.13 of the Purchase Agreement, pay as additional damages in cash to such holder on each day after the Delivery Date such exercise is not timely effected and/or each day after the Delivery Date such Warrant is not delivered, as the case may be, in an amount equal to .5% of the product of (I) the sum of the number of shares of Common Stock not issued to the holder on or prior to the Delivery Date and to which such holder is entitled and, in the event the Company has failed to deliver a Warrant to the holder on or prior to the Delivery Date, the number of shares of Common Stock issuable upon exercise of this Warrant as of the Delivery Date and
(II) the Closing Bid Price of the Common Stock on the Delivery Date. Notwithstanding the foregoing, the damages set forth in this Section 1.2(b) shall be stayed with respect to the number of shares of Common Stock and, if applicable, this Warrant for which there is a good faith dispute pending the resolution of such dispute.

     1.3 Exercise Price. The Exercise Price shall be $1.00 per share of Common Stock, subject to the provisions of Section 6 hereof.

                                     B-2-2

     1.4 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company or an affiliate of the Warrantholder.

     1.5 Early Termination.

     (a) Termination. Notwithstanding anything herein to the contrary, in the event the average Closing Bid Price per share of the Common Stock for twenty
(20) Trading Days (the "Twenty Day Closing  Average")  during a period of thirty
(30) consecutive Trading Days equals or exceeds $2.00 per share (the "Termination Event"), this Warrant shall cease to be exercisable and all rights of the Warrantholder hereunder shall terminate within ten (10) Business Days following receipt of the notice of the Termination Event ("Termination Notice") by the Warrantholder from the Company; provided, however, if, for any reason other than as a result of a breach of the Warrantholder's obligations under this Warrant or the Purchase Agreement, (i) a registration statement covering the Warrant Shares is not then effective or has been suspended or subject to a stop order and the Warrant Shares may not then be sold without volume limitations under an exemption from registration under the Securities Act, or (ii) the trading of the Common Stock on the Principal Market has been suspended, then this Warrant shall not cease to be exercisable until the tenth Business Day following the Termination Event that the conditions set forth in clauses (i) and
(ii) cease to exist.

     (b) Exercise. Within ten (10) Business Days of receipt of the Termination Notice (the "Termination Period"), this Warrant may be exercised by the Warrantholder in the manner set forth in Section 1.2(a) above during normal business hours on any Business Day during the Termination Period. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 1.5(b), the Company shall, or shall cause its transfer agent to, within two (2) Business Days of the Company's receipt of the Aggregate Exercise Price and this Warrant (or an indemnification undertaking or other form of security reasonably satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction) either (A) at the Warrantholder's request, credit such aggregate number of shares of Common Stock to which the Warrantholder shall be entitled upon such exercise to the holder's or its designee's balance account with the DTC through its Deposit Withdrawal Agent Commission system, provided that (i) Transfer Agent is participating in DTC Fast Automated Securities Transfer Program, (ii) the Warrantholder is eligible to receive shares through DTC, and (iii) the certificates for the Common Stock do not bear a legend thereon, or (B) issue and deliver to the address as specified in the Exercise Form, a certificate or certificates in such denominations as may be requested by the holder in the Exercise Form, registered in the name of the Warrantholder or its designee, for the number of shares of Common Stock to which the Warrantholder shall be entitled upon such exercise. Upon delivery of the Aggregate Exercise Price and this Warrant, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised. If this Warrant is not exercised during the Termination Period or is exercised only in part, this Warrant or the remainder thereof, as applicable, shall immediately cease to be exercisable and shall be cancelled, and the Warrantholder shall cease to have any rights with respect to this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

     2. Restrictions on Transfer; Restrictive Legends.

     2.1 Restrictions on Transfer; Compliance with Securities Laws. This Warrant and the Warrant Shares issued upon the exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). The Warrantholder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, and for investment, and that the Warrantholder will not offer, sell or otherwise transfer any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws; provided, however, that such Warrantholder does not agree to hold any of Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Securities at any time, provided further,

                                     B-2-3
however, that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Warrant Shares to be purchased are being acquired solely for the Warrantholder's own account and not as a nominee for any other party, for investment, and not with a present view toward distribution or resale, other than in a transaction covered by an effective registration statement filed under or exempted from the registration requirements of the Securities Act. This Warrant may be transferred to an affiliate of the Warrantholder as set forth in Section 5, and as permitted under the Purchase Agreement.

     2.2 Restrictive Legends. This Warrant shall (and each Warrant issued upon a partial exercise, issued upon transfer in whole or in part of this Warrant pursuant to this Section 2 or issued in substitution for this Warrant issued pursuant to Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

          "THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL OR UPON EVIDENCE REASONABLY SATISFACTORY TO VINA TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR ANOTHER APPLICABLE EXEMPTION."

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL OR UPON EVIDENCE REASONABLY SATISFACTORY TO VINA TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR ANOTHER APPLICABLE EXEMPTION."

     Notwithstanding the foregoing, the Warrantholder may request that the Company issue a stock certificate for Warrant Shares without a legend if (i) such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or (ii) the Warrantholder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Warrantholder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Warrantholder to the effect that such disposition will not require registration of such Warrant or Warrant Shares under the Securities Act or any applicable state securities laws. The Warrantholder agrees to sell all Warrant Shares, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act.

     3. Reservation and Registration of Shares, Etc.

     3.1 Reservation. The Company covenants and agrees that all Warrant Shares which are issuable upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges, preemptive rights and other encumbrances with respect to the issue thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue. The Company further covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

                                     B-2-4

     3.2 Registration. The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Purchase Agreement. The shares of Common Stock issuable upon exercise of this Warrant shall constitute Registrable Shares (as such term is defined in the Purchase Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Shares under the Purchase Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Purchase Agreement applicable to such holder as a holder of such Registrable Shares.

     4. Exchange, Loss or Destruction of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond, indemnification or insurance as the Company may require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

     5. Ownership of Warrant.

     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary; provided, however, the Warrantholder may transfer this Warrant to one or more of its affiliates if such affiliate is an "accredited investor" under Regulation D under the Securities Act and agrees to be bound by the terms and obligations of this Agreement and the Purchase Agreement.

     6. Certain Adjustments.

     6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

     (a) Stock Dividends. If at any time prior to the exercise of this Warrant in full (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered upon exercise of this Warrant will increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

     (b) Combination of Stock. If at any time prior to the exercise of this Warrant in full the number of shares of Common Stock outstanding shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (f).

     (c) Reorganization, etc. If at any time prior to the exercise of this Warrant in full any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon

                                     B-2-5
exercise of this Warrant the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. If the per-share consideration payable to the Warrantholder in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined by the Company and the Warrantholders representing a majority of the shares of Common Stock obtainable upon exercise of all Warrants then outstanding. If such parties are unable to reach agreement within five (5) days after the occurrence of an event requiring valuation (the " Valuation Event"), the fair value of such consideration will be determined within five (5) days after the fifth (5th) day following the Valuation Event by the Company's independent accountants. The determination of such accountants shall be final and binding upon all parties absent manifest error, and the fees and expenses of such accountant shall be borne ratably by the Company and the Warrantholders.

     (d) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the fair market value of one share of Common Stock as of the date of exercise.

     (e) Carryover. Notwithstanding any other provision of this Section 6, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

     (f) Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

     (g) No Duplicate Adjustments. Notwithstanding anything else to the contrary contained herein, in no event will an adjustment be made under the provisions of this Section 6 to the number of Warrant Shares issuable upon exercise of this Warrant or the Exercise Price for any event if an adjustment having substantially the same effect to the Warrantholder as any adjustment that otherwise would be made under the provisions of this Section 6 is made by the Company for any such event to the number of shares of Common Stock (or other securities) issuable upon exercise of this Warrant.

     6.2 No Adjustment for Dividends. Except as provided in Section 6.1, no adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

     6.3 Notice of Adjustment. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly (but, in any event, no later than ten (10) days from the date of such adjustment) mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of the chief financial officer of the Company setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     7. Notices of Corporate Action.

     In the event of

                                     B-2-6

     (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any Change of Control, or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

     the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, Change of Control, dissolution, liquidation or winding-up and (iii) that in the event of a Change of Control, the Warrants are exercisable immediately prior to the consummation of such Change of Control. Such notice shall be mailed at least 15 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivision (i), and at least 15 days prior to the date therein specified, in the case of the date referred to in the foregoing subdivision (ii).

     8. Definitions.

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Business Day: any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the City of New York, State of New York.

     Change of Control: shall mean (i) the consolidation of the Company with or merger of the Company with or into any other person in which the Company is not the surviving corporation and after which persons who were not stockholders of the Company immediately prior to such merger or consolidation own immediately after such merger or consolidation 50% or more of the voting power of the outstanding securities of each of the continuing or surviving entity and any direct or indirect parent corporation of such continuing or surviving entity,
(ii) the sale of all or substantially all of the assets of the Company to any other person, or (iii) any sale or transfer of any capital stock of the Company after the date of this Agreement, following which 50% of the combined voting power of the Company becomes beneficially owned by one person or group acting together. For purposes of this definition, "group" shall have the meaning as such term is used in Section 13(d)(1) under the Exchange Act.

     Closing Bid Price: means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Services, L.P. ("Bloomberg"), or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m., New York City Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Warrants representing a majority of the shares of Common Stock obtainable upon exercise of all Warrants then outstanding. If the Company and such holders of the Warrants are unable to agree upon the fair market value of the Common Stock within five (5) days, the fair market value of the Common Stock will be determined by the Company's independent accountants. The determination of such accountants shall be final and binding upon all parties absent manifest error, and the fees and expenses of such accountant shall be borne ratably by the Company and the Warrantholders. All such determinations shall be appropriately

                                     B-2-7
adjusted for any stock dividend, stock split or other similar transaction during such period. All fees and expenses of such determinations shall be borne by the ratably by the Company and the Warrantholders.

     Exchange Act: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to a comparable section, if any, of any successor federal statute.

     Exercise Form: an Exercise Form in the form annexed hereto as Exhibit A.

     Exercise Price: the meaning specified on the cover of this Warrant, as such price may be adjusted pursuant to Section 6 hereof.

     Nasdaq: The Nasdaq National Market System.

     Principal Market: means Nasdaq or if the Common Stock is not traded on Nasdaq then the principal securities exchange or trading market for the Common Stock.

     SEC: the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

     Securities Act: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any successor federal statute.

     Trading Day: any day other than a day on which securities are not traded, listed or reported on the principal national securities exchange or securities market on which the Common Stock is traded, listed or reported.

     Warrantholder: the meaning specified on the cover of this Warrant.

     Warrant Shares: the meaning specified on the cover of this Warrant, subject to the provisions of Section 6.

     9. Miscellaneous.

     9.1 Entire Agreement. This Warrant and the Purchase Agreement constitute the entire agreement between the Company and the Warrantholder with respect to this Warrant.

     9.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

     9.3 Amendments and Waivers. This Warrant may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Warrantholders representing a majority of the shares of Common Stock issuable upon exercise of all the Warrants. Either the Company or the Warrantholder may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

     9.4 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

                                     B-2-8

     9.5 Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

     9.6 Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, or by facsimile (with electronic confirmation of successful transmission) to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

     (a)  if to the Company, addressed to:

          VINA Technologies, Inc.
          39745 Eureka Drive
          Newark, California 94560
          Attention: President
          Telecopier: (510) 492-0808

     with a copy to:

          Pillsbury Winthrop LLP
          50 Fremont Street
          San Francisco, California 94105
          Attention: Stanton D. Wong, Esq.
          Telecopier: (415) 983-1790

     (b) if to the Warrantholder, addressed to the Warrantholder at its address set forth on the signature page to the Securities Purchase Agreement dated as of October 17, 2001 among the Company, the Warrantholder and the other investors listed therein.

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

     9.7 Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     9.8 Acceptance. Receipt of this Warrant by the Warrantholder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

     9.9 Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware (irrespective of its choice of law principles).

     9.10 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                                     B-2-9

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


Dated: _________, 2001.

                                        VINA Technologies, Inc.


                                        By _____________________________________


                                        Title __________________________________


Name of Warrantholder:

                                     B-2-10

                                                                         ANNEX C


                             STOCKHOLDERS' AGREEMENT

     THIS STOCKHOLDERS' AGREEMENT (this "Agreement") is made as of the 17th day of October, 2001, by and among VIVA Technologies, Inc., a Delaware corporation (the "Company"), and the persons or entities whose name appears on the signature pages hereto (the "Stockholders", and each a "Stockholder").

     WHEREAS, the Stockholders currently Beneficially Own (as defined herein) the number of shares of Company Common Stock (as defined herein) set forth opposite their respective names on the signatures page hereto; and

     WHEREAS, concurrently with the execution of this Agreement, the Company will enter into two agreements, that certain Agreement and Plan of Merger, between the Company and MOS Acquisition Corporation, and that certain Securities Purchase Agreement among the Company and the Investors named therein, each dated as of the date hereof (collectively the "Share Purchase Agreements"), pursuant to which one or more Stockholders or their Affiliates (as defined herein) will become the Beneficial Owner of additional shares of Company Common Stock; and'

     WHEREAS, as an inducement and a condition to entering into the Share Purchase Agreements; the Company has required that the Stockholders agree, and each Stockholder has-agreed; to enter into this Agreement:

     NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     "Affiliate" and "Associate" when used with reference to any Person shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

     A Person shall be deemed the "Beneficial Owner," and shall be deemed to "Beneficially Own" or have "Beneficial Ownership," of any Company Securities which such Person or any of such Person's Affiliates or Associates is deemed to beneficially own, directly or indirectly pursuant to Rule 13 d-3 of the General Rules and Regulations of the Exchange Act as in effect on the date hereof.

     "Company Common Stock" means the common stock, $.0001 par value, of the Company.

     "Company Securities" means any "securities" (as such term is defined in Section 2(a)(1) of the Securities Act) of the Company (regardless of whether such securities, options, warrants or other rights are then exercisable or convertible

     "Excess Incremental Shares" means the number of Voting Securities Beneficially Owned by the Sierra Affiliated Group representing the excess, if any, of the actual Relative Voting Power from time to time over the Voting Ownership Percentage.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor statute).

     "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity, government or any agency or political subdivision thereof or any Group comprised of two or more of the foregoing.

     "Relative Voting Power" means, with respect to the Sierra Affiliated Group, the total Voting Power (assuming all such Voting Securities were outstanding) of the Voting Securities Beneficially Owned by each Person in the Sierra Affiliated Group relative to (i.e., expressed as a percentage of) the sum of the total Voting Power (assuming all such Voting Securities were outstanding) of the following: (i) all Voting Securities actually outstanding (excluding any Voting Securities held in the Company's treasury or belonging to any Subsidiary of the Company which are not entitled to be voted or counted for purposes of determining the presence of a quorum pursuant to Section 160(c) of the Delaware General Corporation Law, or any successor statute) plus (ii) any additional Voting Securities which are not outstanding but which are Beneficially Owned by any Person in the Sierra Affiliated Group.

     "Sierra Affiliated Group" and the "Sierra Entities" mean Sierra Ventures V, L.P., a California limited liability partnership, SV Associates V, L.P., a California limited liability partnership, Sierra Ventures VI, L.P., a California limited liability partnership, SV Associates VI, L.P., a California limited liability partnership, Sierra Ventures VII, L.P., a California limited liability partnership, Sierra Ventures Associates VII, LLC, a California limited liability company, Jeffrey M. Drazan and each of their respective Affiliates and their respective Associates.

     "Term" means the period beginning on the earliest date on which any member of the Sierra Affiliated Group acquires Beneficial Ownership of Voting Securities pursuant to either of -the Share Purchase Agreements, and ending on the tenth anniversary thereof.

     "Voting Ownership Percentage" means Relative Voting Power possessed by the Sierra Affiliated Group of 35%.

     "Voting Power" of any Voting Securities means the number of votes such Voting Securities are entitled to cast for directors of the Company at any meeting of stockholders of the Company.

     "Voting Securities" means at any time shares of Company Securities which are then entitled to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events.

     2. Voting on Certain Matters. (a) During the Term, each Stockholder shall, and shall cause each member of the Sierra Affiliated Group who Beneficially Owns Voting Securities (ignoring for purposes of determining such Beneficial Ownership whether any such Voting Securities may be Excess Incremental Shares) to, at any annual or special meeting of stockholders or in connection with a solicitation of consents, vote or cause to be voted (or act by written consent with respect to) all Excess Incremental Shares, if any, Beneficially Owned by it in the same proportion as the stockholders of the Company, other than the Sierra Affiliated Group, vote.

     (b) For purposes of clarification, a vote shall include only those shares actually voted for or against a particular matter or, in connection with the election of directors, for a particular candidate for director. Abstentions or broker non-votes (except by or on behalf of any member of the Sierra Affiliated Group) shall be deemed, for purposes of this Agreement, not to have been voted.

     3. Quorum; Proxy. During the Term, each Stockholder shall, and shall cause each member of the Sierra Affiliated Group who holds Voting Securities to, be present in person or represented by proxy at all meetings of stockholders of the Company to the extent necessary so that all Voting Securities Beneficially Owned by the Sierra Affiliated Group shall be counted as present for the purpose of determining the presence of a quorum at such meetings. Notwithstanding any provision contained herein to the contrary, in the event that during the Term any member of the Sierra Affiliated Group who Beneficially Owns Voting Securities shall at any annual or special meeting of stockholders or in connection with a solicitation of consents (a) fail to vote or cause to be voted (or act by written consent with respect to), or (b) have submitted a- proxy or written consent determined to be invalid, then in any such event all Voting Securities Beneficially Owned by such member shall be voted in the same proportion as the stockholders of the Company, other than the Sierra Affiliated Group, vote. Each member of the Sierra Affiliated Group hereby appoints the Company and any designee of the Company, each of them individually, such member's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent with respect to all such Voting Securities Beneficially Owned by such member (x) in accordance with this
Section 3 (to the extent required thereby) and (y) to sign its name (as a stockholder) to any consent, certificate or other document relating to the Company in accordance with Delaware law in connection with any matter referred to in this Section 3. This proxy is given to secure the performance of the duties of such member of the Sierra Affiliated Group under this Agreement and its existence will not be deemed to relieve such members of their obligations under this Agreement. Each member affirms that this proxy is coupled with an interest and is irrevocable for the Term. Sierra will, and will cause all other members of the Sierra Affiliated Group to, take such action or execute such other instruments as may be necessary or desirable to effectuate the intent of this proxy.

     4.  Covenants,   Representations  and  Warranties  of  Stockholders.   Each
Stockholder, severally and not jointly, hereby represents and warrants to and agrees with the Company as follows:

     (a) Ownership of Company Common Stock. On the date hereof and without giving effect to the transactions contemplated by the Share Purchase Agreements, Stockholder is the Beneficial Owner of the shares of Company Common Stock set forth on the signature page hereto and does not Beneficially Own any other shares of Company Common Stock. On the date hereof, such shares of Company Common Stock constitute all of the capital stock of VINA that Stockholder has the right to vote as a VIVA stockholder. Stockholder has sole voting power, sole power of disposition, sole power of conversion, sole power to demand dissenter's rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of Stockholder's shares of Company Common Stock set forth on the signature page hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

     (b) Power; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder have been duly authorized by Stockholder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms.

     (c) No Conflicts. None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will (i) conflict with or result in any breach of any applicable organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any thud party right of termination, cancellation, modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of its properties or assets or (iv) require any filing with, authorization, consent or approval of (herein collectively, a "Consent"), any state or federal authority.

     (d) No Encumbrances. The Excess Incremental Shares and the certificates representing such shares at all times will be held by Stockholder, or member of the Sierra Affiliated Group, or by a nominee or custodian for the benefit of Stockholder or any such member, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances, which would frustrate, interfere or hinder the obligations and commitments of the Stockholders hereunder.

     (e) Non-Interference. During the term of this Agreement, Stockholder shall not, directly or indirectly, take any action that would knowingly make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

     (f) Reliance by the Company. Stockholder understands and acknowledges that the Company is entering into the Share Purchase Agreements in reliance upon Stockholder's execution and delivery of this Agreement.

     5. Further Assurances. From time to time, at the Company's request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     6. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in any direct or indirect ownership or incidence of ownership of or with respect to any Company Common Stock. All rights, ownership and economic benefits of and relating to the shares of Company Common Stock now held or hereafter acquired by the Stockholders shall remain vested in and belong to the Stockholders, and VINA shall have no authority to exercise any power or authority to direct the Stockholders in the voting of any of such shares of Company Common Stock, except as otherwise provided herein.

     7. Company Stockholders Meeting. At any duly noticed meeting of stockholders of the Company called to vote upon the issuance of shares of Company Common Stock pursuant to the Share Purchase Agreements, or either of them, or at any adjournment thereof, or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to any such issuance is sought, each Stockholder shall vote (or cause to be voted) all Company Common Stock Beneficially Owned by such Stockholder in favor of approval of any such issuance.

     8. Miscellaneous.

     (a) Entire Agreement. Except as otherwise provided herein, this Agreement contains the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof.

     (b) Assignment. This Agreement shall not be assignable by operation of law or otherwise without the prior written consent of all parties, hereto.

     (c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all parties hereto.

     (d) Notices. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by telecopier (with receipt confirmed), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

     If to VINA:

     VINA Technologies, Inc.
     39745 Eureka Drive
     Newark, CA 94560
     Attention: Chief Financial Officer
     Telecopier: (510) 492-0808

     with a copy to:

     Pillsbury Winthrop LLP
     50 Fremont Street
     San Francisco, CA 94105
     Attention: Stanton D. Wong
     Telecopier: (415) 983-1200

     If to the Stockholders:

     To the addresses set forth on the signature pages hereto.

     (e) Severability. If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     (f) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and, therefore, in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy by any party shall not preclude the simultaneous or later exercise of any other right, power or remedy by such party.

     (h) No Waiver. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party against whom such waiver is sought to be enforced. No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     (i) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person that is not a party hereto.

     (j) Several Obligations; Capacity. Notwithstanding anything herein to the contrary, (i) the representations, warranties, covenants, agreements and conditions of this Agreement applicable to the Stockholders are several and not joint and (ii) the covenants and agreements of the Stockholders under this Agreement shall not require any Stockholder or Affiliate or Associate thereof to act (or refrain from acting) in any manner in their capacity as an officer or director of the Company and shall not affect the duties and obligations of any Stockholder or Affiliate or Associate thereof acting in his or her capacity as an officer or director of the Company.

     (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     (1) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

     (m)   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        VIVA TECHNOLOGIES, INC.


                                        By: /s/ Stanley E. Kazmierczak
                                            ------------------------------------
                                            Name: Stanley E. Kazmierczak
                                            Title: Chief Financial Officer

STOCKHOLDERS:

SIERRA VENTURES V, L.P.

By: /s/ Jeffrey M. Drazan
    -----------------------------------
    Name: Jeffrey M. Drazan
    Title: General Partner

Address:  3000 Sand Hill Road
          Bldg. 4 - 210
          Menlo Park, CA 94025
          Tel. (650) 854-1000
          Fax (650) 854-5593

Shares Beneficially Owned (indicate class or series of stock and manner held, if not record owner):

8,591,484 shares of Common Stock

SV ASSOCIATES V, L.P.,

By: /s/ Jeffrey M. Drazan
    -----------------------------------
    Name: Jeffrey M. Drazan
    Title: General Partner

Address:  3000 Sand Hill Road
          Bldg. 4 - 210
          Menlo Park, CA 94025
          Tel. (650) 854-1000
          Fax (650) 854-5593

Shares Beneficially Owned (indicate class or series of stock and manner held, if not record owner):

No shares owned of record but is a beneficial owner of, and has voting. and dispositive power for, 8,591,484 shares held by Sierra Ventures V, L.P.

SIERRA VENTURES VI, L.P.

By: /s/ Jeffrey M. Drazan
    -----------------------------------
    Name: Jeffrey M. Drazan
    Title: General Partner

Address:  3000 Sand Hill Road
          Bldg. 4 - 210
          Menlo Park, CA 94025
          Tel. (650) 854-1000
          Fax (650) 854-5593

Shares Beneficially Owned (indicate class or series of stock and manner held, if not record owner):

1,621,506 shares of Common Stock

SV ASSOCIATES VI, L.P.

By: /s/ Jeffrey M. Drazan
    -----------------------------------
    Name: Jeffrey M. Drazan
    Title: General Partner

Address:  3000 Sand Hill Road
          Bldg. 4 - 210
          Menlo Park, CA 94025
          Tel. (650) 854-1000
          Fax (650) 854-5593

Shares Beneficially Owned (indicate class or series of stock and manner held, if not record owner): 72,922 shares of Common Stock

No shares owned of record but is a beneficial owner of, and has voting and dispositive power for, 1,621,506 shares held by Sierra Ventures VI, L.P.

SIERRA VENTURES VII, L.P.

By: /s/ Jeffrey M. Drazan
    -----------------------------------
    Name: Jeffrey M. Drazan
    Title: General Partner

Address:  3000 Sand Hill Road
          Bldg. 4 - 210
          Menlo Park, CA 94025
          Tel. (650) 854-1000
          Fax (650) 854-5593

Shares Beneficially Owned (indicate class or series of stock and manner held, if not record owner):

No shares owned as of the date of this Agreement

SIERRA VENTURES ASSOCIATES VII, LLC
as nominee for its members

By: /s/ Jeffrey M. Drazan
    -----------------------------------
    Name: Jeffrey M. Drazan
    Title: General Partner

Address:  3000 Sand Hill Road
          Bldg. 4 - 210
          Menlo Park, CA 94025
          Tel. (650) 854-1000
          Fax (650) 854-5593

Shares Beneficially Owned (indicate class or series of stock and manner held, if not record owner):

No shares owned as of the date of this Agreement

JEFFREY M: DRAZAN, as an individual

By: /s/ Jeffrey M. Drazan
    -----------------------------------
    Name: Jeffrey M. Drazan
    Title: General Partner

Address:  3000 Sand Hill Road
          Bldg. 4 - 210
          Menlo Park, CA 94025
          Tel. (650) 854-1000
          Fax (650) 854-5593

Shares Beneficially Owned (indicate class or series of stock and manner held, if not record owner):

282,827 shares of Common Stock (includes option shares)

Also is a beneficial owner of an aggregate of 10,285,912 shares held by the Sierra entities; other than the 47,286 shares held by SV Associates VI, L.P., as nominee for its general partners, Mr. Drazan disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

                                                                         ANNEX D

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), made and entered into as of October 17, 2001 by and among VINA TECHNOLOGIES, INC., a Delaware corporation ("VINA"), and MOS ACQUISITION CORPORATION, a Delaware corporation (the "Company"),

                              W I T N E S S E T H:

     WHEREAS, contemporaneously with the execution of this Agreement by the parties hereto, as a condition and inducement to VINA to enter into this Agreement and incur the obligations set forth herein, the Company (as the buyer), Sierra Ventures VII, L.P., a California Limited Partnership (as the parent entity of the Company) and Metrobility Optical Systems, Inc. (as the seller) are entering into that certain Asset Purchase Agreement, dated as of the date hereof (the "Asset Purchase Agreement"), pursuant to which, among other things, the Company will purchase, and Metrobility Optical Systems, Inc. will sell, the Acquired Assets, the Acquired Technology, the Jointly Owned Assets and the Jointly Owned Technology (as such terms are define in the Asset Purchase Agreement (collectively, the "Assets") to the Company; and

     WHEREAS, the Boards of Directors of each of VINA and the Company believe it is in the best interests of VINA and the Company and their respective stockholders that immediately following the closing under the Asset Purchase Agreement VINA shall acquire the Company pursuant to the merger of the Company with and into VINA (the "Merger"), with VINA as the surviving corporation, all subject to the terms and conditions set forth herein; and

     WHEREAS, in furtherance thereof, the Boards of Directors of each of VINA and the Company have approved the Merger in accordance with the Delaware General Corporation Law (the "DGCL"), subject to the terms and conditions set forth herein; and

     WHEREAS, following the Merger in accordance with the terms of this Agreement, all shares of common stock, par value $.0001 per share, of the Company (the "Company Common Stock") issued and outstanding will be converted in the right to receive the Merger Consideration as set forth below; and

     WHEREAS, contemporaneously with the execution of this Agreement, as a condition for and inducement to VINA to enter into this Agreement and incur the obligations set forth herein, Sierra Ventures VII, L.P., Jeffrey Drazan and certain of their affiliates have entered into a Stockholders' Agreement in the form of Exhibit A attached hereto (the "Stockholders' Agreement"), which, among other things, governs the voting of shares of VINA capital stock beneficially owned by such persons after the closing hereunder; and

     WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth the terms and conditions of the Merger and certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the consummation of the Merger and the transactions related thereto:

     NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, VINA and the Company agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 Certain Definitions. The terms defined in this Section 1.1 shall, for all purposes of this Agreement, have the meanings herein specified:

     "Governmental Entity" shall mean any court, administrative agency or commission or other governmental body, authority or instrumentality.

     "Legal Requirements" shall mean any law, statute, constitution, principle of common law, ordinance, code, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any court or other Governmental Entity.

     "Person" or "person" shall mean any natural person, corporation, trust, limited liability company, partnership, Governmental Entity or other entity.

     "Registrable Shares" shall have the meaning ascribed to such term in that certain Securities Purchase Agreement (the "Securities Purchase Agreement") by and among VINA and the other parties thereto dated as of the date hereof.

     "Required Stockholder Approval" shall mean the requisite stockholder approval of the issuance of shares of Company Common Stock pursuant to this Agreement in a manner that complies with Rule 4350(i) of the Nasdaq Stock Market.

     The  terms  "contract,"  "arrangement,"   "understanding"  and  "agreement"
include every contract, agreement, commitment, understanding and promise, whether written or oral that is legally binding.

     1.2 Other Definitions. The following terms are defined in the Sections or Recitals indicated:

          Assets                                       Recitals
          Acquisition Transaction                      5.4(a)
          Agreement                                    Recitals
          Asset Purchase Agreement                     Recitals
          Certificate of Merger                        2.1(b)
          Certificates                                 2.4(b)
          Closing                                      8.1
          Closing Date                                 8.1
          Company Common Stock                         Recitals
          Disclosure Schedule                          Article 3
          DGCL                                         Recitals
          Effective Time                               2.1(c)
          Merger                                       Recitals
          Merger Consideration                         2.3(b)
          Note                                         2.3(b)
          Representatives                              5.4(a)
          Surviving Corporation                        2.1(a)
          VINA                                         Recitals
          VINA Common Stock                            2.3(b)
          Stockholders' Agreement                      Recitals

                                    ARTICLE 2

                       THE MERGER AND RELATED TRANSACTIONS

     2.1 Merger; Effective Time.

     (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time the Company shall be merged with and into VINA, the separate existence of the Company shall cease, and VINA shall be the Surviving Corporation (the "Surviving Corporation").

     (b) Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, a certificate of merger (the "Certificate of Merger"), shall be duly prepared, executed and acknowledged by VINA and the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing in accordance with the DGCL.

     (c) The Merger shall become effective (the "Effective Time") upon the later to occur of the acceptance of such filing by the Secretary of State of the State of Delaware or such time thereafter as is provided in the Certificate of Merger.

     2.2 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL, and at the Effective Time (i) the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, liabilities, and duties of VINA and the Company, all as provided under the DGCL, (ii) the certificate of incorporation of VINA in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation, (iii) the bylaws of VINA in effect at the Effective Time shall be the bylaws of the Surviving Corporation, and (iv) the directors and officers of VINA immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

     2.3 Effect of Merger on Capital Stock and Options. As of the Effective Time, by virtue of the Merger and without any action on the part of the stockholders of the Company:

     (a) Cancellation of the Company-Owned Capital Stock. All shares of the Company Common Stock owned directly by the Company shall be automatically canceled, and no consideration shall be delivered in exchange therefor.

     (b) Conversion of the Capital Stock. Except for shares to be canceled pursuant to Section 2.3(a) hereof, each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted by virtue of the Merger and without any action on the part of the holder into the following (the "Merger Consideration"):

          (i) if the Required Stockholder Approval has not been obtained prior to the Effective Time, the right to receive a promissory note in substantially the form attached hereto as Exhibit B (the "Note") for a principal amount in United States Dollars equal to (A) two million, divided by (B) the total number of issued and outstanding shares of Company Common Stock issued and outstanding at the Effective Time; or

          (ii) if the Required Stockholder Approval has been obtained prior to the Effective Time, the right to receive a number of shares of common stock, par value $.0001 per share, of VINA (the "VINA Common Stock") equal to two million two hundred seventeen thousand five hundred twenty seven (2,217,527) divided by the total number of issued and outstanding shares of Company Common Stock at the Effective Time.

     2.4 Issuance of Note and Exchange of Certificates. As soon as reasonably practicable after the Effective Time, upon surrender of the certificate(s) evidencing all outstanding shares of the Company Common Stock to VINA for cancellation, and such other documents as may reasonably be required by VINA, the holder of such certificate shall be entitled to receive in exchange therefor the Merger Consideration.

     2.5 No Further Ownership Rights in Stock. At the Effective Time, all shares of Company Common Stock shall no longer be outstanding, shall be canceled and retired and shall cease to exist and each certificate formerly representing Company Common Stock (other than shares cancelled pursuant to Section 2.3(a)) shall thereafter represent only the right to receive the Merger Consideration.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to VINA that the statements contained in this Article 3 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3).

     3.1 Organization. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

     3.2 Authorization; Enforcement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights or to general principles of equity.

     3.3 Noncontravention. Neither the execution and the delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will constitute or result in (a) a violation of any provision of the certificate of incorporation or bylaws of the Company or
(b) a breach or violation of, or default under, the acceleration of any obligations or the creation of any lien, encumbrance or other security interest on its assets (with or without notice or the lapse of time or both) pursuant to, any agreement binding upon it.

     3.4 Capitalization.

     (a) The authorized capital stock of the Company consists of 1,000 shares of Company Common Stock. There are issued and outstanding 100 shares of Company Common Stock.

     (b) Other than as set forth above, there are no other outstanding shares of capital stock or other equity securities of the Company and no other options, warrants, calls, conversion rights, commitments or agreements of any character to which the Company is a party or by which the Company may be bound that do or may obligate the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the Company's capital stock or securities convertible into or exchangeable for the Company's capital stock or that do or may obligate the Company to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement. There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

     (c) All outstanding shares of Company Common Stock are owned by Sierra Ventures VII, LP and Sierra Ventures Associates VII, LLC, free and clear of any charge, claim, community property interest, condition, equitable interest, lien, option, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any attribute of ownership.

     3.5 Assets and Liabilities of the Company. As of the date hereof, the Company has as its only assets the contract rights under the Asset Purchase Agreement and this Agreement and at the Effective Time will have as its only assets those assets acquired by the Company pursuant to the Asset Purchase Agreement. As of the date hereof, the Company has no liabilities or obligations of any nature (known or unknown, absolute, accrued, contingent or otherwise) other than its obligations under this Agreement and the Asset Purchase Agreement and at the Effective Time will not have any such liabilities or obligations other than those specifically contemplated to be assumed by the Company pursuant to the Asset Purchase Agreement.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF VINA

     VINA represents and warrants to the Company that the statements contained in this Article 4 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4).

     4.1 Organization. VINA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

     4.2 Authority; Enforcement. The VINA has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the VINA, enforceable against the VINA in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights or to general principles of equity.

     4.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated, will constitute or result in (a) a violation of any provision of the certificate of incorporation or bylaws of VINA or (b) a breach or violation of, or default under, the acceleration of any obligations or the creation of any lien, encumbrance or other security interest on its assets (with or without notice or the lapse of time or both) pursuant to, any agreement binding upon it.

     4.4 Authorization of Securities. The Notes and shares of VINA Common Stock, when issued pursuant to this Agreement, and the shares of VINA Common Stock when issued upon conversion of the Notes, will be validly issued and in the case of such shares, fully paid and nonassessable.

                                    ARTICLE 5

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees to act as follows (except as expressly contemplated by this Agreement or to the extent that VINA shall otherwise consent in writing):

     5.1 Conduct of Business. The Company shall not conduct any business of any kind whatsoever other than as necessary to comply with its obligations under this Agreement and the Asset Purchase Agreement.

     5.2 Issuance of Securities. The Company shall not issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities, and shall not enter into any agreement, understanding or arrangement with respect to the sale or voting of any of its capital stock.

     5.3 Governing Documents. The Company shall not cause or permit any amendment of its certificate of incorporation or bylaws.

     5.4 No Other Bids or Contacts. From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to
Section 9 hereof, the Company will not (nor will the Company permit any of its directors, officers, agents, affiliates or representatives, including investment bankers, financial advisors, attorneys and accountants (collectively, the Company's "Representatives") to, directly or indirectly, take any of the following actions: (i) solicit, initiate, facilitate or knowingly encourage, or furnish information with respect to the Company in connection with, any inquiry, proposal or offer with respect to any merger, consolidation or other business combination or acquisition (other than the Merger) involving the Company or the acquisition of all or a substantial portion of the assets of, or any securities of, the Company (an "Acquisition Transaction"); (ii) negotiate, discuss, explore or otherwise communicate or cooperate in any way with any third party with respect to any Acquisition Transaction; (iii) enter into any agreement, arrangement or understanding with respect to an Acquisition Transaction or requiring the Company to abandon, terminate or refrain from consummating the Merger; or (iv) make or authorize any statement, recommendation or solicitation in support of any Acquisition Transaction.

     5.5 No Dispositions. The Company shall not sell, lease, encumber, pledge or otherwise dispose of any of its assets or properties except as contemplated by the Asset Purchase Agreement.

     5.6 Indebtedness. The Company shall not shall assume, incur or guarantee any indebtedness, enter into, extend or renew any credit agreement, line of credit or similar arrangement, issue or sell any debt securities or warrants or rights to purchase debt securities, enter into, extend or renew any lease, or enter into, extend or renew any indemnity agreement or agreement to maintain the financial condition of another person or entity.

     5.7 Other Actions. Without limiting the generality of the foregoing, other than as expressly contemplated by the Asset Purchase Agreement, the Company shall not:

     (a) Transfer to any person or entity any rights to the Assets other than pursuant to this Agreement;

     (b) Enter into any agreements of any type other than as contemplated by the Asset Purchase Agreement or this Agreement;

     (c) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets other than as contemplated by the Asset Purchase Agreement;

     (d) Commence or settle any litigation; or

     (e) Take, or commit or agree to take, any of the actions  described in this
Article 5 or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder, or that would or reasonably would be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect or in any of the conditions set forth in Article 7 not being satisfied.

     5.8 Advice of Changes. The Company shall promptly advise VINA orally and in writing of any change or event which would cause or constitute a material breach of any of the representations, warranties or covenants of the Company contained herein or the failure of any of the conditions specified in Article 7 hereof.

                                    ARTICLE 6

                              ADDITIONAL AGREEMENTS

     6.1  Access  to  Information.   The  Company  shall  permit  VINA  and  its
Representatives the access contemplated by Section 5(d) of the Asset Purchase Agreement.

     6.2 Legal Conditions to the Merger and Related Transactions. Each party will take all reasonable actions necessary to comply promptly with all Legal Requirements which may be imposed on such party with respect to the Merger and the transactions contemplated hereby and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party in connection with the Merger and the transactions contemplated hereby. Each party will take all reasonable actions to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party required to be obtained or made by such party in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

     6.3 Registration Rights. The shares of VINA Common Stock issued pursuant to this Agreement as Merger Consideration, whether or not upon the conversion of the Note as more full set forth in the Note, shall be Registrable Shares so long as the holders thereof agree to be bound to the terms and obligations set forth in the Securities Purchase Agreement regarding Registrable Shares.

                                    ARTICLE 7

                              CONDITIONS PRECEDENT

     7.1 Conditions to Obligations of VINA and the Company. The obligations of VINA and the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by each of VINA and the Company:

     (a) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of the Company or VINA, has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such order or injunction vacated or lifted.

     (b) Statutes. There shall not be in effect any statute, rule or regulation which would (i) make the consummation of the Merger illegal, (ii) prohibit VINA's or Surviving Corporation's ownership or operation of all or a material portion of the business or assets of the Company, or compel VINA or Surviving Corporation to dispose of or hold separate all or a material portion of the business or assets of the Company, as a result of the Merger, or (iii) render VINA or the Company unable to consummate the Merger, except for any waiting period provisions.

     (c) Asset Purchase Agreement. The Assets shall have been transferred to the Company pursuant to the Asset Purchase Agreement.

     (d) Governmental Approval. VINA and the Company shall have timely obtained all required approvals, waivers and consents of Governmental Entities, if any, necessary for consummation of, or in connection with, the transactions contemplated hereby.

     7.2 Conditions to Obligations of VINA. The obligations of VINA to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following additional conditions, unless waived in writing by VINA:

     (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date).

     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date.

     (c) Conditions to Asset Purchase Agreement. Each of the conditions to the obligations of the Company set forth in the Asset Purchase Agreement shall been satisfied in full, without waiver (unless pursuant to the written consent of VINA), and any condition or obligation contained in such Asset Purchase Agreement that is subject to the satisfaction of the Buyer (as defined in such agreement) shall be satisfactory to VINA in its sole discretion.

     (d) Stockholders' Agreement. The Stockholders' Agreement shall have been executed and delivered to VINA and shall be in full force and effect.

     7.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following additional conditions unless waived in writing by the Company:

     (a) Representations and Warranties. The representations and warranties of VINA contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date).

     (b) Performance of Obligations of VINA. VINA shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date.

                                    ARTICLE 8

                                     CLOSING

     8.1 Closing Date. The Closing under this Agreement (the "Closing") shall be held not more than one (1) business day following the satisfaction of all conditions precedent to the Merger specified in this Agreement (other than the delivery of the documents and other items required by this Agreement to be delivered at the Closing), unless duly waived by the party entitled to satisfaction thereof. Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Pillsbury Winthrop LLP, 50 Fremont Street, San Francisco, California 94105, at 10:00 a.m. on such date, or at such other time and place as VINA and the Company may agree upon in writing.

     8.2 Filing Date. Subject to the provisions of this Agreement, on the Closing Date fully executed and acknowledged copies of the Certificate of Merger, along with any required related certificates of the Company and VINA, meeting the requirements of the DGCL shall be filed with the Delaware Secretary of State, all in accordance with the provisions of this Agreement.

                                    ARTICLE 9

                        TERMINATION, AMENDMENT AND WAIVER

     9.1 Termination.

     (a) This Agreement may be terminated at any time prior to the Effective Time by mutual written consent of the parties hereto.

     (b) This Agreement may be terminated at any time prior to the Effective Time by either the Company or VINA (i) if the transactions contemplated by the Asset Purchase Agreement have not been consummated on or prior to ninety (90) days following the date of this Agreement, or if the Asset Purchase Agreement has been terminated prior to consummation of the transaction contemplated thereby, or (ii) there shall be any action taken, or any Legal Requirement enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity which would (x) make consummation of the Merger illegal, or
(y) render VINA or the Company unable to consummate the Merger; provided, that the right to terminate this Agreement shall not be available to any party hereto that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated.

     (c) This Agreement may be terminated at any time prior to the Effective Time by VINA if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and, if such breach is curable through the exercise of commercially reasonable efforts, such breach has not been cured within fifteen (15) business days after receipt by the Company of written notice of such breach.

     (d) This Agreement may be terminated at any time prior to the Effective Time by the Company if it is not in material breach of its obligations under this Agreement and if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of VINA and, if such breach is curable through the exercise of commercially reasonable efforts, such breach has not been cured within fifteen (15) business days after receipt by VINA of written notice of such breach.

     9.2 Effect of Termination. In the event of termination of this Agreement by the Company or VINA as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto or their respective officers or directors; provided, however, the provisions of Section 10.11 of this Agreement shall remain in full force and effect and shall survive the termination of this Agreement.

                                   ARTICLE 10

                                     GENERAL

     10.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy, or by courier service, as follows:

     If to VINA:

          VINA Technologies, Inc.
          39745 Eureka Drive
          Newark, CA 94560
          Attention: Chief Financial Officer
          Fax: (510) 771-3315

     with a copy to:

          Pillsbury Winthrop LLP
          50 Fremont Street
          San Francisco, CA 94105
          Attention: Stanton D. Wong, Esq.
          Fax: (415) 983-1200

     and if to the Company:

          MOS Acquisition Corporation
          3000 Sand Hill Rd
          Bldg 4- 210
          Menlo Park, CA 94025
          Attention: Jeffery M. Drazan
          Fax: 650-854-5593

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

     10.2 Headings; Construction. The descriptive headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     10.3   Survival   of   Representations   and   Warranties.   None   of  the
representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder.

     10.4 Counterparts. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

     10.5 Binding Effect; Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

     10.6 Entire Agreement. This Agreement along with each of the exhibits and schedules hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. All exhibits and schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein, and each disclosure in any schedule shall be deemed to be a representation and warranty made by the disclosing party.

     10.7 Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely in, such state.

     10.8 Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

     10.9 Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to herein will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of any other right, power or privilege.

     10.10 Specific Performance. The parties hereto agree and acknowledge that, in the event of a breach of any provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to obtain specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement and to obtain reasonable attorneys' fees. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

     10.11 Expenses. Each party will pay its own expenses incident to this Agreement and the transactions contemplated hereby, including legal fees, accounting fees and brokers and investment bankers fees; provided, however, promptly following the Effective Time, the Company shall reimburse Sierra Ventures VII, L.P., or its designee, for fees and expenses incurred in connection with the negotiation and execution of this Agreement up to $100,000 in the aggregate.

                  [SIGNATURE PAGE TO MERGER AGREEMENT FOLLOWS]

     IN WITNESS WHEREOF, VINA Technologies, Inc. and MOS Acquisition Corporation have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first above written.


                                        VINA TECHNOLOGIES, INC.,
                                        a Delaware corporation


                                        By /s/ Stanley E. Kazmierczak
                                           -------------------------------------
                                           Name: Stanley E. Kazmierczak
                                           Title: Chief Financial Officer


                                        MOS ACQUISITION CORPORATION,
                                        a Delaware corporation


                                        By /s/ Jeffrey M. Drazan
                                           -------------------------------------
                                           Name: Jeffrey M. Drazan
                                           Title: President

                                                                         ANNEX E

                            ASSET PURCHASE AGREEMENT

     Agreement entered into as of October 17, 2001, among Sierra Ventures VII, L.P., a California limited partnership (the "Parent"), MOS Acquisition Corporation, a Delaware corporation and subsidiary of the Parent (the "Buyer"), and Metrobility Optical Systems, Inc., a Delaware corporation ("Debtor" or "Seller"). The Parent, Buyer and the Seller are referred to collectively herein as the "Parties."

                                    Recitals

     WHEREAS, Seller is willing to sell, and Buyer desires to purchase and Parent desires to cause Buyer to purchase, all the assets and properties, personal, tangible and intangible, used in Seller's optical concentration products under development;

     WHEREAS, Seller has filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), case no 12817-MWV (the "Bankruptcy Case"), which is currently pending in the United States Bankruptcy Court for the District of New Hampshire (the "Bankruptcy Court"); and

     WHEREAS, Seller has determined that it is in its best interests to sell to Buyer, and for Buyer to purchase from Seller, pursuant to Sections 363 and 365 of the Bankruptcy Code, the Acquired Assets, the Acquired Technology and the Jointly Owned Technology (as defined herein) for consideration, and upon the terms and conditions, hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.   Definitions.

     "Acquired Assets" means all right, title, and interest in and to all of the assets and properties, personal, tangible and intangible (other than, and excluding, Technology), solely as set forth on Exhibit A, in each case free and clear of all liens, charges, Security Interests, claims and other encumbrances; provided, however, that the Acquired Assets shall not include the Excluded Assets, Excluded Technology, or Jointly Owned Technology.

     "Acquired Technology" means all right, title, and interest in and to all of the Technology solely as set forth on Schedules 3(h)(i) through and including 3(h)(v) of the Disclosure Schedule, and all Technology (other than Technology listed, embodied or incorporated in Excluded Technology, Jointly Owned Technology (except as set forth in Section 3(h)(8)), and Excluded Assets) incorporated or embodied in those assets and properties set forth in Schedules 3(h)(i) through and including 3(h)(v), in each case free and clear of all liens, charges, Security Interests, claims and other encumbrances (other than licenses in the ordinary course, solely as such licenses are set forth in Schedule
3(h)(iv) of the Disclosure Schedule); provided, however, that the Acquired Technology shall not include the Excluded Assets, Excluded Technology, or Jointly Owned Technology (except as set forth in Section 3(h)(8)).

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     "Assumed Liabilities" means all of the liabilities and obligations that accrue following the Closing under the agreements listed in Exhibit B, with Buyer's liabilities and obligations thereunder conditioned and contingent upon Seller's proper transfer or assignment of, or sublicensing of rights under, such agreements as contemplated herein and Seller's performance in accordance with the terms and conditions of such agreements to the extent applicable.

     "Bankruptcy Code" means Title 11, United States Code, as amended and modified from time to time.

     "Bankruptcy Court" means the United States Bankruptcy Court for the District of New Hampshire.

     "Bankruptcy Court Approval" has the meaning set forth in Section 6(a)(iv) below.

     "Break Up Fee" means the fee payable to Parent if the Bankruptcy Court fails to approve this Agreement, as provided herein, because another offer for the purchase of the Assets has been obtained and approved by the Bankruptcy Court. For the purposes of this Agreement, the Break Up Fee shall be $50,000 plus the reimbursement of the reasonable costs and expenses incurred by Parent and Buyer in connection with the negotiation and activities incident to this Agreement (including, without limitation, reasonable attorneys fees).

     "Chapter 11 Case" means the Debtor's Chapter 11 proceeding pending in the Bankruptcy Court.

     "Closing" has the meaning set forth in Section 2(h) below.

     "Closing Date" has the meaning set forth in Section 2(h) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning the businesses and affairs of Seller, Parent or Buyer that is not generally available to the public and such information is treated as confidential by the disclosing party.

     "Disclosure Schedule" has the meaning set forth in Section 3 below.

     "DIP Loan" shall mean the loans provided by VINA Technologies, Inc. in the aggregate of $500,000 pursuant to orders of the Bankruptcy Court.

     "Excluded Assets" means all right, title, and interest in and to all of the assets and properties, personal, tangible and intangible (other than, and excluding, Technology), of Seller that have not been set forth in Exhibit A, which shall be exclusively retained by Seller; provided, however, that the
Excluded  Assets  shall  not  include  Acquired   Technology  or  Jointly  Owned
Technology.

     "Excluded Technology" means all right, title, and interest in and to all of the Technology that has not been set forth in Schedules 3(h)(i) through and including 3(h)(v) of the Disclosure Schedule or Exhibit F, which shall be exclusively retained by Seller; provided, however, the Excluded Technology shall not include the Acquired Assets, Acquired Technology, or Jointly Owned Technology.

     "Income Tax" means any federal, state, local, or foreign income tax, including without limitation any interest, penalty, or addition thereto, whether disputed or not.

     "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

     "Jointly Owned Technology" means all right, title, and interest in and to all Technology solely as set forth in Exhibit F, and the Technology (other than Technology listed, embodied or incorporated in the Acquired Technology (except as set forth in Section 3(h)8) or the Excluded Technology) as listed, incorporated or embodied in the those assets and properties set forth in Exhibit F, in each case free and clear of all liens, charges, Security Interests, claims and other encumbrances; provided, however, that the Jointly Owned Technology shall not include the Acquired Assets, Excluded Assets, Acquired Technology (except as set forth in Section 3(h)8) or Excluded Technology.

     "Joint Ownership Agreement" has the meaning set forth below under Section 2(d).

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency, taking into consideration its reduced financial capacity as set forth in the bankruptcy proceeding) and under the Bankruptcy Code and applicable bankruptcy law.

     "Overbid" means the dollar value of the Purchase Consideration plus an additional increment of $100,000 that any bidder other than Buyer must offer for the purchase of the Acquired Assets.

     "Parties" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Purchase Consideration" has the meaning set forth in Section 2(e) below.

     "Secured Debt" means $5,500,000 loaned to the Debtor by Parent and its affiliates under Secured Bridge Notes dated May 17, 2001 in the principal amount of $2,500,000, Secured Bridge Notes dated June 27, 2001 in the principal amount of $500,000, Convertible Promissory Notes dated July 12, 2001 in the principal amount of $2,000,000 and Convertible Promissory Notes dated August 25, 2001 in the principal amount of $500,000, together with all related rights to interest, fees, and expenses.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest of any kind or nature, arising by operation of law or otherwise.

     "Subsidiary" means any corporation (or other Person) with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock (or other equity interests) or has the power to vote or direct the voting of sufficient securities to elect a majority of the members of the board of directors (or other governing body).

     "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including, without limitation, any interest, penalty, or addition thereto, whether disputed or not.

     "Technology" is limited to all technology, proprietary information, and intellectual property rights owned, held or used by Seller in connection with its optical concentration products and required engineering design tools, as such optical concentration products and required engineering design tools are set forth in Schedules 3(h)(i) through and including 3(h)(v) of the Disclosure Schedule, and further including but not limited to those conceived, developed, made, authored, acquired, owned, or subject to a right of ownership by Seller in connection with its optical concentration products and required engineering design tools as such are set forth in Schedules 3(h)(i) through and including 3(h)(v) of the Disclosure Schedule, proprietary information and/or intellectual property; such Technology including without limitation all right, title and interest in any invention, modification, or advance (whether or not patentable), patent, patent application, work of authorship (whether or not copyrightable), database or other collection or compilation of data, form, template, copyright application, copyright registration, trade secret, know-how, Confidential Information documentation in whatever form and stored on whatever medium (including without limitation specifications, flowcharts, listings, source code files, object code files, executable files, databases, pseudocode), prototypes, mock-ups, simulations, or other implementations (whether or not completed or functional) created, developed, realized, conceived, made, filed, naming, issued to, acquired, owned, by or on behalf of Seller (independently or with others), or in which Seller has a legal or equitable right of ownership through the Closing Date, all of the above forms of Technology applicable solely to the extent such were owned, held or used by Seller in connection with its optical concentration products as such products are set forth in Schedules 3(h)(i) through and including 3(h)(v) of the Disclosure Schedule. The Technology includes, by way of non-limiting example, architecture, functional and design specifications, component specifications, schematics, Bill of Materials (BOMs), PCB layout designs, artwork, mechanical designs, source code and binary code, FPGA code and engineering design tools identified in Section 3(h)(i) of the Disclosure Schedule and/or represented or embodied in the items shown thereon. The Technology further includes, by way of non-limiting example, patents and patent applications, copyright applications and registrations. Notwithstanding the foregoing, Technology shall exclude any trademarks, trademark applications, trademark registrations, trade names, service marks, Internet domain names and Internet uniform resource locators.

2.   Basic Transaction.

     (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Parent agrees to cause Buyer to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Buyer at the Closing, in consideration for the Purchase Consideration and pursuant to Section 363 of the Bankruptcy Code, title to all of the Acquired Assets and Acquired Technology, free and clear of any and all liens, encumbrances, Security Interests, claims, liabilities, equities, exceptions, contracts, options, obligations, charges, rights of third parties (express or implied), restrictions, mortgages, licenses (other than licenses in the ordinary course, solely as such licenses are set forth in Schedule 3(h)(iv), claims or interests of any kind or nature, including any "interest in property" as defined in Section 363 of the Bankruptcy Code. Notwithstanding anything to the contrary contained herein, Seller is not selling, assigning or otherwise transferring to Buyer and Buyer is not purchasing or acquiring, any of the Excluded Assets or Excluded Technology.

     (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, Buyer agrees to assume and shall become responsible for all of the Assumed Liabilities at the Closing, provided that Buyer shall not assume or have any responsibility with respect to any obligation or liability whatsoever, known or unknown, absolute, accrued, contingent or otherwise, other than the Assumed Liabilities.

     (c) Assumption and Assignment of Executory Contracts and Leases; Cure of Defaults. Schedule 1 hereto lists the only unexpired leases or executory contracts that Seller shall use its best efforts to assume pursuant to section 365 of the Bankruptcy Code during the Chapter 11 Case and assign to Buyer at the Closing, provided that Buyer shall have the right in its sole discretion to delete items from Schedule 1 by written notice delivered to Seller prior to the Bankruptcy Court Approval. Buyer shall cure any defaults and arrearages under all such contracts and leases assigned at Closing.

     (d) Ownership of Jointly Owned Technology. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase, and Seller agrees to sell, assign, transfer, convey, and deliver to Buyer at the Closing, in consideration for the Purchase Consideration and pursuant to Section 363 of the Bankruptcy Code, ownership interest in and to the Jointly Owned Technology such that Seller and Buyer shall be joint owners of the Jointly Owned Technology, with all rights attendant thereto and with Buyer and Seller having an irrevocable interest therein, free and clear of any and all liens, encumbrances, Security Interests, claims, liabilities, equities, exceptions, contracts, options, obligations, charges, rights of third parties (express or implied), restrictions, mortgages, licenses (other than licenses in the ordinary course, solely as such licenses are set forth in Schedule 3(h)(iv), claims or interests of any kind or nature, including any "interest in property" as defined in
Section 363 of the Bankruptcy Code. Buyer and Seller agree to the Joint Ownership Agreement (the "Joint Ownership Agreement") attached hereto as Exhibit G providing for the cooperation of Seller and Buyer with respect to protecting and enforcing their respective rights in and to the Jointly Owned Technology. Neither Buyer nor Seller shall have any ongoing obligations to provide support, updates, new versions, or any modifications or derivative works of the Jointly Owned Technology. Any developments, modifications, or derivative works created or performed by or on behalf of either Seller or Buyer to the Jointly Owned Technology shall be owned exclusively by such Party, and the other Party shall have no right, title, or interest, including without limitation, any license, in any form whatsoever to any such developments, modifications or derivative works. At Closing, Seller shall, to the extent reasonably practicable, provide Buyer with copies of all materials and documents relating to the Jointly Owned Technology.

     (e) Purchase Consideration. Parent agrees to cancel Secured Debt in the amount of $2,000,000 (the "Purchase Consideration"). As additional consideration in the event the transaction contemplated by this Agreement is completed, Parent agrees that the remaining principal and interest of the Secured Debt may be treated pari passu with trade claims as general unsecured debt under the terms of any Plan of Reorganization confirmed by the Debtor in its Chapter 11 Case, which plan provides for the continuation of the Debtor or the sale of the Debtor as a going concern; provided, however that (1) the remaining principal and interest Secured Debt shall retain all of its existing rights as Secured Debt until confirmation of such a plan including, without limitation, in the event the Chapter 11 Case is converted to a Chapter 7 proceeding under the Bankruptcy Code or the Debtor is liquidated in the Chapter 11 Case, (2) legal fees and other expenses arising in connection with the Secured Debt must be paid by the

Debtor on or prior to confirmation, and (3) the Parent's agreement to have the remaining principal and interest treated as general unsecured debt will not be binding on the Parent if the Debtor or any Committee appointed in the Chapter 11 Case takes any action to subordinate the Secured Debt or supports any other party with respect to such action. The Purchase Consideration will be effected by Buyer's delivery to Seller for cancellation of the notes or other debt instruments evidencing such secured debt, and execution of a debt cancellation agreement substantially in the form of Exhibit C, which will be executed by the Parent on the Closing Date.

     (f) Third Party Consents. The Buyer and Parent acknowledge that the Acquired Assets, Acquired Technology and Jointly Owned Technology include assets and Technology licensed from Third Parties, solely as such assets and licenses are set forth in Schedule 3(h)(v); provided, however, certain third party shrinkwrap, webwrap and click-through licenses of Seller may not be set forth in
Schedule 3(h)(v). The Company does not own such third party assets or Technology. The Company's only obligation shall be to use all reasonable best efforts to acquire consents to the transfer or assignment to the Buyer, and each such consent shall be reasonably acceptable to Buyer. The Company shall not have any obligation to make any payment or incur any monetary obligations relating to such assignment or transfer. In the event that such consents are not obtained after use of such efforts, notwithstanding any other provision in this Agreement, the Buyer and Parent acknowledge that Seller shall not be deemed to have breached any provision of this Agreement (including without limitation any representation, warranty or covenant) and Company shall have satisfied all obligations with respect to selling, transferring and assigning such assets or Technology.

     (g) Adjustments to Purchase Consideration. Subject to Section 2(f), in the event that any of the Acquired Assets, Acquired Technology or Jointly Owned Technology are not conveyed at the Closing and the Parent and Buyer elect to proceed with the Closing, the Purchase Consideration shall be reduced to the extent of the replacement cost of such assets, as determined by the Parent and the Buyer. Parent and the Buyer shall exercise such right at the Closing, by reducing, on a dollar for dollar basis, the outstanding amount of the debt to be cancelled, for such replacement cost.

     (h) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts, commencing at 10:00 a.m. local time ten (10) days after Bankruptcy Court Approval (or at the sole option of Parent on a date earlier than ten (10) days following Bankruptcy Court Approval), unless otherwise agreed upon between the Parent and Seller (the "Closing Date"); provided that if Bankruptcy Court Approval shall not have occurred on or prior to sixty (60) days from the date of this Agreement Parent and Buyer shall have the right to either (i) extend the period for Bankruptcy Court Approval or (ii) terminate this Agreement.

     (i) Deliveries at the Closing. At the Closing, (i) Seller will deliver to Buyer the various certificates, instruments, and documents referred to in
Section 6(a) below; (ii) Parent and Buyer, as applicable, will deliver to Seller the various certificates, instruments, and documents referred to in Section 6(b) below; (iii) Seller will execute, acknowledge (if appropriate), and deliver to Buyer (A) assignments (including, without limitation, leasehold (if applicable) and intellectual property assignments for the Acquired Technology and Jointly Owned Technology) in the forms to be agreed to between the Parties and (B) such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel reasonably may request; (iv) Buyer will execute, acknowledge (if appropriate), and deliver to Seller such other instruments of assumption as Seller and its counsel reasonably may request; and (v) Parent will deliver to Seller for cancellation the notes and other debt instruments representing the Purchase Consideration, and a debt cancellation agreement substantially in the form of Exhibit C.

3.   Representations and Warranties of Seller.

     Seller represents and warrants to Parent and Buyer that the statements contained in this Section 3 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement as Schedule 3 and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule is arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     (a) Organization of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

     (b) Authorization of Transaction. Subject only to Bankruptcy Court Approval, Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of Seller has duly authorized the execution, delivery, and performance of this Agreement by Seller. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will
(i) violate any constitution, statute, law, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the charter or bylaws of Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or create in any other Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest will not have a material adverse effect on the aggregate value or use of the Acquired Assets and Jointly Owned Technology by Buyer or on the ability of the parties to consummate the transactions contemplated by this Agreement. Subject only to Bankruptcy Court Approval and the notices required to be obtained in seeking such approval, Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or other third party in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

     (d) Brokers' Fees. Seller has no liability or obligation to pay any fees or commissions or other amounts to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e) Title to Tangible Assets. Seller has good and marketable title to the Acquired Assets. None of the Acquired Assets shall be, upon Bankruptcy Court Approval, subject to any Security Interests. Upon consummation of the transactions contemplated hereby at Closing, Buyer shall be the sole owner of the Acquired Assets, free and clear of all Security Interests.

     (f) Legal Compliance. Seller has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies and courts thereof), except where the failure to comply will not have a material adverse effect upon the use of the Acquired Assets, Acquired Technology, and Jointly Owned Technology by Buyer or the aggregate value of the Acquired Technology or Jointly Owned Technology.

     (g)  [Section Reserved].

     (h)  Intellectual Property.

          1. Schedule 3(h)(i) of the Disclosure Schedule sets forth a true and complete list of all Technology included in the Acquired Technology and Jointly Owned Technology. Schedule 3(h)(ii) of the Disclosure Schedule sets forth a true and complete list of all trademarks, trade names, Internet domain names, URLs or the like included in the Acquired Technology and Jointly Owned Technology.
               Schedule 3(h)(iii) of the Disclosure Schedule sets forth a true and complete list of all trademark applications and registrations, patents and patent applications, copyright applications or registrations, domain name applications and registrations included in the Acquired Technology and Jointly Owned Technology, and specifies the jurisdictions in which each has been filed, issued and/or registered, including the respective registration or application numbers and the names of all registered owners, and in the case of trademarks specifies the jurisdictions in which such trademarks are used. Schedule 3(h)(iv) of the Disclosure Schedule sets forth a true and complete list of all material licenses, sublicenses and other agreements as to which Seller is a party and pursuant to which any third party is authorized to use any Acquired Assets, Acquired Technology or Jointly Owned Technology. Schedule 3(h)(v) of the Disclosure Schedule sets forth a true and complete list of all material licenses, sublicenses and other agreements as to which Seller is a party and pursuant to which Seller is authorized to use any patent, trademark, copyright, trade secret, know-how or other technology or other intellectual property rights of others with respect to the Acquired Technology and Jointly Owned Technology.

          2. Other than with respect to third party claims of infringement or misappropriation of intellectual property of which Seller has no knowledge, Seller owns legally enforceable rights to make, use, sell, offer for sale, import, disclose, duplicate, distribute, perform, display, prepare derivatives of, or otherwise exploit the Acquired Technology and the Jointly Owned Technology, and Seller is not aware of any facts that would preclude assignment to Buyer of clear title to the Acquired Technology or transfer of the joint interest in the Jointly Owned Technology pursuant to
               Section 2(d). Subject to Bankruptcy Court Approval, Seller will not be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described in
               Schedule  3(h)(iv)  or  (v)  of  the  Disclosure   Schedule,   or
               otherwise.

          3. Apart from items contained on the Disclosure Schedule, no claims are currently pending or, to the knowledge of Seller, threatened by any person or entity, nor does Seller know of any valid grounds for any bona fide claims, (i) challenging the ownership, validity or enforceability of the Acquired Technology or Jointly Owned Technology; (ii) challenging Seller's right to make, use, sell, offer for sale, import, disclose, duplicate, distribute, perform, display, prepare of derivatives of, license, assign or otherwise transfer the Acquired Technology or Jointly Owned Technology, or any current or proposed Seller product or service based thereon; (iii) challenging the use by Seller of the any domain names, trademarks, trade names, trade secrets, copyrights, patents, patent applications, technology, know-how or computer software programs or other products or technology in connection with the Acquired Technology or the Jointly Owned Technology.

          4. To the knowledge of Seller, all patents, registered trademarks, registered copyrights, and domain name registrations held by Seller with respect to the Acquired Technology and the Jointly Owned Technology are valid and subsisting. Seller is not aware of any facts which would render any patent, copyright or trademark registrations included in, or that may issue from the Acquired Technology or Jointly Owned Technology, unenforceable or invalid. Seller is unaware of any facts that would preclude the grant of a patent, trademark registration or copyright registration from pending applications therefor included in the Acquired Technology and the Jointly Owned Technology. Seller has taken all commercially reasonable actions to protect the secrecy and confidentiality of all trade secrets, know-how and other non-public information included in the Acquired Technology or Jointly Owned Technology. The Parent and Buyer acknowledge that Seller has made limited disclosures of business and technical information to the investment community (other than manufacturing or development companies) without obtaining a non-disclosure agreement. All persons who have been involved in the development of the Acquired Technology and the Jointly Owned Technology have executed confidentiality and nondisclosure agreements covering all non-public information included therein and assigning any rights they may have in or to the Acquired Technology or Jointly Owned Technology.

          5. To the knowledge of Seller, there is no material unauthorized use, infringement or misappropriation of any the Acquired Technology or Jointly Owned Technology, including by any, current or former officer, director, stockholder, or employee of Seller.

          6. Other than with respect to third party claims of infringement or misappropriation of intellectual property of which Seller has no knowledge, there are no material third party licenses or other authorizations not possessed by Seller and assigned to Buyer pursuant hereto which are required for Buyer to make, use, sell, offer for sale, import, disclose, duplicate, distribute, perform, display, prepare of derivatives of, license, assign or otherwise transfer the Acquired Technology or Jointly Owned Technology, to at least the same extent as Seller.

          7. All documentation (including without limitation specifications, flowcharts, listings, source code files, object code files, executable files, databases, pseudocode), prototypes, mock-ups, simulations, or other implementations included in the Acquired Technology shall be delivered to Buyer on or before the Closing; and no officers, employees, agents, outside consulting or contract engineers or designers or actual or potential customers of Seller, or any other third party, have any rights to or possess the same.

          8. Notwithstanding the definitions of "Acquired Technology" and "Jointly Owned Technology" set forth in Section 1, in the event that certain Technology is set forth in, or embodied or incorporated in the assets or properties set forth in, the Schedules for Acquired Technology (Schedules 3(h)(i) through and including 3(h)(v)) and in the Exhibit for Jointly Owned Technology (Exhibit F), then to the extent that such Technology is set forth in both Schedules 3(h)(i) through and including 3(h)(v) and Exhibit F, such Technology shall be deemed to be solely and exclusively Jointly Owned Technology and shall not be Acquired Technology.

     (i) Contracts. Schedule 3(i) of the Disclosure Schedule lists all written contracts and other written agreements (other than software licenses) related to the business associated with the Acquired Assets, Acquired Technology or Jointly Owned Technology (the "Business") that provide for the payment of cash or property or the provision of services with a value of more than $1,000 to which Seller is a party and which would have a material impact on the value, or Buyer's use, of such Acquired Assets, Acquired Technology or Jointly Owned Technology. Seller has, or shall have prior to Bankruptcy Court Approval, delivered to Buyer a correct and complete copy of each such contract or other agreement (and all amendments, modifications and supplements thereto) listed in
Schedule 3(i) of the Disclosure Schedule (as amended to date).

     (j) Litigation. Schedule 3(j) of the Disclosure Schedule sets forth each instance in which Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge relating to, or that could reasonably adversely affect, the Acquired Assets, Acquired Technology or Jointly Owned Technology in any way or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction relating to, or that could reasonably adversely affect, the Acquired Assets, Acquired Technology or Jointly Owned Technology in any way.

4.   Representations and Warranties of Parent and Buyer.

     Parent and Buyer jointly and severally represents and warrants to Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

     (a) Organization. Parent is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of [California]. Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) Authorization of Transaction. Parent has full partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Buyer has full power and authority (including all corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of Parent and Buyer, enforceable against them in accordance with its terms.

     (c) Noncontravention. Neither the execution and the delivery each of Parent and Buyer of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, law, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Parent or Buyer is subject or any provision of its governing documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or create in any other Person the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which Parent or Buyer is a party or by which it is bound or to which any of its assets is subject. Neither Buyer nor Parent needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or other third party in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

     (d) Brokers' Fees. Neither Parent nor the Buyer has any liability or obligation to pay any fees or commissions or other amounts to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

5.   Pre-Closing Covenants.

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) General. Each of the Parties will use its good faith reasonable efforts to take all actions and to do all things reasonable and necessary, including execution of additional documents and instruments of transfer, in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

     (b) Notices and Consents. Seller will give any notices to third parties, and Seller will use its reasonable best efforts to obtain any third party consents, that Buyer is obligated to obtain in connection with the transactions contemplated hereby provided however that Seller shall have no obligation to pay money or incur other monetary obligations to obtain such assignments or consents. Each of the Parties will give any notices to, make any filings with, and use its good faith reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies which such Party is required to make or obtain in connection with the transactions contemplated hereby. Notwithstanding anything contained herein to the contrary, Seller shall have provided notice of the transactions contemplated herein, the related objection deadline and the Bankruptcy Court hearing thereon to all of Seller's known creditors, including, without limitation, all creditors or parties in interest who assert an interest in any of the Acquired Assets or have filed a financing statement with respect to any of the Acquired Assets, all lessors of real or personal property and all parties to any executory contracts or unexpired leases with Seller.

     (c) Operation of Business. Seller will operate the Business only in the Ordinary Course of Business and will continue to offer its products at prices and upon terms and conditions similar to those currently being offered. Seller will not enter into any transaction other than in the Ordinary Course of Business or any transaction that is not at arm's length with an Affiliate of Seller.

     (d) Full Access. Seller will permit Parent and its representatives (which shall include the Buyer and its representative) and any prospective purchasers (and their representatives) of the Acquired Assets, Acquired Technology and/or Jointly Owned Technology from Buyer to have full access at all reasonable times at Parent's expense, and in a manner so as not to interfere with the normal business operations of Seller, to all premises, properties, personnel, books, records (including without limitation tax records), contracts, and documents of or pertaining to the Acquired Assets, as well as to the Acquired Technology. Parent, its representatives and such prospective purchasers and their respective representatives will treat and hold as such any Confidential Information of Seller that Parent or Buyer receives from Seller in the course of the reviews contemplated by this Section 5(d), will not use any of such Confidential

Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Seller all tangible embodiments (and all copies) of such Confidential Information which are in its possession.

     (e) Notice of Developments. Each Party will give prompt written notice to the other Party of any development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(e), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

     (f) Employees. For a period of the earlier of Closing or sixty (60) days following the date of this Agreement Buyer shall be free to employ or contract with any former employees of Seller.

6.   Conditions to Obligation to Close.

     (a) Conditions to Obligation of Parent and Buyer. The obligation of Parent and Buyer to consummate the transactions to be performed by each in connection with the Closing is subject to satisfaction of the following conditions:

          1. the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

          2. Seller shall have performed and complied with all of its covenants hereunder through the Closing;

          3. the consummation of the transactions contemplated hereby shall not violate any applicable law or regulation and there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          4. the sale and assignment transactions contemplated herein shall have been authorized by an order of the Bankruptcy Court authorizing a transfer of the Acquired Assets and Acquired Technology free and clear of liens, claims and interests as provided above and the performance of this Agreement by the Seller, with a finding of "good faith" within the meaning of
               Section 363(m) of the Bankruptcy Code, which order is enforceable and binding in nature and not subject to any stay (the "Bankruptcy Court Approval");

          5.   Seller,   Parent  and  Buyer  shall  have   received   all  other
               authorizations, consents, and approvals of governments, governmental agencies and other third parties referred to in
               Section 3(c) and Section 4(c) of the Disclosure Schedule;

          6. all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Parent and Buyer;

          7. Seller shall have executed and delivered to Buyer the Joint Ownership Agreement;

          8. each entity holding a Security Interest in the Acquired Assets, Acquired Technology and Jointly Owned Technology shall have executed a full and unconditional release of such Security
               Interest and shall have filed all documents and filings, including without limitation, UCC-3s, in all local and state jurisdictions necessary to release any and all such liens;

          9. Seller shall have delivered a bill of sale in form and substance satisfactory to Buyer transferring to Buyer the Acquired Assets, Acquired Technology and Jointly Owned Technology, free and clear of all Security Interests;

          10. Seller shall have caused to be filed with the Bankruptcy Court a certificate of service executed by bankruptcy counsel to Seller certifying service of notice of the proposed sale of assets contemplated by this Agreement on all creditors listed in Seller's matrix and/or Schedules and Statements filed with the Bankruptcy Court;

          11.  Seller   shall   have   executed   and   delivered   to  Buyer  a
               non-competition  agreement in the form attached hereto as Exhibit
               H;

          12. no material adverse change in the condition of the Acquired Assets, Acquired Technology and Jointly Owned Technology or the value of the Acquired Technology or Jointly Owned Technology shall have occurred after the date hereof, other than a material adverse effect caused primarily by VINA employees while providing services at Seller's facilities under the Transition Services Agreement; and

          13. Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in this Section 6(a) is satisfied in all respects.

Parent or Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          1. the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

          2. each of Parent and Buyer shall have performed and complied with all of their covenants hereunder through the Closing;

          3. the consummation of the transactions contemplated hereby shall not violate any applicable law or regulation and there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          4.   Bankruptcy Court Approval;

          5.   Seller,   Parent  and  Buyer  shall  have   received   all  other
               authorizations, consents, and approvals of governments, governmental agencies or other third parties referred to in
               Section 3(c) and Section 4(c) of the Disclosure Schedule;

          6. Buyer shall have executed and delivered to Seller the Joint Ownership Agreement;

          7. Parent shall have conveyed to Seller the notes, other debt instruments and a debt cancellation agreement as provided in
               Section 2(f) hereof as Purchase Consideration; and

          8. Parent and Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in this
               Section 6(b) is satisfied in all respects.

Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

7.   Tax Matters and Records.

     (a) Cooperation on Tax Matters. Parent, Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Income Tax Returns for Seller with respect to the Acquired Assets, the Acquired Technology and the Jointly Owned Technology for all periods after or prior to the Closing Date which are filed after the Closing Date and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller agrees (A) to retain all books and records with respect to Tax matters pertinent to Seller with respect to the Acquired Assets, the Acquired Technology and the Jointly Owned Technology relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Parent or Buyer, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Buyer so requests, Seller shall allow Buyer to take possession of such books and records.

     (b) Certain Taxes. All transfer, documentary, sales, use, stamp and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Buyer when due, and Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, and other Taxes and fees, and, if required by applicable law, Seller will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

     (c) Access to Records. For a period of six (6) months after Closing, Seller shall have reasonable access to transferred books and records to allow for administration of the bankruptcy estate, subject to reasonable use and confidentiality restrictions. For a period of six (6) months after Closing, Buyer shall not destroy any books and records predating the closing on less than fifteen (15) days' notice to Seller of the opportunity to take ownership and possession of such books and records at its cost and expense.

8.   Bankruptcy Court.

     (a) Bankruptcy Code Section 363(m). The Parties acknowledge and agree that Buyer is a "good faith purchaser" within the meaning of Section 363(m) of the Bankruptcy Code and is thereby entitled to the Bankruptcy Code protection afforded good faith, arm's-length buyers. In the event that any person files a Notice of Appeal from any order of the Bankruptcy Court approving or otherwise related to this Agreement and the underlying transactions, nothing in this Agreement constitutes or shall be construed or interpreted to constitute either a waiver of Section 363(m) or Buyer's consent to a stay of this Agreement, pending any appeal. At its option, to be exercised by written notice to Seller within five (5) business days after receipt of Seller's written notice referred to herein, Buyer may close this Agreement subsequent to the entry of the Bankruptcy Court Approval and during the applicable period for appeal, without waiving the protection afforded Buyer pursuant to Section 363(m) of the Bankruptcy Code.

     (b) Approval Procedures; Counteroffers. Each of Parent and Buyer acknowledges and understands that the Bankruptcy Court may require that an offer to purchase a debtor's assets be subject to counteroffers by third parties and that the Bankruptcy Court may conduct a bidding process at or prior to the hearing on approval of the sale of the Acquired Assets and Acquired Technology or the acquisition of joint interest in the Jointly Owned Technology contemplated by this Agreement; provided, however, Seller shall oppose, and shall not submit any motions, plans of reorganization or disclosure statements proposing, any counteroffer by a third party that (i) is made by an entity whose capital structure is not at least as financially sound as that of Parent, (ii) provides for a total purchase price payable pursuant to such counteroffer which does not exceed the value of the Purchase Consideration payable by Parent and Buyer hereunder plus the Overbid, and (iii) provides for repayment of the DIP Loan. Seller shall file a motion seeking approval of the Break Up Fee and the Overbid on or before the date which is two (2) days following the date of this Agreement. As provided herein, if another offer has been obtained and approved by the Bankruptcy Court, then Seller shall pay the Breakup Fee to Parent at the Closing of the sale to a third party. The obligation to pay such fee shall be an administrative expense payable from the proceeds of such sale and shall be a lien on the proceeds.

9.   Termination.

     (a)  Termination of Agreement. This Agreement may be terminated:

          1.   By the mutual written consent of Parent, Buyer and Seller;

          2. By either Parent, Buyer or Seller in writing, if the Closing does not occur on or prior to one hundred twenty (120) days following the date of this Agreement, provided that neither Parent, Buyer nor Seller may terminate this Agreement pursuant to this clause
               (2) if the Closing shall not have been consummated within such time period by reason of the failure of such Party to perform in all material respects any of its covenants or agreements contained in this Agreement;

          3. By either Seller, Parent or Buyer in writing, without liability to the terminating Party (provided the terminating Party is not otherwise in material default or in breach of this Agreement) if there has been a material misrepresentation or material breach of this Agreement by the other Party which is not cured within fifteen (15) days after such Party has been notified in writing of such breach and the intent to terminate this Agreement pursuant to this Section 9(a)(3);

          4. By Parent or Buyer if the Bankruptcy Court does not enter an order approving the Break Up Fee and bidding procedures in a form acceptable to Parent and Buyer on or prior to sixty (60) days following the date of this Agreement or the Bankruptcy Court Approval on or prior to sixty (60) days following the date of this Agreement;

          5. Appeals. Either Parent or Buyer shall have the right to terminate this Agreement, or postpone the Closing Date through the appeal period or if the sale of the Acquired Assets, Acquired Technology, or the acquisition of joint interest in the Jointly Owned Technology contemplated by this Agreement, is subject to any stay, pending any such appeal, at its exclusive option, without any liability to Seller or any of its successors in interest, if any order of the Bankruptcy Court approving, modifying or confirming this Agreement, providing for notice of any related court hearing, overruling any objection to this Agreement, or rejecting any purportedly "higher and/or better" offer(s) for the Acquired Assets, Acquired Technology, or the acquisition of joint interest in the Jointly Owned Technology contemplated by this Agreement, is modified or vacated by the Bankruptcy Court, or appealed by anyone and such person obtains an order staying consummation of any of the transactions contemplated by this Agreement, staying the occurrence of the Closing Date, or delaying the mailing or publication of any required notice. Seller shall provide Parent and Buyer with written notice of any such modification, appeal or stay immediately upon receipt of notice thereof, which notice to Parent and Buyer shall contain a copy of the notice of appeal or any other applicable pleadings, applications or orders. Parent and Buyer shall exercise their option to terminate this Agreement or postpone the Closing Date by written notice to Seller within five (5) business days after receipt of any such written notice from Seller.

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

10.  Miscellaneous.

     (a) Survival of Representations and Warranties. None of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder.

     (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (e)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Headings. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is delivered by hand (thereby effectuated immediately) and otherwise if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to Seller:                           Copy to:
     ------------                            -------
     Metrobility Optical Systems, Inc.       Hale and Dorr LLP
     25 Manchester Street                    60 State Street
     Merrimack, NH 03054                     Boston, MA 02109
     Attn: Alexander Saunders                Attn: John Sigel, Esq.

     If to Parent or Buyer:                  Copy to:
     ---------------------                   -------
     Sierra Ventures VII, L.P                Goodwin Procter LLP
     3000 Sand Hill Rd                       Exchange Place
     Bldg 4- 210                             Boston, MA 02109
     Menlo Park, CA 94025                    Attn: Jon D. Schneider, P.C.
     Attn: Jeffrey M. Drazan

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Parent, Buyer and Seller. Seller may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall, arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     (l) Incorporation of Exhibits and Schedules. The Exhibits and Schedules (including, without limitation, the Disclosure Schedule) identified in this Agreement are incorporated herein by reference and made a part hereof.

     (m) Parent Guarantee. Parent hereby agrees to cause Buyer to perform all of its obligations under this Agreement. The obligations of Parent hereunder shall be unconditional and absolute.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                        SIERRA VENTURES VII, L.P.


                                        By: /s/ Jeffrey M. Drazan
                                            ------------------------------------
                                            Title: General Partner


                                        MOS ACQUISITION CORPORATION


                                        By: /s/ Jeffrey M. Drazan
                                            ------------------------------------
                                            Title: President


                                        METROBILITY OPTICAL SYSTEMS, INC.


                                        By: /s/ Alex Saunders
                                            ------------------------------------
                                            Title: President and CEO

                                                                         ANNEX F

                                   OPINION OF
                           THOMAS WEISEL PARTNERS LLC

October 17, 2001

Special Committee of the Board of Directors
VINA Technologies, Inc.
39745 Eureka Drive
Newark, California 94560

Gentlemen:

     We understand that MOS Acquisition Corporation, a Delaware corporation (the "Company"), and VINA Technologies, Inc., a Delaware corporation ("Buyer"), have entered into an Agreement and Plan of Merger, dated as of October 17, 2001 (the "Merger Agreement"), pursuant to which the Company will be merged with and into the Buyer (the "Merger"). Pursuant to the Merger, as more fully described in the Merger Agreement and as further described to us by management of Buyer, we understand that each outstanding share of the common stock, par value $.0001 per share (the "Company Common Stock"), of the Company will be converted into and exchanged for the following consideration (the "Merger Consideration"): (1) in the event that the requisite stockholder approval of the issuance of shares of common stock, par value $.0001 per share ("Buyer Common Stock"), of Buyer pursuant to the Merger Agreement in a manner that complies with Rule 4350(i) of the Nasdaq Stock Market (the "Requisite Stockholder Approval") has not been obtained prior to the Effective Time (as defined in the Merger Agreement), the right to receive a promissory note in the form attached to the Merger Agreement as Exhibit B that is convertible upon receipt of the Requisite Stockholder Approval into 2,217,527 shares of Buyer Common Stock and that provides for interest at a per annum rate of 6% and for a principal amount in United States dollars equal to (a) two million divided by (b) the total number of shares of Company Common Stock issued and outstanding at the Effective Time or (2) in the event that the Requisite Stockholder Approval has been obtained prior to the Effective Time, the right to receive a number of shares of Buyer Common Stock equal to (a) 2,217,527 divided by (b) the total number of shares of Company Common Stock issued and outstanding at the Effective Time.

     We also understand that Buyer has entered into a Post-Petition Loan Agreement, dated as of October 17, 2001 (the "Loan Agreement"), with Metrobility Optical Systems, Inc., a Delaware corporation ("Seller"). Pursuant to the Loan Agreement, as more fully described to us by management of Buyer, Buyer will loan to Seller up to $500,000 (the "Loan") in two tranches, the first tranche of which may consist of up to two draw-downs in an aggregate principal amount with respect to both draw-downs of up to $250,000 and may be borrowed by Seller upon bankruptcy court approval of the Loan, and subject to certain other conditions described in the Loan Agreement, which may occur prior to the consummation of the Merger and the Asset Acquisition (as defined below), and the second tranche of which may consist of up to two draw-downs in an aggregate principal amount with respect to both draw-downs of up to $250,000 and, subject to certain conditions described in the Loan Agreement, may be borrowed by Seller upon consummation of the Asset Acquisition. Both tranches of the Loan will be due and payable on the first to occur of (1) the date Seller sells assets specifically used in connection with Seller's Metrobility Optical Systems business having a fair market value greater than or equal to 50% of the fair market value of all such assets on the date of the Loan Agreement; and (2) (a) if the Asset Acquisition is consummated before the date that is 120 days after the date of the Loan Agreement on the earlier of (x) the effective date of a confirmed Chapter 11 plan in the bankruptcy case relating to Seller and (y) one year after the date of the Loan Agreement and (b) if otherwise, on the first to occur of
(i) the date that is 120 days after the date of the Loan Agreement and (ii) the date that the Assets (as defined below) are sold by Seller to any person other than Sierra (as defined below). As used in this opinion, "Consideration" refers to both the Merger Consideration and the Loan and "Transaction" refers collectively to the Merger, the Loan and the Asset Acquisition.

     We also understand that the Company has entered into an Asset Purchase Agreement, dated as of October 17, 2001 (the "Asset Purchase Agreement"), by and among Sierra Ventures VII, L.P., a California limited partnership and the parent company of the Company ("Sierra"), Seller and the Company. Pursuant to the Asset Purchase Agreement, as more fully described to us by management of Buyer, the Company will acquire (the "Asset Acquisition") from Seller the Acquired Assets, the Acquired Technology and the Jointly Owned Technology (each as defined in the Asset Purchase Agreement) related to Seller's optical concentration business (the "Optical Concentration Business") prior to the Effective Time.

Special Committee of the Board of Directors
VINA Technologies, Inc.
October 17, 2001
Page 2


     You have asked for our opinion as investment bankers as to whether the Consideration to be paid by Buyer in connection with the Transaction is fair to Buyer from a financial point of view, as of the date hereof. As you are aware, we were not retained to nor did we advise Buyer with respect to alternatives to the Transaction or Buyer's underlying decision to proceed with or effect the Transaction.

     In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Buyer, including the consolidated financial statements for recent years and interim periods to June 30, 2001 and certain other relevant financial and operating data relating to Buyer made available to us from published sources and from the internal records of the Buyer; (ii) reviewed the Merger Agreement; (iii) reviewed the Loan Agreement; (iv) reviewed the Asset Purchase Agreement; (v) reviewed certain publicly available information concerning the trading of, and the trading market for, Buyer Common Stock; (vi) compared Buyer and the Forecasts (as defined below) as they relate to the Optical Concentration Business from a financial point of view with certain other companies in the communications equipment industry which we deemed to be relevant; (vii) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the communications equipment industry which we deemed to be comparable, in whole or in part, to the Merger;
(viii) reviewed and discussed with representatives of the management of Buyer certain information of a business and financial nature regarding the Optical Concentration Business and Buyer, furnished to us by management of Buyer, including two sets of financial forecasts and related assumptions with respect to the Optical Concentration Business and financial forecasts and related assumptions with respect to Buyer, in each case prepared by management of Buyer (collectively, the "Forecasts"); (ix) made inquiries regarding and discussed the Merger, the Loan and the Asset Acquisition and the Merger Agreement, the Loan Agreement and the Asset Purchase Agreement and other matters related thereto with Buyer's counsel; and (x) performed such other analyses and examinations as we have deemed appropriate. We note that the Optical Concentration Business has never had any revenues and that no audited financial information with respect to the Optical Concentration Business has been prepared and, accordingly, no such information has been reviewed by us and that the Company is a newly formed entity with no financial statements or other financial information.

     In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the Forecasts for the Optical Concentration Business and Buyer provided to us by management of Buyer, upon advice of management of Buyer and with your consent we have assumed for purposes of our opinion that the Forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of management of Buyer at the time of preparation based on the respective assumptions included therein as to the future financial performance of the Optical Concentration Business and Buyer and that the Forecasts provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in the assets, financial condition, results of operations, business or prospects of the Optical Concentration Business from the information described to us by management of Buyer. We have relied on advice of counsel to Buyer as to all legal matters with respect to Seller, the Company, the Merger, the Loan, the Asset Acquisition, the Merger Agreement, the Loan Agreement and the Asset Purchase Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of the Optical Concentration Business or Buyer, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

Special Committee of the Board of Directors
VINA Technologies, Inc.
October 17, 2001
Page 3


     We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, that the Loan will be consummated in accordance with the terms described in the Loan Agreement and that the Asset Acquisition will be consummated in accordance with the terms of the Asset Purchase Agreement, without any further amendments to the Merger Agreement, the Loan Agreement or the Asset Purchase Agreement, respectively, and without waiver by Buyer of any of the conditions to its obligations under the Merger Agreement and the Loan Agreement and without waiver by the Company or Sierra of any of the conditions to their obligations under the Asset Purchase Agreement.

     We will receive a fee for our services in connection with the Merger. In the ordinary course of our business, we actively trade the equity securities of Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have also acted as an underwriter in connection with the initial public offering of common stock of Buyer and performed various investment banking services for Buyer.

     Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be paid by Buyer pursuant to the Transaction is fair to Buyer from a financial point of view, as of the date hereof.

     This opinion is directed to the Special Committee of the Board of Directors of Buyer in its consideration of the Transaction and is not a recommendation to any stockholder as to how such stockholder should vote with respect to any aspect of the Transaction. Further, this opinion addresses only the financial fairness of the Consideration to Buyer and does not address the relative merits of the Transaction and any alternatives to the Transaction, Buyer's underlying decision to proceed with or effect the Transaction, or any other aspect of the Transaction. This opinion may not be used or referred to by Buyer, or quoted or disclosed to any person in any manner, without our prior written consent, except that it may be disclosed in connection with any proxy statement used in connection with the Transaction so long as this letter is quoted in full in such proxy statement. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                        Very truly yours,


                                        /s/ THOMAS WEISEL PARTNERS LLC

PROXY                                                                      PROXY

                             VINA TECHNOLOGIES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    For Special Meeting -- December 17, 2001

     STEVEN M. BAUMAN and STANLEY E. KAZMIERCZAK, or any of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth below and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of VINA Technologies, Inc. ("VINA") the undersigned is entitled to vote at the Special Meeting of Stockholders of VINA to be held at VINA's offices at 39745 Eureka Drive, Newark, California 94560 on December 17, 2001 at 2:00 p.m., Pacific Time, or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

     1. To approve the issuance and sale of up to an aggregate of 21,226,168 shares of VINA common stock and warrants to purchase 6,794,617 shares of VINA common stock pursuant to the securities purchase agreements as described in the accompanying Proxy Statement:

          [ ] FOR                      [ ] AGAINST                   [ ] ABSTAIN

     2. To approve the issuance of an aggregate of 2,217,527 shares of VINA common stock to Sierra Ventures VII, L.P. and Sierra Ventures Associates VII, LLC, either upon the effectiveness of, or pursuant to the conversion of the promissory notes issued in connection with, the merger of MOS Acquisition Corporation with and into VINA, as described in the accompanying Proxy Statement:

          [ ] FOR                      [ ] AGAINST                   [ ] ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE ISSUANCE OF THE COMMON SHARES AND WARRANTS OF VINA PURSUANT TO PROPOSAL 1 AND FOR THE APPROVAL OF THE ISSUANCE OF THE COMMON SHARES OF VINA PURSUANT TO PROPOSAL 2.

                               VINA TECHNOLOGIES, INC.
                               Special Meeting of Stockholders December 17, 2001



                               Dated this ________ day of ________, 2001



                               -------------------------------------------------
                                           (Signature of Stockholder)



                               -------------------------------------------------
                                           (Signature of Stockholder)


                               Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder must sign.


           Please Mark, Sign, Date and Mail This Proxy Card Promptly,
                           Using the Enclosed Envelope

                                       -2-